     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2002



                                                    REGISTRATION NOS. 333-88560;



                                               333-88560-01 THROUGH 333-88560-77

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ---------------------


                               AMENDMENT NO. 1 TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

MERISTAR HOSPITALITY OPERATING        MERISTAR HOSPITALITY             MERISTAR HOSPITALITY
       PARTNERSHIP, L.P.                FINANCE CORP. II                 FINANCE CORP. III
   (Exact name of Registrant        (Exact name of Registrant        (Exact name of Registrant
 as specified in its charter)     as specified in its charter)     as specified in its charter)

           DELAWARE                         DELAWARE                         DELAWARE
(State or other jurisdiction of  (State or other jurisdiction of  (State or other jurisdiction of
incorporation or organization)   incorporation or organization)   incorporation or organization)

             7011                             7011                             7011
 (Primary Standard Industrial     (Primary Standard Industrial     (Primary Standard Industrial
  Classification Code Number)      Classification Code Number)      Classification Code Number)

          75-2648837                           --                           46-0467463
 (IRS Employer Identification     (IRS Employer Identification     (IRS Employer Identification
             No.)                             No.)                             No.)

  1010 WISCONSIN AVENUE, N.W.      1010 WISCONSIN AVENUE, N.W.      1010 WISCONSIN AVENUE, N.W.
    WASHINGTON, D.C. 20007           WASHINGTON, D.C. 20007           WASHINGTON, D.C. 20007
        (202) 965-4455                   (202) 965-4455                   (202) 965-4455
 (Address, including zip code,    (Address, including zip code,    (Address, including zip code,
and telephone number, including  and telephone number, including  and telephone number, including
  area code, of Registrant's       area code, of Registrant's       area code, of Registrant's
 principal executive offices)     principal executive offices)     principal executive offices)

                          CHRISTOPHER L. BENNETT, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                        MERISTAR HOSPITALITY CORPORATION
                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON D.C. 20007
                                 (202) 965-4455
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   Copies to:

                           RICHARD S. BORISOFF, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                             ---------------------

     APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                                                     PRIMARY
                                                                                                                     STANDARD
                                                            JURISDICTION OF                 I.R.S.                  INDUSTRIAL
EXACT NAME OF GUARANTOR REGISTRANT                          INCORPORATION/                 EMPLOYEE               CLASSIFICATION
AS SPECIFIED IN ITS CHARTER                                    FORMATION              IDENTIFICATION NO.             CODE NO.
----------------------------------                          ---------------           ------------------          --------------
MeriStar Hospitality Corporation....................... Maryland                  75-2648842                           6798
MeriStar Acquisition Company, L.L.C.................... Delaware                  52-2132724                           7011
AGH PSS I, Inc. ....................................... Delaware                  52-2157232                           7011
AGH UPREIT LLC......................................... Delaware                  75-2656872                           7011
MeriStar Sub 4C, L.P. ................................. Delaware                  76-0517194                           7011
MeriStar Sub 4G, L.P. ................................. Delaware                  76-0548501                           7011
MeriStar Sub 4F, L.P. ................................. Delaware                  75-2725881                           7011
MeriStar Sub 4E, L.P. ................................. Delaware                  74-2852380                           7011
MeriStar Sub 4H, L.P. ................................. Delaware                  75-2725879                           7011
MeriStar Sub 4B, L.P. ................................. Delaware                  75-2694056                           7011
MeriStar Sub 4I, L.P. ................................. Delaware                  75-2694059                           7011
MeriStar Sub 7H, LLC................................... Delaware                  36-4021251                           7011
MeriStar Sub 1B, LLC................................... Delaware                  91-1689447                           7011
MeriStar Sub 7G, LLC................................... Delaware                  34-1808020                           7011
MeriStar Sub 6J, LLC................................... Delaware                  52-1964079                           7011
MeriStar Sub 6K, LLC................................... Delaware                  54-1823125                           7011
MeriStar Sub 6I, LLC................................... Delaware                  54-1807527                           7011
MeriStar Sub 3D, LLC................................... Delaware                  87-0553144                           7011
MeriStar Sub 5R, LLC................................... Delaware                  52-1964084                           7011
MeriStar Sub 5A, LLC................................... Delaware                  52-1964081                           7011
MeriStar Sub 6G, LLC................................... Delaware                  52-1999173                           7011
MeriStar Sub 3A, LLC................................... Delaware                  84-1360788                           7011
MeriStar Sub 1A, LLC................................... Delaware                  33-0727945                           7011
MeriStar Sub 5E, LLC................................... Delaware                  31-1566303                           7011
MeriStar Sub 5D, LLC................................... Delaware                  52-2050953                           7011
MeriStar Sub 4J, LLC................................... Delaware                  73-1526587                           7011
MeriStar Sub 6C, LLC................................... Delaware                  23-2895342                           7011
MeriStar Sub 4D, LLC................................... Delaware                  43-1760635                           7011
MeriStar Sub 6E, LLC................................... Delaware                  54-1854024                           7011
MeriStar Sub 6D, LLC................................... Delaware                  52-2039522                           7011
MeriStar Sub 5C, LLC................................... Delaware                  58-2326478                           7011
MeriStar Sub 7E, LLC................................... Delaware                  38-3370983                           7011
MeriStar Sub 3C, LLC................................... Delaware                  86-0892459                           7011
MeriStar Sub 3B, LLC................................... Delaware                  91-1867278                           7011
MeriStar Sub 8D, LLC................................... Delaware                  22-3542416                           7011
MeriStar Sub 7F, LLC................................... Delaware                  35-2008353                           7011
MeriStar Sub 7D, LLC................................... Delaware                  52-2052623                           7011
MeriStar Sub 8E, LLC................................... Delaware                  52-2061475                           7011
MeriStar Sub 8C, LLC................................... Delaware                  52-2088410                           7011
MeriStar Sub 6B, LLC................................... Delaware                  52-2077796                           7011
MeriStar Sub 6A, LLC................................... Delaware                  52-2077797                           7011
MeriStar Sub 6F, LLC................................... Delaware                  52-2086427                           7011
MeriStar Sub 8B, LLC................................... Delaware                  52-2089189                           7011
MeriStar Sub 1E, L.P. ................................. Delaware                  77-0440856                           7011
MeriStar Sub 1D, L.P. ................................. Delaware                  94-3288332                           7011
MeriStar Sub 1C, L.P. ................................. Delaware                  33-0751707                           7011
MeriStar Sub 5M, LLC................................... Delaware                  65-0872699                           7011
MeriStar Sub 5Q, LLC................................... Delaware                  65-0873007                           7011
MeriStar Sub 5K, LLC................................... Delaware                  59-3540019                           7011
MeriStar Sub 5O, LLC................................... Delaware                  65-0872703                           7011
MeriStar Sub 5I, LLC................................... Delaware                  65-0872702                           7011
MeriStar Sub 5N, LLC................................... Delaware                  65-0872700                           7011
MeriStar Sub 5P, LLC................................... Delaware                  65-0872206                           7011
MeriStar Sub 5L, LLC................................... Delaware                  65-0872699                           7011
MeriStar Sub 5H, LLC................................... Delaware                  59-3540022                           7011
MeriStar Sub 5J, LLC................................... Delaware                  65-0873008                           7011
MeriStar Sub 2B, LLC................................... Delaware                  GST 88511 9826 RT0001                7011
MeriStar Sub 2D, LLC................................... Delaware                  88511 7622 GST 88511 7622            7011
                                                                                  RT0001
MeriStar Sub 2C, LLC................................... Delaware                  88511 0627 GST 88511 0627            7011
                                                                                  RT0001

                                                                                                                     PRIMARY
                                                                                                                     STANDARD
                                                            JURISDICTION OF                 I.R.S.                  INDUSTRIAL
EXACT NAME OF GUARANTOR REGISTRANT                          INCORPORATION/                 EMPLOYEE               CLASSIFICATION
AS SPECIFIED IN ITS CHARTER                                    FORMATION              IDENTIFICATION NO.             CODE NO.
----------------------------------                          ---------------           ------------------          --------------
MeriStar Sub 2A, LLC................................... Delaware                  88511 3621 GST 88511 3621            7011
                                                                                  RT0001
MeriStar Sub 7C, LLC................................... Delaware                  75-2692575                           7011
MeriStar Sub 7B, L.P................................... Delaware                  36-4138496                           7011
MeriStar Sub 6L, LLC................................... Delaware                  75-2717284                           7011
MDV Limited Partnership................................ Texas                     75-2547035                           7011
MeriStar Sub 4A, L.P. ................................. Texas                     75-2613712                           7011
MeriStar Sub 5G, L.P. ................................. Florida                   59-3272431                           7011
MeriStar Sub 6H, L.P. ................................. Delaware                  56-1959721                           7011
MeriStar Sub 5F, L.P. ................................. Florida                   59-2412469                           7011
MeriStar Hotel Lessee, Inc. ........................... Delaware                  52-2275057                           7011
MeriStar Sub 6M Company................................ Maryland                  52-2290279                           7011
MeriStar LP, Inc. ..................................... Nevada                    52-2101842                           7011
MeriStar Sub 7A Joint Venture.......................... Ohio                      75-2660903                           7011
MeriStar Sub 8A, LLC................................... Delaware                  22-3555262                           7011
MeriStar Sub 8F, L.P. ................................. Texas                     75-2512515                           7011
MeriStar Sub 8G, LLC................................... Delaware                  75-2656877                           7011

                                EXPLANATORY NOTE


     This registration statement includes two prospectuses. The first prospectus relates to the offer to exchange $250,000,000 of the 10 1/2% Senior Notes due 2009 of MeriStar Hospitality Operating Partnership, L.P. and MeriStar Hospitality Finance Corp. II. The second prospectus relates to the offer to exchange $200,000,000 of the 9 1/8% Senior Notes due 2011 of MeriStar Hospitality Operating Partnership, L.P. and MeriStar Hospitality Finance Corp. III.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 14, 2002


PROSPECTUS

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     MERISTAR HOSPITALITY FINANCE CORP. II

     OFFER TO EXCHANGE $250,000,000 OF THEIR 10 1/2% SENIOR NOTES DUE 2009

                          TERMS OF THE EXCHANGE OFFER

     - It will expire at 5:00 p.m., New York City time, on --, 2002, unless we extend it.

     - If all the conditions to this exchange offer are satisfied, we will exchange all initial notes that are validly tendered and not withdrawn.

     - You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

     - The exchange notes that we will issue in the exchange offer will be substantially identical to your initial notes except that, unlike the initial notes, the exchange notes will have no transfer restrictions or registration rights.

     - The exchange notes are new securities with no established market for trading.

      BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this prospectus is --, 2002.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................     1
Risk Factors................................................     9
Use of Proceeds.............................................    21
Ratio of Earnings to Fixed Charges..........................    22
Capitalization..............................................    23
The Exchange Offer..........................................    24
Description of the Exchange Notes...........................    35
United States Federal Tax Considerations....................    71
ERISA Considerations........................................    75
Plan of Distribution........................................    77
Legal Matters...............................................    77
Experts.....................................................    77
Available Information.......................................    78
Incorporation by Reference..................................    79

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

     - the current slowdown of the national economy;

     - economic conditions generally and the real estate market specifically;

     - the impact of the September 11, 2001 terrorist attacks or actual or threatened future terrorist incidents;

     - legislative/regulatory changes, including changes to laws governing the taxation of REITs;

     - availability of capital;

     - interest rates;

     - competition;

     - supply and demand for hotel rooms in our current and proposed market areas; and

     - changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

     These risks and uncertainties, along with the risk factors discussed in the section entitled "Risk Factors", should be considered in evaluating any forward-looking statements contained in this prospectus.

     We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offer. You should read this entire prospectus carefully, including the section entitled "Risk Factors" beginning on page 9 and the financial statements, including the notes to those financial statements, included elsewhere in this prospectus.

     Unless the context otherwise requires, the words "we," "our," "us," and "MeriStar LP" refer to MeriStar Hospitality Operating Partnership, L.P. and its direct and indirect subsidiaries. The term "initial notes" refers to the 10 1/2% Senior Notes due 2009 that were issued on December 19, 2001. The term "exchange notes" refers to the 10 1/2% Senior Notes due 2009 being offered by this prospectus. The term "notes" refers to the initial notes and the exchange notes, collectively.

                               ABOUT OUR COMPANY

     We own a portfolio of primarily upscale, full-service hotels. We are the operating partnership of MeriStar Hospitality Corporation, a real estate investment trust that operates all of its business through us. MeriStar Hospitality Corporation, which we also refer to as MeriStar, is our sole general partner and controls us. As of March 31, 2002, we owned 112 hotels with 28,653 rooms. The hotels are located in major metropolitan areas or rapidly growing secondary markets in the United States and Canada. A majority of the hotels are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Radisson(R), Doubletree(R) and Embassy Suites(R).

     We believe that the upscale, full-service segment of the lodging industry offers strong potential operating results and investment opportunities. The real estate market has recently experienced a significant slowdown in the construction of upscale, full-service hotels. Also, upscale, full-service hotels have particular appeal to both executives and upscale leisure travelers. We believe the combination of these factors offers good potential ownership opportunities for us in this sector of the lodging industry.

     MeriStar Hospitality Corporation and our company were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, and its associated entities merged with CapStar Hotel Company and its associated entities. MeriStar Hospitality Finance Corp. II is a wholly-owned, special purpose subsidiary of our company that was created on December 7, 2001. The principal executive office of the issuers is located at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007. Our telephone number is
(202) 965-4455.

                                 THE PROPERTIES

     The following is a summary of our brand affiliations as of March 31, 2002:

                                                              NUMBER OF
                                                              PROPERTIES
                                                              ----------
Hilton Brands:
  Embassy Suites............................................       3
  Doubletree and Doubletree Guest Suites....................       6
  Hilton and Hilton Suites..................................      23
Six Continents Brands:
  Holiday Inn...............................................      10
  Crowne Plaza and Crowne Plaza Suites......................       5
  Holiday Inn Select........................................       4
Starwood Brands:
  Sheraton and Sheraton Suites..............................      11
  Westin....................................................       4
Marriott Brands:
  Courtyard by Marriott.....................................       5
  Marriott..................................................       3
Radisson Brands:
  Radisson..................................................      12
Other.......................................................      26
                                                                 ---
          Total Hotels......................................     112
                                                                 ===

FRANCHISES

     We employ a flexible strategy in selecting brand names based on a particular hotel's market environment and the hotel's unique characteristics. Accordingly, we use various national trade names under licensing arrangements with national franchisors.

                         SUMMARY OF THE EXCHANGE OFFER

     MeriStar Hospitality Operating Partnership and MeriStar Hospitality Finance Corp. II, the issuers, are offering to exchange $250,000,000 aggregate principal amount of their 10 1/2% Senior Notes due 2009 for like amounts of their existing 10 1/2% Senior Notes due 2009. The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.

THE EXCHANGE OFFER..................     The issuers will exchange their
                                         exchange notes for a like aggregate
                                         principal amount at maturity of their
                                         initial notes. In order to exchange
                                         your initial notes, you must properly
                                         tender them to the issuers and we must
                                         accept your tender. The issuers will
                                         exchange all outstanding initial notes
                                         that are validly tendered and not
                                         validly withdrawn.

EXPIRATION DATE.....................     This exchange offer will expire at 5:00
                                         p.m., New York City time, on --, 2002,
                                         unless the issuers decide to extend it.

CONDITIONS TO THE EXCHANGE OFFER....     The issuers will complete this exchange
                                         offer unless the exchange offer is not
                                         permissible under applicable law or
                                         Securities and Exchange Commission
                                         policy.

                                         Please refer to the section in this
                                         prospectus entitled "The Exchange
                                         Offer -- Terms of the Exchange
                                         Offer -- Conditions to the Exchange
                                         Offer."

PROCEDURES FOR TENDERING INITIAL
NOTES...............................     To participate in this exchange offer,
                                         you must complete, sign and date the
                                         letter of transmittal or its facsimile
                                         and transmit it, together with your
                                         initial notes to be exchanged and all
                                         other documents required by the letter
                                         of transmittal, to U.S. Bank Trust
                                         National Association, as exchange
                                         agent, at its address indicated under
                                         "The Exchange Offer -- Terms of the
                                         Exchange Offer -- Exchange Agent." In
                                         the alternative, you can tender your
                                         initial notes by book-entry delivery
                                         following the procedures described in
                                         this prospectus. If your initial notes
                                         are registered in the name of a broker,
                                         dealer, commercial bank, trust company
                                         or other nominee, you should contact
                                         that person promptly to tender your
                                         initial notes in this exchange offer.
                                         For more information on tendering your
                                         initial notes, please refer to the
                                         section in this prospectus entitled
                                         "The Exchange Offer -- Terms of the
                                         Exchange Offer -- Procedures for
                                         Tendering Initial Notes."

GUARANTEED DELIVERY PROCEDURES......     If you wish to tender your initial
                                         notes and you cannot get the required
                                         documents to the exchange agent on
                                         time, you may tender your initial notes
                                         by using the guaranteed delivery
                                         procedures described under the section
                                         of this prospectus entitled "The
                                         Exchange Offer -- Terms of the Exchange
                                         Offer --

                                         Procedures for Tendering Initial
                                         Notes -- Guaranteed Delivery
                                         Procedure."

WITHDRAWAL RIGHTS...................     You may withdraw the tender of your
                                         initial notes at any time before 5:00
                                         p.m., New York City time, on the
                                         expiration date of the exchange offer.
                                         To withdraw the tender, you must send a
                                         written or facsimile transmission
                                         notice of withdrawal to the exchange
                                         agent at its address indicated under
                                         the "The Exchange Offer -- Terms of the
                                         Exchange Offer -- Exchange Agent"
                                         before 5:00 p.m., New York City time,
                                         on the expiration date of the exchange
                                         offer.

ACCEPTANCE OF INITIAL NOTES AND
DELIVERY OF EXCHANGE NOTES..........     If all the conditions to the completion
                                         of this exchange offer are satisfied,
                                         the issuers will accept any and all
                                         initial notes that are properly
                                         tendered in this exchange offer on or
                                         before 5:00 p.m., New York City time,
                                         on the expiration date. The issuers
                                         will return any initial note that they
                                         do not accept for exchange to you
                                         without expense as promptly as
                                         practicable after the expiration date.
                                         The issuers will deliver the exchange
                                         notes to you as promptly as practicable
                                         after the expiration date and
                                         acceptance of your initial notes for
                                         exchange. Please refer to the section
                                         in this prospectus entitled "The
                                         Exchange Offer -- Terms of the Exchange
                                         Offer -- Acceptance of Initial Notes
                                         for Exchange; Delivery of Exchange
                                         Notes."

FEDERAL INCOME TAX CONSIDERATIONS
RELATING TO THE EXCHANGE OFFER......     Exchanging your initial notes for
                                         exchange notes will not be a taxable
                                         event to you for United States federal
                                         income tax purposes. Please refer to
                                         the section of this prospectus entitled
                                         "United States Federal Tax
                                         Considerations."

EXCHANGE AGENT......................     U.S. Bank Trust National Association is
                                         serving as exchange agent in this
                                         exchange offer.

FEES AND EXPENSES...................     The issuers will pay all expenses
                                         related to this exchange offer. Please
                                         refer to the section of this prospectus
                                         entitled "The Exchange Offer -- Terms
                                         of the Exchange Offer -- Fees and
                                         Expenses."

USE OF PROCEEDS.....................     The issuers will not receive any
                                         proceeds from the issuance of the
                                         exchange notes. The issuers are making
                                         this exchange offer solely to satisfy
                                         their obligations under their
                                         registration rights agreement.

CONSEQUENCES TO HOLDERS WHO DO NOT
PARTICIPATE IN THE EXCHANGE OFFER...     If you do not participate in this
                                         exchange offer:

                                         - you will not necessarily be able to
                                           require the issuers to register your
                                           initial notes under the Securities
                                           Act,

                                         - you will not be able to resell, offer
                                           to resell or otherwise transfer your
                                           initial notes unless they are
                                         registered under the Securities Act or
                                         unless you resell, offer to resell or
                                         otherwise transfer them under an
                                         exemption from the registration
                                         requirements of, or in a transaction
                                         not subject to, the Securities Act, and

                                         - the trading market for your initial
                                           notes will become more limited to the
                                           extent other holders of initial notes
                                           participate in the exchange offer.


RISK FACTORS........................     Please refer to the section in this
                                         prospectus entitled "Risk
                                         Factors -- Your failure to participate
                                         in the exchange offer will have adverse
                                         consequences."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

ISSUERS.............................     MeriStar Hospitality Operating
                                         Partnership, L.P. and MeriStar
                                         Hospitality Finance Corp. II.

SECURITIES OFFERED..................     $250,000,000 aggregate principal amount
                                         of 10 1/2% Senior Notes due 2009.

                                         The form and terms of the exchange
                                         notes are the same as the form and
                                         terms of the initial notes, except that
                                         the exchange notes will be registered
                                         under the Securities Act, will not bear
                                         legends restricting their transfer and
                                         will not be entitled to registration
                                         rights under our registration rights
                                         agreement. The exchange notes will
                                         evidence the same debt as the initial
                                         notes, and both the initial notes and
                                         the exchange notes will be governed by
                                         the same indenture.

MATURITY DATE.......................     June 15, 2009.

INTEREST PAYMENT DATES..............     June 15 and December 15, of each year,
                                         commencing June 15, 2002.

MANDATORY REDEMPTION................     None.

GUARANTEES..........................     The issuers' payment obligations under
                                         the exchange notes will be
                                         unconditionally guaranteed on a senior,
                                         unsecured basis by MeriStar Hospitality
                                         Corporation and by all of the
                                         subsidiaries that guarantee our payment
                                         obligations under our senior secured
                                         credit facility. Under some future
                                         circumstances, we or MeriStar
                                         Hospitality Corporation may be required
                                         to cause one or more other subsidiaries
                                         to guarantee the exchange notes on a
                                         senior, unsecured basis. The guarantees
                                         will rank equally with all of the
                                         guarantors' existing and future
                                         unsecured senior debt and senior to all
                                         of the guarantors' subordinated debt.
                                         The guarantees will be effectively
                                         subordinated to all of the guarantors'
                                         secured debt. For more information
                                         about the guarantees, please refer to
                                         the section of this prospectus entitled
                                         "Description of the Exchange
                                         Notes -- Guarantees."


OPTIONAL REDEMPTION.................     At any time on or after December 15,
                                         2005, the issuers may redeem all or
                                         part of the exchange notes at the
                                         redemption prices specified in this
                                         prospectus under "Description of the
                                         Exchange Notes -- Optional Redemption,"
                                         plus accrued and unpaid interest and
                                         liquidated damages, if any, to the date
                                         of redemption.


                                         At any time before December 15, 2004,
                                         the issuers may redeem up to 35% of the
                                         aggregate principal amount of the notes
                                         with the proceeds of one or more public
                                         offerings of the common equity of
                                         MeriStar Hospitality Corporation at a
                                         redemption price equal to 110.500% of
                                         the principal amount, plus accrued and
                                         unpaid interest and liquidated damages,
                                         if any, to
                                         the date of redemption; provided that
                                         at least 65% of the original principal
                                         amount of the notes remains outstanding
                                         immediately after each such redemption.


                                         Please refer to the section of this
                                         prospectus entitled "Description of the
                                         Exchange Notes -- Optional Redemption."


CHANGE OF CONTROL...................     In the event of a change of control of
                                         our company or MeriStar Hospitality
                                         Corporation, you will have the right to
                                         require us to purchase all or any part
                                         of your exchange notes at a purchase
                                         price in cash equal to 101% of the
                                         aggregate principal amount of the
                                         exchange notes, plus accrued and unpaid
                                         interest and liquidated damages, if
                                         any, to the date of purchase. Please
                                         refer to the section of this offering
                                         memorandum entitled "Description of the
                                         Exchange Notes -- Repurchase at the
                                         Option of Holders -- Change of
                                         Control."

RANKING.............................     The exchange notes will be the issuers'
                                         general unsecured, senior obligations
                                         and will rank equally with all of the
                                         issuers' existing and future unsecured
                                         senior debt and senior to all of the
                                         issuers' subordinated debt. The
                                         exchange notes will be effectively
                                         subordinated to all of our and our
                                         subsidiaries' secured debt and to all
                                         other debt of our non-guarantor
                                         subsidiaries, including without
                                         limitation trade payables in the
                                         ordinary course.

                                         As of March 31, 2002, we, MeriStar
                                         Hospitality Corporation and our
                                         respective subsidiaries on a
                                         consolidated basis had approximately
                                         $1.7 billion of indebtedness
                                         outstanding, including $1.4 billion of
                                         senior debt. The $1.4 billion of senior
                                         debt includes $369.6 million of
                                         non-recourse indebtedness of our
                                         non-guarantor subsidiaries to which the
                                         exchange notes will be effectively
                                         subordinated, which indebtedness is
                                         secured by all of the assets of such
                                         subsidiaries. As of March 31, 2002, our
                                         non-guarantor subsidiaries had total
                                         assets of $1.5 billion.

COVENANTS...........................     The indenture under which the exchange
                                         notes will be issued limits our ability
                                         and the ability of MeriStar Hospitality
                                         Corporation and our respective
                                         restricted subsidiaries to:

                                         - incur indebtedness and issue
                                           disqualified stock or, in the case of
                                           subsidiaries, preferred stock;

                                         - pay dividends or other distributions;

                                         - repurchase equity interests and
                                           subordinated indebtedness, or make
                                           other specified restricted payments;

                                         - consummate specific asset sales;

                                         - enter into certain transactions with
                                           affiliates;

                                         - make investments;

                                         - create or incur some liens; or

                                         - merge or consolidate with any other
                                           person or sell, assign, transfer,
                                           lease, convey or otherwise dispose of
                                           all or substantially all of our
                                           assets.


                                         All of these limitations and
                                         prohibitions have a number of important
                                         qualifications and exceptions. Please
                                         refer to the section of this prospectus
                                         entitled "Description of the Exchange
                                         Notes -- Covenants" and "-- Repurchase
                                         at the Option of Holders -- Asset
                                         Sales."


FALL-AWAY COVENANTS.................     Under the indenture governing the
                                         exchange notes, in the event, and only
                                         for so long as, the exchange notes are
                                         rated investment grade and no default
                                         or event of default has occurred and is
                                         continuing, many of the covenants
                                         described above will not be applicable
                                         to us and our restricted subsidiaries.

TRADING.............................     The exchange notes are new securities,
                                         and no established market for them
                                         currently exists. We cannot assure you
                                         that a market for the exchange notes
                                         will develop or be liquid. The initial
                                         notes are currently eligible for
                                         trading in the Private Offerings,
                                         Resale and Trading through Automatic
                                         Linkage, or PORTAL, system. Following
                                         the commencement of the exchange offer,
                                         you may continue to trade the initial
                                         notes in the PORTAL market. However,
                                         the exchange notes will not be eligible
                                         for trading in this market.

RISK FACTORS........................     You should carefully consider all of
                                         the information contained in this
                                         prospectus and, in particular, you
                                         should evaluate the specific factors
                                         listed under "Risk Factors" on page 9
                                         for risks associated with the exchange
                                         offer.

                                  RISK FACTORS

     This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth below and elsewhere in this prospectus. Holders of initial notes should carefully consider, together with other information in this prospectus, the following factors, which include the material risks, associated with the exchange offer.

FINANCING RISKS

 Our significant amount of debt could limit our operational flexibility or otherwise adversely affect our financial condition.

     We are subject to the risks normally associated with debt financing, including the risks that:

     - Our cash flow from operations may be insufficient to make required payments of principal and interest;

     - We are unable to be able to refinance existing indebtedness, including secured indebtedness; and

     - The terms of any refinancing may not be as favorable as the terms of existing indebtedness.

 We may be required to refinance our indebtedness, and the failure to refinance our indebtedness may have an adverse effect on us.

     As of March 31, 2002, we, and our respective subsidiaries had $14.1 million of debt maturing in 2002, $51.6 million of debt maturing in 2003 and $171.2 million of debt maturing in 2004. If we do not have sufficient funds to repay our indebtedness at maturity, we may have to refinance the indebtedness through additional debt financing. This additional financing might include private or public offerings of debt securities and additional non-recourse or other collateralized indebtedness. If we are unable to refinance our indebtedness on acceptable terms, we might be forced to dispose of hotels or other assets on disadvantageous terms. This could potentially result in losses and adverse effects on cash flow from operating activities. If we are unable to make required payments of principal and interest on indebtedness secured by our hotels, these properties could be foreclosed upon by the lender with a consequent loss of income and asset value.

 Our senior secured credit facility and other debt instruments have restrictive covenants that could affect our financial condition.

     As of March 31, 2002, we, MeriStar Hospitality Corporation and our respective subsidiaries had approximately $43.0 million outstanding under our senior secured credit agreement. Our ability to borrow under the credit agreement is subject to financial covenants, including leverage and interest rate coverage ratios and minimum net worth requirements. Our credit agreement limits our ability to effect mergers, asset sales and change of control events, and limits dividends to the lesser of 90% of funds from operations and 100% of funds from operations less a capital reserve equal to 4% of gross room revenues. The credit agreement also contains a cross-default provision which would be triggered by a default or acceleration of $20 million or more of indebtedness secured by our assets or $5 million or more of any other indebtedness. The recent amendment to our credit facility limits dividends paid in each of the first three quarters of 2002 to the lesser of (1) $0.01 per share of common stock of MeriStar Hospitality Corporation or (2) $750,000.

     In addition to the amounts outstanding under our credit agreement, as of March 31, 2002, we had outstanding the following borrowings:

     - $300 million of senior unsecured notes due 2008 bearing interest at 9%;

     - $400 million of senior unsecured notes due 2011 bearing interest at 9.125%;

     - $250 million of senior unsecured notes due 2009 bearing interest at 10.50%;

     - $205 million of notes payable to MeriStar Hospitality Corporation due 2007 bearing interest at a weighted-average annual rate of 8.69%;

     - $154.3 million of notes payable to MeriStar Hospitality Corporation due 2004 bearing interest at 4.75%;

     - $318.6 million of collateralized mortgage-backed securities due 2009 bearing interest at a rate of 8.01%; and

     - $51.7 million of mortgage debt maturing between 2002 and 2012 at interest rates ranging from 7.5% to 10.5%.

     Some of our indirect subsidiaries have guaranteed the issuers' payment obligations under the senior unsecured notes on a senior unsecured basis. The issuers and the subsidiary guarantors have guaranteed our payment obligations under the senior subordinated notes on an unsecured, senior subordinated basis.

     The indentures relating to all of the notes contain limitations on our ability to effect mergers and change of control events, as well as other limitations, including limitations on:

     - Incurring additional indebtedness and issuing capital stock;

     - Declaring and paying dividends;

     - Selling our assets;

     - Conducting transactions with our affiliates; and

     - Incurring liens.

     Debt instruments we issue in future offerings will likely contain similar restrictive covenants.

  We may be able to incur substantially more debt, which would increase the risks associated with our substantial leverage.

     Although the terms of our debt instruments restrict our ability to incur additional indebtedness, our organizational documents do not limit the amount of indebtedness we may incur. If we add new debt to our current debt, the related risks we now face could intensify and increase the risk of default on our indebtedness.

 Rising interest rates could have an adverse effect on our cash flow and interest expense.

     Some of our borrowings under our credit facility bear interest at a variable rate. In addition, in the future we may incur indebtedness bearing interest at a variable rate, or we may be required to retain our existing indebtedness at higher interest rates. Accordingly, increases in interest rates could increase our interest expense and adversely affect our cash flow, reducing the amounts available to make payments on our other indebtedness.

OPERATING RISKS

 The recent economic slowdown and the September 11, 2001 terrorist attacks have adversely affected our REVPAR performance and, if it worsens or continues, these effects could be material.

     We have experienced declines in revenue per available room, or RevPAR, as follows:

     - 16.1% decline during the third quarter of 2001, as compared to the comparable period of 2000;

     - 24.1% decline during the fourth quarter of 2001, as compared to the comparable period of 2000;

     - 10.4% decline during full year 2001, as compared to full year 2000; and

     - 18.0% decline during the first quarter of 2002, as compared to the comparable period of 2001.

     These declines are due to the economic slowdown that began in 2001, as well as the terrorist attacks of September 11, 2001. A sharper-than-anticipated decline in business and leisure travel was the primary cause of the declines, which were principally reflected in decreased occupancies. We expect that RevPAR in 2002 will decline approximately 2.5% compared to 2001. If the current economic slowdown worsens significantly or continues for a protracted period of time, the declines in occupancy could also lead to further declines in average daily room rates and could have a material adverse effect on our EBITDA, funds from operations and earnings.

     Our results continue to reflect a cautious economy which has caused declines in business and leisure travel demand nationwide. Our group business at our hotels improved during the first quarter, but our transient business continues to be significantly lower than prior to the terrorist attacks on September 11, 2001, and also lower than our internal projections for 2002. Overall, our occupancies were ahead of our internal plan for the quarter, but our average daily rate was lower than we projected. We have continued to work with MeriStar Hotels & Resorts, the manager of our hotels to focus on cost reduction and control measures at our hotels. We expect year-over-year performance measures to improve in the second half of 2002 when the economy is expected to gain momentum.

 If the hotel industry is negatively affected by one or more particular risks, our operating results could suffer.

     Until January 1, 2001, we leased all but eight of our hotels to MeriStar Hotels & Resorts, Inc. Each of those leases was a 12-year participating lease under which MeriStar Hotels & Resorts was required to pay us a fixed base rent plus participating rent based on a percentage of revenues at the hotel. As a result of changes to the federal tax laws governing REITs, which became effective on January 1, 2001, MeriStar Hotels & Resorts assigned those leases to our taxable REIT subsidiaries and those subsidiaries have entered into management agreements with MeriStar Hotels & Resorts to manage our hotels. As a result of this new lease structure, we report operating revenues and expenses from the hotels subject to this new lease structure. Therefore, we are subject to the risk of fluctuating hotel operating margins at those hotels. Hotel operating expenses include, but are not limited to, wage and benefit costs, supplies, repair and maintenance expenses, utilities, insurance and other operating expenses. These operating expenses are more difficult to predict and control than percentage lease revenue, resulting in increased unpredictability in our operating margins.

     Various factors could adversely affect our hotel revenues, which are subject to all of the operating risks inherent in the lodging industry. These risks include the following:

     - changes in general and local economic conditions;

     - cyclical overbuilding in the lodging industry;

     - varying levels of demand for rooms and related services;

     - competition from other hotels, motels and recreational properties, some of which may be owned or operated by companies having greater marketing and financial resources than we do;

     - dependence on business and commercial travelers and tourism, which may fluctuate and be seasonal;

     - decreases in air travel;

     - fluctuations in operating costs;

     - the recurring costs of necessary renovations, refurbishment and improvements of hotel properties;

     - changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs; and

     - changes in interest rates and the availability of credit.

     In addition, demographic, geographic or other changes in one or more of the markets of our hotels could impact the convenience or desirability of the sites of some hotels, which would in turn affect their operations. Also, due to the level of fixed costs required to operate full-service hotels, we generally cannot reduce significant expenditures necessary for the operation of hotels when circumstances cause a reduction in revenue.

 Acts of terrorism, the threat of terrorism and the ongoing war against terrorism have impacted and will continue to impact our industry and our results of operations.

     The terrorist attacks of September 11, 2001 have had a negative impact on our hotel operations in the third and fourth quarters causing lower than expected performance in an already slowing economy. The events of September 11 have caused a significant decrease in our hotels' occupancy and average daily rate due to disruptions in business and leisure travel patterns, and concerns about travel safety. Major metropolitan area and airport hotels have been adversely affected by concerns about air travel safety and a significant overall decrease in the amount of air travel.

     Prior to the September 11 terrorist attacks, RevPAR at our hotels for the third quarter was down 8.9% from the RevPAR for the same period in 2000 and occupancy was down 4.5%. For the remainder of September following the terrorist attacks, RevPAR was down 41.7% from the corresponding period in 2000, and occupancy was down 34.3%. During October, November and December 2001, RevPAR was down 25.6%, 24.1% and 21.7% respectively, and occupancy was down 17.5%, 15.8% and 13.2%, respectively, from the same periods in 2000.

     The September 11, 2001 terrorist attacks have had a dramatic effect on the insurance and reinsurance industries. Many companies are being subjected to nonrenewal or cancellations of insurance policies, or renewals of existing coverage with extreme price increases. Our total annual property and casualty insurance premiums are approximately $25.0 million under our current policies. Also, our secured facility requires our property insurance carrier to be rated AA or better by Standard & Poors. Our manager, MeriStar Hotels & Resorts, is responsible for securing property insurance and is in the process of renewing this coverage. As part of that process, they intend to attempt to obtain coverage from a carrier or carriers that are appropriately rated by Standard & Poors. If we are unable to obtain insurance that meets our debt covenant requirements and if we are unable to amend or waive those covenants, it could have material adverse effect on our business. At our insurance policy renewals in mid-2002, we may be subject to restrictions as compared to our current coverages, price increases, or a combination of both restrictions and increases.

     The September 11 terrorist attacks were unprecedented in scope, and in their immediate, dramatic impact on travel patterns. We have not previously experienced such events, and it is currently not possible to accurately predict if and when travel patterns will be restored to pre-September 11 levels. While we have had improvements in our operating levels from the period immediately following the attacks, we believe the uncertainty associated with subsequent incidents, threats and the possibility of future attacks will continue to hamper business and leisure travel patterns for the next several quarters.

 We and MeriStar Hospitality Corporation have significant operational and financing relationships with MeriStar Hotels & Resorts, and MeriStar Hotels & Resorts' operating or financial difficulties could adversely affect our hotels' operations or our financial position.

     MeriStar Hotels & Resorts manages all 112 of our hotels. As a result, we depend heavily on MeriStar Hotels & Resorts' ability to provide efficient, effective management services to our hotels. Although we monitor the performance of our properties on an on-going basis, MeriStar Hotels & Resorts is responsible for the day-to-day management of the properties. In addition to this operating relationship with MeriStar Hotels & Resorts, we have a revolving credit agreement that allows MeriStar Hotels & Resorts to borrow from us. That revolving credit agreement matures 91 days following the maturity of MeriStar Hotels & Resorts' senior credit facility. The maturity date of MeriStar Hotels & Resorts' senior credit facility is February 28, 2003. MeriStar Hotels & Resorts has borrowed $45 million as of March 31, 2002 under their revolving credit agreement with us. Additionally, MeriStar Hotels & Resorts issued us a term note effective January 1, 2002. This $13.1 million term note refinances outstanding accounts payable MeriStar Hotels & Resorts owed to us. The maturity date is the same as that of the revolving credit agreement. MeriStar Hotels & Resorts has incurred significant net losses of $18.9 million and $9.4 million for the years ended December 31, 2001 and 2000, respectively. If MeriStar Hotels & Resorts were unable to continue in business as a hotel operator, we would have to find a new manager for our hotels. This transition could significantly disrupt the operations of our hotels, and lead to lower operating results from our properties. In addition, if MeriStar Hotels & Resorts was unable to repay its borrowings from us, we would experience a loss from the write-off of this asset.

 The lodging business is seasonal.

     Generally, hotel revenues are greater in the second and third calendar quarters than in the first and fourth calendar quarters. This may not be true, however, for hotels in major tourist destinations. Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. Because of the September 11 events, our operating results for the 2001 third and fourth quarters were lower than expected. Seasonal variations in revenue at our hotels will cause quarterly fluctuations in our revenues. Events beyond our control, such as extreme weather conditions, economic factors and other considerations affecting travel, may also adversely affect our earnings.

 We may be adversely affected by the limitations in our franchise and licensing agreements.

     As of March 31, 2002, approximately 88% of our hotels were operated pursuant to existing franchise or license agreements with nationally recognized hotel brands. The franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor system. Those limitations may conflict with our philosophy, shared with MeriStar Hotels & Resorts, of creating specific business plans tailored to each hotel and to each market. Standards are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with standards could require a franchisee to incur significant expenses or capital expenditures. Action or inaction on our part or by our third-party operator could result in a breach of standards or other terms and conditions of the franchise agreements, and could result in the loss or cancellation of a franchise license. Loss of franchise licenses without replacement would likely have an adverse effect on our hotel revenues.

     In connection with terminating or changing the franchise affiliation of a currently-owned hotel or a subsequently acquired hotel, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise due to the loss of associated name recognition marketing support and centralized reservation systems provided by the franchisor. The franchise agreements covering the hotels expire or terminate, without specified renewal rights, at various times and have differing remaining terms. As a condition to renewal, the franchise agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the hotel. Unexpected capital expenditures could adversely affect our results of operations and our ability to make payments on our indebtedness.

 The lodging industry is highly competitive.

     We have no single competitor or small number of competitors that are considered to be dominant in the industry. We operate in areas that contain numerous competitors, some of which may have substantially greater resources than us. Competition in the lodging industry is based generally on location, availability, room rates or accommodations price, range and quality of services and guest amenities offered. New or existing competitors could significantly lower rates, offer greater conveniences, services or amenities; or significantly expand, improve or introduce new facilities in markets in which we compete. All of these factors could adversely affect our operations and the number of suitable business opportunities.

  Costs of compliance with environmental laws could adversely affect our operating results.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in property. Laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate contaminated property, may adversely affect the owner's ability to sell or rent real property or to borrow funds using real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of these substances at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by those persons.

     Federal and state laws also regulate the operation and removal of underground storage tanks. In connection with the ownership and operation of the hotels, we could be held liable for the costs of remedial action with respect to the regulated substances and storage tanks and claims related thereto. Activities have been undertaken to close or remove storage tanks located on the property of several of the hotels.

     All of our hotels have undergone Phase I environmental site assessments, which generally provide a nonintrusive physical inspection and database search, but not soil or groundwater analyses, by a qualified independent environmental engineer. The purpose of a Phase I is to identify potential sources of contamination for which the hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase I assessments have not revealed any environmental liability or compliance concerns that we believe would have a material adverse effect on our results of operations or financial condition, nor are we aware of any material environmental liability or concerns. Nevertheless, it is possible that these environmental site assessments did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which we are currently unaware.

     In addition, our hotels have been inspected to determine the presence of asbestos. Federal, state and local environmental laws, ordinances and regulations also require abatement or removal of asbestos-containing materials and govern emissions of and exposure to asbestos fibers in the air. Asbestos-containing materials are present in various building materials such as sprayed-on ceiling treatments, roofing materials or floor tiles at some of the hotels. Operations and maintenance programs for maintaining asbestos-containing materials have been or are in the process of being designed and implemented, or the asbestos-containing materials have been scheduled to be or have been abated, at these hotels. Any liability resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on our results of operations or financial condition.

  Aspects of our operations are subject to government regulation, and changes in that regulation may have significant effects on our business.

     A number of states regulate the licensing of hotels and restaurants, including liquor license grants, by requiring registration, disclosure statements and compliance with specific standards of conduct. MeriStar Hotels & Resorts believes our hotels are substantially in compliance with these requirements or, in the case of liquor licenses, that they have or will promptly obtain the appropriate licenses. Compliance with, or changes in, these laws could reduce the revenue and profitability of our hotels and could otherwise adversely affect our revenues, results of operations and financial condition.

     Under the Americans with Disabilities Act, or ADA, all public accommodations are required to meet federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA required upgrades to our hotels, a determination that our hotels are not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants.

  We invest in a single industry.

     Our current strategy is to acquire interests only in hospitality and lodging. As a result, we are subject to the risks inherent in investing in a single industry. The effects on cash available for distribution resulting from a downturn in the hotel industry may be more pronounced than if we had diversified our investments.

  We have a high concentration of hotels in the upscale, full-service segment, which may increase our susceptibility to an economic downturn.

     As a percentage of total rooms, we currently have 85% of our hotels in the upper-upscale, full-service segment. This hotel segment generally demands higher room rates. In an economic downturn, hotels in this segment may be more susceptible to a decrease in revenues, as compared to hotels in other segments that have lower room rates. This characteristic may result from hotels in this segment generally targeting business and high-end leisure travelers. In periods of economic difficulties, business and leisure travelers may seek to reduce travel costs by limiting trips or seeking to reduce costs on their trips. This could have a material adverse effect on our revenues and results of operations.

CORPORATE STRUCTURE RISKS

  We and MeriStar Hospitality Corporation have overlapping officers and directors with MeriStar Hotels & Resorts.

     MeriStar Hospitality Corporation shares five of the ten members of its board of directors and several senior executives with MeriStar Hotels & Resorts. MeriStar Hospitality Corporation's and our relationship with MeriStar Hotels & Resorts is governed by an intercompany agreement. That agreement restricts each party from taking advantage of business opportunities without first presenting those opportunities to the other party. We may have conflicting views with MeriStar Hotels & Resorts on operation and management of our hotels and with respect to lease arrangements, acquisitions and dispositions. Inherent potential conflicts of interest will be present in all of the numerous transactions among MeriStar Hotels & Resorts and us.

  We have restrictions on our business and on our future opportunities that could affect our business.

     We and MeriStar Hospitality Corporation are a party to an intercompany agreement with MeriStar Hotels & Resorts. So long as the agreement remains in effect, MeriStar Hotels & Resorts is prohibited from making real property investments a REIT could make unless:

     - We are first given the opportunity, but elect not to pursue the investments;

     - The investment is on land already owned or leased by MeriStar Hotels & Resorts or subject to a lease or purchase option in favor of MeriStar Hotels & Resorts;

     - MeriStar Hotels & Resorts will operate the property under a trade name owned by MeriStar Hotels & Resorts; or

     - The investment is a minority investment made as part of a lease or management agreement.

     The intercompany agreement generally grants MeriStar Hotels & Resorts the right of first refusal with respect to any management opportunity at any of our properties we do not elect to have managed by a hotel brand owner. We and MeriStar Hospitality Corporation will make such an opportunity available to MeriStar Hotels & Resorts only if MeriStar Hospitality Corporation determines that:

     - Consistent with MeriStar Hospitality Corporation's status as a real estate investment trust, it must enter into a management agreement with an unaffiliated third party with respect to the property;

     - MeriStar Hotels & Resorts is qualified to be the manager of that property; and

     - MeriStar Hospitality Corporation decides to have the property operated by the owner of a hospitality trade name under that trade name.

     Because of the provisions of the intercompany agreement, we are restricted in the nature of our business and the opportunities we may pursue.

     In addition, under the intercompany agreement, each party must cooperate with the other party to effect any securities issuance of the other party by assisting in the preparation of any registration statement or other document required in connection with the issuance.

  We may have conflicts relating to sale of hotels subject to management agreements.

     Our management agreements with MeriStar Hotels & Resorts require us to pay a termination fee to MeriStar Hotels & Resorts if we elect to sell a hotel or if we elect not to restore a hotel after a casualty. We must pay this fee if we do not replace the hotel with another hotel subject to a management agreement with a fair market value equal to the fair market value of MeriStar Hotels & Resorts' remaining management fee due under the management agreement to be terminated. Where applicable, the termination fee is equal to the present value of the remaining payments (discounted using a 10% rate) of the existing term under the agreement, based on the operating results of the hotel for the 12 months preceding termination. Our decision to sell a hotel may, therefore, have significantly different consequences for MeriStar Hotels & Resorts and us.

  We lack control over management and operations of the hotels.

     We depend on the ability of MeriStar Hotels & Resorts to operate and manage our hotels. In order for MeriStar Hospitality Corporation to maintain its REIT status, we cannot operate our hotels. As a result, we are unable to directly implement strategic business decisions for the operation and marketing of our hotels, such as decisions with respect to the setting of room rates, food and beverage operations and similar matters.

  Our relationship with MeriStar Hotels & Resorts could have a negative impact on our acquisitions.

     Our relationship with MeriStar Hotels & Resorts could negatively impact our ability to acquire additional hotels because hotel management companies, franchisees and others who would have approached us with acquisition opportunities in hopes of establishing lessee or management relationships may not do so knowing that we will rely primarily on MeriStar Hotels & Resorts to manage the acquired properties. These persons may instead provide acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on our acquisition activities in the future.

  There are potential conflicts of interest relating to our relationship with MeriStar Hotels & Resorts.

     The terms of the intercompany agreement were not negotiated on an arm's-length basis. Because the two companies share some of the same executive officers and directors, there is a potential conflict of interest with respect to the enforcement and termination of the intercompany agreement to our benefit and to the detriment of MeriStar Hotels & Resorts, or to the benefit of MeriStar Hotels & Resorts and to our detriment. Furthermore, because of the independent trading of the two companies, stockholders in each company may develop divergent interests which could lead to conflicts of interest. The divergence of interests could also reduce the anticipated benefits of our intercompany agreement with MeriStar Hotels & Resorts.

FEDERAL INCOME TAX RISKS

  Requirements imposed on us relating to MeriStar Hospitality Corporation's REIT status could cause us to operate in a manner that might be disadvantageous to noteholders.

     We are the operating partnership through which MeriStar Hospitality Corporation holds its assets and conducts its operations. MeriStar Hospitality Corporation has operated and intends to continue to operate in a manner designed to permit it to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

     To obtain the favorable tax treatment accorded to REITs under the Internal Revenue Code, MeriStar Hospitality Corporation normally will be required each year to distribute to its stockholders at least 90% of its real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gain. MeriStar Hospitality Corporation will be subject to income tax on undistributed real estate investment trust taxable income and net capital gain, and to a 4% nondeductible excise tax on the amount, if any, by which distributions it pays with respect to any calendar year are less than the sum of:

     - 85% of its ordinary income for the calendar year;

     - 95% of its capital gain net income for that year; and

     - 100% of its undistributed income from prior years.

MeriStar Hospitality Corporation's income consists primarily of its share of our income and its cash flow consists primarily of its share of distributions made by us.

     Our partnership agreement provides that we will not take, or refrain from taking, any action which, in the judgment of MeriStar Hospitality Corporation, as our general partner,

     (a) could adversely affect the ability of MeriStar Hospitality Corporation to continue to qualify as a REIT, unless MeriStar Hospitality Corporation otherwise ceases to qualify as a REIT, or

     (b) could subject MeriStar Hospitality Corporation to additional income or excise taxes applicable to REITs under the Internal Revenue Code unless such action or inaction has been specifically consented to by MeriStar Hospitality Corporation in writing. Our partnership agreement also provides that MeriStar Hospitality Corporation, as our general partner, shall use its best efforts to cause us to make sufficient distributions to enable MeriStar Hospitality Corporation to meet the distribution requirements described above and to avoid any federal income or excise tax liability, except to the extent that such distributions would contravene the terms of any notes or other debt obligations to which we are subject in conjunction with borrowed funds. Finally, our partnership agreement generally requires us to make pro rata distributions to all holders of common units, not just to MeriStar Hospitality Corporation. Thus, whenever distributions are made to MeriStar Hospitality Corporation in order to satisfy the foregoing requirements, equivalent distributions must be made to our other partners holding common units.

     These provisions of our partnership agreement could in the future cause us to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require us to borrow funds or to sell assets to fund the cost of these items. In addition, it is possible that differences in timing between the receipt of income and the payment of expenses in arriving at our taxable income or the taxable income of MeriStar Hospitality Corporation and the effect of nondeductible capital expenditures, the creation of reserves or required debt amortization payments could in the future require us to borrow funds on a short or long-term basis to enable MeriStar Hospitality Corporation to continue to qualify as a REIT and avoid federal income taxes and the 4% nondeductible excise tax. In these circumstances, we might need to borrow funds in order to avoid adverse tax consequences to MeriStar Hospitality Corporation even if we believe that the then prevailing market conditions generally are not favorable for those borrowings or that those borrowings are not advisable in the absence of these tax considerations.

     Distributions by us will be determined by MeriStar Hospitality Corporation, our general partner, and are dependent on a number of factors, including:

     - the amount of cash available for distribution;

     - our financial condition;

     - our decision to reinvest funds rather than to distribute the funds;

     - restrictions in our debt instruments;

     - our capital expenditure requirements;

     - the annual distribution requirements under the real estate investment trust provisions of the Internal Revenue Code; and

     - other factors as we deem relevant.

Although we intend to continue to make distributions so that MeriStar Hospitality Corporation may satisfy the annual distribution requirement to avoid corporate income taxation on the earnings that it in turn distributes, we may not be able to do so.

If we were subject to federal income taxation as a corporation, our ability to make payments on our borrowings could be substantially reduced.

     We currently are classified as a partnership for federal income tax purposes. Although we are organized and operated with a view to maintaining that status, if the Internal Revenue Service were successfully to determine that we should properly be treated for federal income tax purposes as a corporation rather than as a partnership, we would be required to pay federal income tax at corporate tax rates on our taxable income. As described above, we generally expect to make distributions to our partners each year at least equal to the amount of our taxable income so that MeriStar Hospitality Corporation can make distributions to its stockholders sufficient to avoid federal income and excise taxes. To the extent we had made such distributions to our partners, we might be required to borrow funds or to liquidate assets to pay the applicable corporate income tax. This treatment could substantially reduce the amount of cash available for payments on the notes. In addition to the direct impact on us, our treatment as a corporation for federal income tax purposes would also cause MeriStar Hospitality Corporation to cease to qualify as a REIT, which would have the possible results described below.

If MeriStar Hospitality Corporation fails to qualify as a REIT, it will be subject to federal income tax at corporate rates and its ability to satisfy its obligations as a guarantor of our borrowings might be impaired.

     Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations. In addition, there are presently only very limited judicial and administrative interpretations of the federal tax legislation enacted in 1999 with respect to taxable REIT subsidiaries. The determination of various factual matters and circumstances not entirely within the control of MeriStar Hospitality Corporation may affect its ability to continue to qualify as a REIT. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, such as MeriStar Hospitality Corporation does. Moreover, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

     If MeriStar Hospitality Corporation fails to qualify as a REIT in any taxable year, it will not be allowed a deduction for distributions to its stockholders in computing its taxable income and it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at the applicable corporate rate. In addition, unless it was entitled to relief under statutory provisions, it would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This disqualification might reduce the funds available to MeriStar Hospitality Corporation to satisfy any obligations it might have as a guarantor of our borrowings because of the additional tax liability for the year or years involved. In addition, to the extent that distributions to stockholders would have been made in anticipation of MeriStar Hospitality Corporation qualifying as a

REIT, it might be required to borrow funds or to liquidate assets to pay the applicable corporate income tax, including assets held by us.

ADDITIONAL RISKS RELATING TO OUR BUSINESS AND THE EXCHANGE OFFER

  We rely on the knowledge and experience of some key personnel, and the loss of these personnel may have a material adverse effect on our operations.

     We place substantial reliance on the lodging industry knowledge and experience and the continued services of our senior management, led by Paul W. Whetsell and John Emery. While we believe that, if necessary, we could find replacements for these key personnel, the loss of their services could have a material adverse effect on our operations. In addition, Messrs. Whetsell and Emery are currently engaged, and in the future will continue to engage, in the management of MeriStar Hotels & Resorts. Messrs. Whetsell and Emery may experience conflicts of interest in allocating management time, services and functions between us and MeriStar Hotels & Resorts.

  If we are deemed to be in violation of fraudulent transfer or conveyance laws at the time of the issuance of the exchange notes and the related guarantees, our ability and the ability of MeriStar Hospitality. Corporation and the other guarantors to make payments on the exchange notes and the guarantees will be impaired substantially.

     Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer and conveyance laws, if an obligor under the exchange notes or the related guarantees, at the time it issued the instrument,

          (a) incurred indebtedness with the actual intent to hinder, delay or defraud creditors or

          (b)(1) received less than reasonably equivalent value or fair consideration for the instrument, and

             (2) (A) was insolvent at the time of the incurrence,

                (B) was rendered insolvent by reason of the incurrence and the application of its proceeds,

                (C) was engaged or were about to engage in a business or transaction for which the assets remaining with us constituted unreasonably small capital to carry on its business, or

                (D) intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then, in each case, a court of competent jurisdiction could avoid, in whole or in part, the exchange notes or the guarantees or, in the alternative, fashion other equitable relief. The measure of insolvency for purposes of the above would likely vary depending upon the law applied. Generally, however, an entity would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair-saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as these debts become absolute and matured. We believe that, for purposes of the United States Bankruptcy Code and state fraudulent transfer and conveyance laws, the exchange notes and the guarantees are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith; that we and the guarantors will receive reasonably equivalent value or fair consideration for the exchange notes and guarantees and that, after the issuance of the exchange notes and the guarantees and the application of the net proceeds of the exchange notes and the guarantees, we and the guarantors will be solvent, will have sufficient capital for carrying on our business and will be able to pay debts as they mature. However, a court passing on these issues might not agree with the determination of our management.

  There may not be a public market for the exchange notes.

     You may not be able to sell your exchange notes at a particular time, and the prices that you receive when you sell may not be favorable. We also cannot assure you as to the level of liquidity of the trading market for the exchange notes or, in the case of any holders of notes that do not exchange them, the trading market for the initial notes following completion of the exchange offer.

     Furthermore, the liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

  The issuance of the exchange notes may adversely affect the market for the initial notes.

     Following commencement of the exchange offer, you may continue to trade the initial notes in the Private Offerings, Resales and Trading through Automated Linkages market. If initial notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Please refer to the section in this prospectus entitled "The Exchange Offer -- Your failure to participate in the exchange offer will have adverse consequences."

  Your failure to participate in the exchange offer will have adverse consequences.

     The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes pursuant to this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you may no longer be able to obligate us to register the initial notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement.

  Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

     Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offer," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

                                USE OF PROCEEDS

     The issuers will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. The issuers are making this exchange solely to satisfy their obligations under their registration rights agreement. In consideration for issuing the exchange notes, the issuers will receive initial notes in like aggregate principal amount.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated for MeriStar Hospitality Corporation and for us:

                                                                                             THREE MONTHS
                                                                                                ENDED
                                                         YEAR ENDED DECEMBER 31,              MARCH 31,
                                                -----------------------------------------   --------------
                                                1997(1)   1998(1)   1999   2000   2001(2)   2001   2002(3)
                                                -------   -------   ----   ----   -------   ----   -------
MeriStar Hospitality Corporation..............    2.7x      1.9x    1.9x   1.8x     0.6x    1.4x     0.7x
MeriStar Hospitality Operating Partnership,
  L.P. .......................................    2.6x      2.4x    1.9x   1.8x     0.7x    1.4x     0.7x

---------------

(1) We and MeriStar Hospitality Corporation were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a REIT, and its associated entities merged with CapStar Hotel Company and its associated entities. In connection with the merger between CapStar and American General, MeriStar Hotels & Resorts, a separate publicly traded company, was created to be the lessee and manager of nearly all our hotels. Prior to August 3, 1998, the operating results of CapStar included the revenues and expenses of these hotels.

(2) In 2001, we and MeriStar Hospitality Corporation had a $46.6 million and a $48.7 million deficiency, respectively, in earnings to cover fixed charges. We and MeriStar Hospitality Corporation had the following non-recurring charges, which caused this deficiency in earnings:

     - $9.3 million payment to terminate $300 million on interest rate swaps in conjunction with the sale of $500 million of senior unsecured notes and the repayment of related term loans;

     - $6.7 million charge to recognize the effect of interest rate swaps that were converted to non-hedging derivatives upon the repayment of portions of our senior secured credit facility in December 2001 in conjunction with the sale of $250 million of senior unsecured notes;

     - $43.6 million loss on asset impairment related to the write-down of certain hotel assets. These write-downs resulted from the negative impact of changes in the economic climate on the value of our assets;

     - $2.1 million charge to write-off our investment in STS Hotel Net;

     - $5.8 million in costs related to our terminated merger with FelCor Lodging Trust;

     - $1.3 million in costs to terminate leases with Prime Hospitality Corporation; and

     - $1.1 million charge due to a restructuring at corporate headquarters.

     These charges are non-recurring charges which are included in income from continuing operations for the year ended December 31, 2001.

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expended or capitalized, amortization of loan costs and estimated interest within rental expense.

     As of the date of this prospectus, we do not have any preferred stock outstanding.

(3) For the three months ended March 31, 2002, we and MeriStar Hospitality Corporation had a $11.1 million and $10.1 million deficiency, respectively, in earnings to cover fixed charges.

                                 CAPITALIZATION

     The following table shows our capitalization as of March 31, 2002.

                                                               MARCH 31, 2002
                                                              -----------------
                                                               (IN THOUSANDS)
Mortgage-backed secured facility............................     $  318,536
Mortgage debt and other.....................................         51,687
Credit facility:
     Revolving loans........................................         43,000
Senior notes:
     9% due 2008............................................        299,225
     9 1/8% due 2011........................................        395,637
     10 1/2% due 2009.......................................        248,479
Notes payable to MeriStar Hospitality Corporation...........        357,214
                                                                 ----------
          Total debt........................................      1,713,778
                                                                 ----------
Redeemable OP units at redemption value.....................         82,117
Common units................................................      1,027,510
                                                                 ----------
     Total capitalization...................................     $2,823,405
                                                                 ==========

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     Our registration rights agreement requires us to file not later than May 18, 2002, which is 150 days following the date of original issuance of the initial notes, the registration statement of which this prospectus is a part for a registered exchange offer with respect to an issue of new notes in exchange for the initial notes. These exchange notes will be substantially identical in all material respects to the initial notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. This summary of the terms of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and copies of which are available as indicated under the heading "Available Information."

     We are required to:

     - use our best efforts to cause the registration statement to be declared effective no later than July 17, 2002, which is 210 days after the date of issuance of the outstanding notes;

     - keep the exchange offer effective for not less than 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the outstanding notes; and

     - use our best efforts to consummate the exchange offer no later than 30 business days after the date the registration statement is declared effective unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy.

     The exchange offer being made here, if commenced and completed within the time periods described above, will satisfy those requirements under the registration rights agreement.

     This prospectus, together with the letter of transmittal, is being sent to all record holders of initial notes as of --.

     Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that the exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by each holder of exchange notes other than, (a) a broker-dealer who acquires the initial notes directly from the issuers for resale under Rule 144A under the Securities Act or any other available exemption under the Securities Act or (b) any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the issuers, without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as this holder:

     - is acquiring the exchange notes in the ordinary course of its business;
       and

     - is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act.

     By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations regarding the above matters. If a holder of initial notes is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, that holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any holder so deemed will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for initial notes may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of exchange notes received in exchange for initial notes which were acquired by that broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not to exceed 180 days after the completion of the exchange offer for use in connection with any offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

     Each broker-dealer who acquired initial notes directly from the issuers for resale under Rule 144A under the Securities Act or any other available exemption under the Securities Act, and not through market-making or other trading activities:

     - may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission; and

     - will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

SHELF REGISTRATION STATEMENT

     In the event that:

     (a) we are not required to file a registration statement as part of the exchange offer or to complete the exchange offer because it is not permitted by law or the policies of the Securities and Exchange Commission, in either case after having sought relief from the Commission; or

     (b) selected institutional holders of initial notes notify us at least 20 days before the completion of the exchange offer that (1) the holder is prohibited by law or policy of the Securities and Exchange Commission from participating in the exchange offer, or (2) the holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus contained in the registration statement is not appropriate or available for that resale, or (3) the holder is a broker-dealer and holds notes acquired directly from an issuer, a guarantor or any of their affiliates (within the meaning of the Securities Act), then we will instead of, or in the case of clause (b) of this sentence, in addition to registering the exchange notes:

     - use our best efforts, before the earlier of (A) 60 days after we determine that we are not required to file a registration statement relating to the exchange offer or (B) 60 days after we receive notice from a holder as described in clause (b) above, to file with the Securities and Exchange Commission a shelf registration statement covering resales of the initial notes;

     - use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 120 days after the date we are required to file a shelf registration statement; and

     - use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus which is a part of the shelf registration statement to be usable by holders until December 19, 2003.

     We will, in the event that a shelf registration statement is filed, provide to each holder of initial notes being registered copies of the prospectus that is a part of the shelf registration statement. We will also notify each holder when the shelf registration statement has become effective and take those other actions that are required to permit unrestricted resales of the initial notes being registered. A holder that sells initial notes under the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder, including certain indemnification rights and obligations.

LIQUIDATED DAMAGES

     In the event that:

     (a) we do not file the registration statement or the shelf registration statement, as the case may be, with the Securities and Exchange Commission on or before the dates specified above for those filings,

     (b) the registration statement or the shelf registration statement, as the case may be, is not declared effective on or before the dates specified above for that effectiveness,

     (c) the exchange offer is not completed within 30 business days of the date specified above for the effectiveness of the applicable registration statement, or

     (d) the registration statement or the shelf registration statement, as the case may be, is filed and declared effective but after the filing and declaration ceases to be effective or usable in connection with its intended purpose, each event referred to in clauses (a) through (d), being called a registration default, then we will be obligated to pay to each holder of transfer restricted securities liquidated damages. The notes remain restricted until:

     (a) the date on which the initial notes have been exchanged by a person other than a broker-dealer for exchange notes in a registered exchange offer;

     (b) following the exchange by a broker-dealer in a registered exchange offer of initial notes for exchange notes, the date on which the exchange notes are sold to a purchaser who receives from the broker-dealer on or before the date of the sale a copy of a prospectus contained in an exchange offer registration statement;

     (c) the date on which the initial notes have been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement; or

     (d) the date on which the initial notes are eligible to be distributed to the public under Rule 144 under the Securities Act.

     The registration statement was not declared effective on or before the date specified for effectiveness.

     Liquidated damages will accrue and be payable semi-annually on the notes, in addition to the stated interest on the notes, in an amount equal to $0.05 per week per $1,000 principal amount of notes during the first 90-day period, which will increase by $0.05 per week per $1,000 principal amount of notes for each subsequent 90-day period. In no event will the rate exceed $0.50 per week per $1,000 principal amount of notes, regardless of the number of registration defaults. Liquidated damages will accrue from the date a registration default occurs until the date on which:

     - the registration statement is filed;

     - the registration statement or shelf registration statement is declared effective and the exchange offer is completed;

     - the shelf registration statement is declared effective; or

     - the shelf registration statement again becomes effective or made usable, as the case may be.

     Following the cure of all registration defaults, the accrual of liquidated damages will cease.

     Upon completion of the exchange offer, holders of initial notes who do not exchange their initial notes for exchange notes in the exchange offer will generally no longer be entitled to registration rights and will not be able to offer or sell their initial notes, unless those initial notes are subsequently registered under the Securities Act, which, with limited exception, the issuers will have no obligation to do, or under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this prospectus entitled "-- Your failure to participate in the exchange offer will have adverse consequences."

TERMS OF THE EXCHANGE OFFER

  The Expiration Date; Extensions; Amendments; Termination

     This exchange offer will expire at 5:00 p.m., New York City time, on --, 2002, unless the issuers extend it in their reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934 and the registration rights agreement.

     The issuers expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that they have not previously accepted if any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied or waived by them. The issuers will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. The issuers will also notify the holders of the initial notes by mailing an announcement or by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require them to do otherwise.

     The issuers also expressly reserve the right to amend the terms of this exchange offer in any manner. If the issuers make any material change, they will promptly disclose this change in a manner reasonably calculated to inform the holders of initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If the issuers make any material change to this exchange offer, they will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, the issuers will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. The issuers will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

  Procedures for Tendering Initial Notes

     Proper Execution and Delivery of Letters of Transmittal

     To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

     - Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

     - Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "-- Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

     - Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described above before the expiration date, comply with the guaranteed delivery procedures described under "-- Guaranteed Delivery Procedure" below.

     The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

     Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by any of the following, each of which is referred to as an eligible institution:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank or trust company having an office or correspondent in the United States, or

     - an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

unless the initial notes are tendered:

     - by a registered holder, or by a participant in The Depository Trust Company in the case of book-entry transfers, whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

     - for the account of an eligible institution.

     If the letter of transmittal or any bond powers are signed by:

          (1) The recordholder(s) of the initial notes tendered: The signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

          (2) A participant in The Depository Trust Company: The signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

          (3) A person other than the registered holder of any initial notes: These initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to the issuers as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

          (4) Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: These persons should so indicate when signing. Unless waived by us, evidence satisfactory to the issuers of their authority to so act must also be submitted with the letter of transmittal.

     Book-Entry Delivery Procedure

     Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

     A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "-- Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Guaranteed Delivery Procedure

     If you are a registered holder of initial notes and desire to tender your notes, and (a) these notes are not immediately available, (b) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (c) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

     - you tender through an eligible institution,

     - on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by the issuers, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange Trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

     - the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Your tender of initial notes will constitute an agreement between you and the issuers governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

     The issuers will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by the issuers in their sole discretion. The issuers' determination will be final and binding.

     The issuers reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in their opinion or their counsel's opinion, be unlawful. The issuers also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. The issuers' interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as the issuers shall determine. Neither the issuers, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of initial notes. Neither the issuers, the exchange agent nor any other person will incur any liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

     If all the conditions to the exchange offer are satisfied or waived on the expiration date, the issuers will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "-- Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if the issuers give oral or written notice of acceptance to the exchange agent.

     The issuers will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to the issuers and the exchange agent.

     If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

     In addition, the issuers reserve the right in their sole discretion, as limited by the provisions of the indenture for the initial notes, to:

     - purchase or make offers for any initial notes that remain outstanding after the expiration date, or, as described under "-- Expiration Date; Extensions; Amendments; Terminations," to terminate the exchange offer as provided in the terms of their registration rights agreement; and

     - to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

     By tendering into this exchange offer, you will irrevocably appoint the issuers' designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the initial notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that the issuers accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. The issuers' designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if the issuers are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "-- Exchange Agent" and before acceptance of your tendered notes for exchange by the issuers.

     Any notice of withdrawal must:

     - specify the name of the person having tendered the initial notes to be withdrawn,

     - identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

     - be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

     - specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn, and

     - if applicable because the initial notes have been tendered though the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

     The issuers will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and their determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

     The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, as promptly as practicable after withdrawal, rejection of tender or expiration or termination of this exchange offer. In the case of outstanding initial notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company under the book-entry transfer procedures described above, the initial notes tendered for exchanged but not exchanged will be credited to an account maintained with The Depository Trust Company.

     You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "-- Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We will complete this exchange offer unless the exchange offer is not be permissible under applicable law or Securities and Exchange Commission policy.

     This condition is for our sole benefit. We may assert this condition regardless of the circumstances giving rise to it and may also waive it, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. We will not be deemed to have waived our rights to assert or waive this condition if we fail at any time to exercise it. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

     If we determine that we may terminate this exchange offer because the above condition is not satisfied, we may:

     - refuse to accept and return to their holders any initial notes that have been tendered,

     - extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

     - waive the condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "-- Expiration Date; Extensions; Amendments; Termination."

     The exchange offer is not conditioned upon any minimum principal amount of initial notes being tendered for exchange.

     The issuers have no obligation to, and will not knowingly, accept tenders of initial notes

     - from their affiliates, within the meaning of Rule 405 under the Securities Act,

     - from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations of the Securities Act by the Securities and Exchange Commission, or

     - if the exchange notes to be received by the holder or holders of initial notes in the exchange offer, upon receipt, will not be tradable by these holders without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

ACCOUNTING TREATMENT

     The issuers will record the exchange notes at the same carrying value as the initial notes as reflected in their accounting records on the date of the exchange. Accordingly, the issuers will not recognize any gain or loss for accounting purposes. The issuers will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

     The issuers have appointed U.S. Bank Trust National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

     By Registered or Certified Mail:

     U.S. Bank Trust National Association
     180 East Fifth Street
     St. Paul, MN 55101
     Attn: Specialized Finance

     By Facsimile:

     (for Eligible Institutions only)
     (651) 244-1537
     Confirm by Telephone:
     (651) 244-8161

     By Overnight Courier or Hand:

     U.S. Bank Trust National Association
     180 East 5th Street
     St. Paul, MN 55101
     Attn: Specialized Finance

FEES AND EXPENSES

     The issuers will bear the expenses of soliciting tenders in this exchange offer and of all other expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses. The principal solicitation for tenders under the exchange offer is being made by mail; however, the issuers' officers and other employees may make additional solicitation by telegraph, telephone, telecopy or in person.

     The issuers will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, the issuers will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. The issuers will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

     The issuers will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

     - certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

     - tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

     If satisfactory evidence of payment of any of these taxes or of any exemption from this payment is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

     If you do not exchange your initial notes for exchange notes in the exchange offer or if you do not properly tender your initial notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not under, the Securities Act. In addition, you will no longer be able to obligate the issuers to register the initial notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. The restrictions on transfer of your initial notes arise because the issuers issued the initial notes under exemptions from, or in transactions outside the registration requirements of the Securities Act and applicable state securities law. In addition, if you want to exchange your initial notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the initial notes are tendered and accepted in the exchange offer, the trading market, if any, for the initial notes would be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors -- Your Failure to participate in the exchange offer will have adverse consequences."

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The form and terms of the exchange notes are the same as the form and terms of the initial notes, except that the exchange notes have been registered under the Securities Act, will not bear legends restricting the transfer of the notes and will not be entitled to registration rights under our registration rights agreement. The issuers issued the initial notes, and will issue the exchange notes, under the indenture, dated as of December 19, 2001, among MeriStar Hospitality Operating Partnership, L.P., MeriStar Hospitality Corporation, MeriStar Hospitality Finance Corp. II, our subsidiary guarantors and U.S. Bank Trust National Association, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The exchange notes are subject to all those terms, and we refer you to the indenture and the Trust Indenture Act for a statement of the terms.

     Except as otherwise indicated, the following description relates both to the initial notes and the exchange notes and is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holder of the exchange notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.

     The definitions of specific terms used in the following summary are indicated below under "-- Definitions." For purposes of this summary, the terms "MeriStar", "we" and "our" refer only to MeriStar Hospitality Operating Partnership, L.P., without including any of our subsidiaries, references to MeriStar Hospitality Corporation do not include its subsidiaries and the term "issuers" refers only to MeriStar Hospitality Operating Partnership, L.P. and MeriStar Hospitality Finance Corp. II as co-issuers of the notes and does not include any of their subsidiaries.

     The exchange notes will be unsecured, senior obligations of MeriStar and MeriStar Hospitality Finance Corp. II, ranking equal in right of payment to all of our unsecured senior debt and senior in right of payment to all of our subordinated debt. The exchange notes will be effectively subordinated to all of our and our subsidiaries' secured Indebtedness and to all other Indebtedness of our non-guarantor subsidiaries. As of March 31, 2002, we, MeriStar Hospitality Corporation and our respective subsidiaries on a consolidated basis had approximately $1.7 billion of indebtedness outstanding, including $1.4 billion of senior debt. The $1.4 billion of senior debt includes $369.6 million of non-recourse indebtedness of our non-guarantor subsidiaries to which the exchange notes would be effectively subordinated, which indebtedness is secured by all of the assets of such subsidiaries. As of March 31, 2002, our non-guarantor subsidiaries had total assets of $1.5 billion. The indenture permits the incurrence of additional senior debt, including secured debt, in the future.

     For purposes of the indenture, our subsidiaries are divided into two categories -- Restricted Subsidiaries, which generally are subject to the restrictive covenants set forth in the indenture, and Unrestricted Subsidiaries, which generally are not. On the date of the indenture, none of our subsidiaries were designated as Unrestricted Subsidiaries.

     The initial notes were co-issued, and the exchange notes will be co-issued, by MeriStar Hospitality Finance Corp. II, a wholly-owned, special purpose corporation, that was formed by us. MeriStar Hospitality Finance Corp. II owns no assets other than nominal equity capital and was formed for the sole purpose of co-issuing the notes. Some of the covenants in the indenture that apply to us also apply to MeriStar Hospitality Finance Corp. II. In addition, the indenture provides that MeriStar Hospitality Finance Corp. II may not incur any Indebtedness other than the initial notes, the exchange notes and guarantees of certain existing Indebtedness. The indenture also provides that MeriStar Hospitality Finance Corp. II may not engage in any business other than co-issuing the initial notes and the exchange notes and guaranteeing existing Indebtedness.

PRINCIPAL, MATURITY AND INTEREST

     The exchange notes will be limited in aggregate principal amount to $250,000,000. The exchange notes will mature on June 15, 2009. Interest on the exchange notes will accrue from December 19, 2001 and will be payable semi-annually in arrears in cash on June 15 and December 15 of each year, commencing June 15, 2002, at the rate of 10 1/2% per annum to holders of exchange notes of record on the immediately preceding June 1 and December 1. Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the exchange notes or the initial notes or, if no interest has been paid, from December 19, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of and premium and interest on the exchange notes will be payable at the office or agency maintained for that purpose or, at our option, payment of interest on the exchange notes may be made by check mailed to the holders of the exchange notes at their respective addresses as set forth in the register of holders of exchange notes. However, all payments to noteholders who have given us wire transfer instructions will be required to be made by wire transfer of immediately available funds to the accounts specified by those noteholders. Until we otherwise designate, our office or agency will be the office of the trustee maintained for this purpose. The exchange notes will be issued, in denominations of $1,000 and integral multiples of $1,000.

GUARANTEES

     As of the date of issuance of the exchange notes, all of the issuers' Obligations under the exchange notes will be guaranteed on an unsecured senior basis by MeriStar Hospitality Corporation and all of our subsidiaries that guarantee our Credit Agreement. In addition, the indenture provides that, before guaranteeing any of our other Indebtedness or Indebtedness of MeriStar Hospitality Corporation, a Restricted Subsidiary of ours or of MeriStar Hospitality Corporation that is also a Significant Subsidiary must execute and deliver to the trustee a supplemental indenture under which the Restricted Subsidiary shall guarantee, on an unsecured senior basis, all of the issuers' Obligations with respect to the exchange notes together with an opinion of counsel (which counsel may be one of our employees) to the effect that the supplemental indenture has been duly executed and delivered by the Restricted Subsidiary and is in compliance in all material respects with the terms of the indenture. The guarantees will rank equally with all of the Guarantors' existing and future senior debt and senior to all of the Guarantors' subordinated debt. The obligations of the Guarantors under any guarantees will be effectively subordinated to all secured debt of the Guarantors and to all indebtedness of their subsidiaries.

     The Credit Agreement generally may, from time to time, prohibit the incurrence of these future guarantees unless and until a time when the indebtedness under the credit facility is repaid in full.

     The indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another corporation, person or entity, whether or not affiliated with such Subsidiary Guarantor (other than us, MeriStar Hospitality Corporation or another Subsidiary Guarantor), unless:

          (a) except as limited by the provisions of the following paragraph, the person formed by or surviving the consolidation or merger (if other than the Subsidiary Guarantor) assumes all the obligations of the Subsidiary Guarantor under a supplemental indenture in form and substance reasonably satisfactory to the trustee pursuant to the indenture;

          (b) immediately after giving effect to the transaction, no default or event of default exists; and

          (c) the Subsidiary Guarantor, or any person formed by or surviving the consolidation or merger, would be permitted by virtue of the tests described in the first paragraph of the covenant described above under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" to incur, immediately after giving effect to the transaction, at least $1.00 of additional Indebtedness under those tests.

     The indenture provides that in the event of (1) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, which sale or other disposition is otherwise in compliance with the terms of the indenture, by way of merger, consolidation or otherwise, or (2) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the capital stock of the Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor) will be automatically and unconditionally released and relieved of any obligations under its guarantee.

     For purposes of a guarantee with respect to the exchange notes, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Subsidiary Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of our obligations under the exchange notes and the indenture or (b) the amount, if any, which would not have (1) rendered the Subsidiary Guarantor "insolvent" (as the term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the exchange notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time. However, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the exchange notes is the amount described in clause
(a) above unless any creditor, or representative of creditors of the Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (b). The indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of the Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights the Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

OPTIONAL REDEMPTION

     Before December 15, 2004, the issuers may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of our common equity (within 60 days of the consummation of any public equity offering), up to 35% of the aggregate principal amount of the notes at a redemption price equal to 110.500% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date. However, in order to redeem the notes with the net cash proceeds of an equity offering, at least 65% of the aggregate principal amount of the notes originally issued must remain outstanding immediately after each redemption. The Credit Agreement may, from time to time, prohibit the purchase of the notes with the net cash proceeds of a public equity offering, unless and until the indebtedness under the Credit Agreement is repaid in full.

     Except pursuant to the preceding paragraph, the exchange notes will not be redeemable at the issuers' option before December 15, 2005. On or after December 15, 2005, the issuers may redeem all or a part of the exchange notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on December 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2005........................................................   105.250%
2006........................................................   102.625%
2007 and thereafter.........................................   100.000%

     If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the exchange note is registered at the close of business on that record date, and no additional interest will be payable to holders whose exchange notes will be subject to redemption by the issuers.

MANDATORY REDEMPTION

     The issuers are not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

RANKING

     The exchange notes will be the issuers' general unsecured obligations that rank equally in right of payment with all of our other unsecured senior Indebtedness and will rank senior in right of payment to all of our existing and future Indebtedness that is expressly subordinated in right of payment to the exchange notes. The exchange notes are effectively subordinated to all of our and our subsidiaries' secured Indebtedness and to all other indebtedness of our non-guarantor subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of MeriStar or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Credit Agreement or our other secured debt, our assets that secure the Credit Agreement or our other secured debt will be available to pay obligations on the exchange notes only after all Indebtedness under the Credit Agreement or our other secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the exchange notes then outstanding.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     The indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that we purchase all or a portion of the holder's exchange notes pursuant to the offer described below, at a purchase price equal to 101% of the principal amount of the exchange notes plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

     Within 10 days following the date upon which the Change of Control occurs, we must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control offer. The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law. Holders electing to have an exchange note purchased pursuant to a Change of Control offer will be required to surrender their exchange note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the exchange note completed, to the trustee or paying agent, if any, at the address specified in the notice before the close of business on the third business day before the Change of Control payment date.

     If a Change of Control offer is made, we cannot assure you that we will have available funds sufficient to pay the Change of Control purchase price for any or all the exchange notes that might be delivered by holders seeking to accept that Change of Control offer. The Credit Agreement prohibits the purchase of exchange notes by us in the event of a Change of Control, unless and until the time the Indebtedness under the Credit Agreement is repaid in full. Any future credit agreements or other agreements relating to senior debt to which we become a party may contain similar restrictions and provisions.

     In the event a Change of Control occurs at a time when we are prohibited from purchasing exchange notes, we could seek the consent of our lenders to purchase exchange notes or could attempt to refinance the borrowings that contain that prohibition. If we do not obtain that consent or repay those borrowings, we will remain prohibited from purchasing exchange notes. In that case, our failure to purchase tendered exchange notes would constitute an event of default under the indenture which would, in turn, constitute a default under our Credit Agreement.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the exchange notes to require that we repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase the exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person may be uncertain.

     We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations under the Securities Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of exchange notes under a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture by virtue of that compliance.

     We will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by us and purchases all exchange notes validly tendered and not withdrawn under the Change of Control offer.

Asset Sales

     The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, conduct an Asset Sale, unless:

          (a) we, MeriStar Hospitality Corporation or such Restricted Subsidiary, as the case may be, receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, to be evidenced by a resolution of MeriStar Hospitality Corporation's board of directors described in an officer's certificate delivered to the trustee; and

          (b) at least 75% of the consideration therefor received by us, MeriStar Hospitality Corporation or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that, with respect to the sale of one or more hotel properties, up to 75% of the consideration may consist of indebtedness of the purchaser of those hotel properties if that indebtedness is secured by a first priority Lien on the properties sold. However, the principal amount of the following shall be deemed to be cash for purposes of this provision:

             (1) any of our liabilities or those of MeriStar Hospitality Corporation or such Restricted Subsidiaries, as shown on our, MeriStar Hospitality Corporation's or such Restricted Subsidiary's most recent balance sheet or in the related notes thereto (other than liabilities that by their terms rank junior in right of payment to the notes or any guarantee of the notes) that are assumed by the transferee of those assets; and

             (2) any notes or other obligations received by us, MeriStar Hospitality Corporation or any such Restricted Subsidiary from a transferee that are converted by us or the Restricted Subsidiary into cash within 90 days after the closing of the Asset Sale (to the extent of the cash received).

     Notwithstanding the foregoing, the restriction in clause (b) above will not apply with respect to mortgages, other notes receivable or other securities received by us, MeriStar Hospitality Corporation or any Restricted Subsidiary from a transferee of any assets to the extent those mortgages, other notes receivable or other securities are Investments permitted to be made by us, MeriStar Hospitality Corporation or the Restricted Subsidiary under the covenant described below entitled "Restricted Payments."

     In the event and to the extent that the Net Proceeds received by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries collectively from one or more Asset Sales occurring on or after the date of issuance of the exchange notes in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries has been filed with the Securities and Exchange Commission or otherwise provided to the trustee), then we or MeriStar Hospitality Corporation shall, or shall cause the relevant Restricted Subsidiary to, within 365 days after the date the Net Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

          (a) apply the Net Proceeds from the Asset Sale to prepay any Indebtedness under any Credit Facility, in order to effect a permanent reduction in the amount of Indebtedness that may be incurred under clause
     (b) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Certain Capital Stock"; or

          (b) invest the Net Proceeds from the Asset Sale in property or assets used in a Hospitality-Related Business, provided that we, MeriStar Hospitality Corporation or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days after the Asset Sale, we, MeriStar Hospitality Corporation or such Restricted Subsidiary, as applicable, shall have commenced and not completed or abandoned an Investment in compliance with this clause (b) and shall have segregated the Net Proceeds from our general funds and our subsidiaries for that purpose and the Investment is substantially completed within 180 days after the first anniversary of the Asset Sale.

     Any Net Proceeds from an Asset Sale that are not applied or invested as provided above will be deemed to constitute "excess proceeds." When the aggregate amount of excess proceeds exceeds $10.0 million, we shall make an offer, to all holders of exchange notes and other Indebtedness that ranks by its terms equally in right of payment with the exchange notes and the terms of which contain substantially similar requirements with respect to the application of Net Proceeds from Asset Sales as are contained in the indenture to purchase on a proportional basis the maximum principal amount of exchange notes, that is an integral multiple of $1,000, that may be purchased out of the excess proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the exchange notes plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of exchange notes and other such Indebtedness tendered under an Asset Sale offer is less than the excess proceeds, we may use any remaining excess proceeds for general corporate purposes. If the aggregate principal amount of exchange notes surrendered by holders of those exchange notes exceeds the amount of excess proceeds available for purchase of those exchange notes, the trustee shall select the exchange notes to be purchased in the manner described under the caption "-- Selection And Notice" below. When the offer to purchase is completed, the amount of excess proceeds shall be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale under this paragraph, we or any Restricted Subsidiary may temporarily reduce our Indebtedness or that of a Restricted Subsidiary that ranks by its terms senior to the exchange notes or otherwise invest the Net Proceeds in Cash Equivalents. The Credit Agreement generally prohibits the purchase of exchange notes by us in the circumstances described above unless and until the time as the Indebtedness under the credit facility is repaid in full.

     We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act and other securities laws and regulations under the Securities Exchange Act to the extent those laws and regulations are applicable in connection with any offer to purchase and the purchase of exchange notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Asset Sale" provisions of the indenture by virtue of compliance.

SELECTION AND NOTICE

     If less than all of the exchange notes are to be purchased in an Asset Sale offer or redeemed at any time, selection of exchange notes for purchase or redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the exchange notes are listed, or, if the exchange notes are not so listed, on a proportional basis, by lot or by any method as the trustee shall deem fair and appropriate. However, no exchange notes of a principal amount of $1,000 or less shall be redeemed in part, and, if a partial redemption of exchange notes is made with the proceeds of a public offering of our common equity securities, selection of the exchange notes or portions of the exchange notes for redemption shall be made by the trustee only on a proportional basis or on as nearly a proportional basis as is practicable (except as required by the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each holder of exchange notes to be purchased or redeemed at its registered address. If any exchange note is to be purchased or redeemed in part only, the notice of redemption that relates to that exchange note shall state the portion of the principal amount of that exchange note to be purchased or redeemed.

     A new exchange note in principal amount equal to the unpurchased or unredeemed portion of any exchange note purchased or redeemed in part will be issued in the name of the holder of the exchange note upon cancellation of the original exchange note. On and after the purchase or redemption date, interest ceases to accrue on notes or portions of the exchange note called for purchase or redemption as long as the issuers have deposited with the trustee funds in satisfaction of the applicable redemption price under the indenture.

COVENANTS

     The indenture contains, among others, the following covenants:

     Restricted Payments. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any distribution on account of our, MeriStar Hospitality Corporation's or any of our respective Restricted Subsidiaries' Equity Interests, other than: (1) dividends or distributions payable in our Equity Interests or Equity Interests of MeriStar Hospitality Corporation (other than Disqualified Stock); (2) dividends or distributions by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries, except that to the extent that a portion of that dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than us, MeriStar Hospitality Corporation or a Restricted Subsidiary, the portion of that dividend or distribution is not greater than that holder's proportional aggregate common equity interest in that Restricted Subsidiary; and (3) dividends or distributions payable on Existing Preferred OP Units and Preferred OP Units issued in compliance with the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock";

          (b) purchase, redeem or otherwise acquire or retire for value any of our Equity Interests or those of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries or other Affiliate of ours or MeriStar Hospitality Corporation's, other than (1) any Equity Interests owned by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries; (2) any Existing Preferred OP Units; and (3) any Preferred OP Units issued in compliance with the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock";

          (c) purchase, redeem or otherwise acquire or retire for value any of our Indebtedness or any Indebtedness of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries that is subordinated or junior in right of payment, by its terms, to the notes or any guarantee of the notes before the scheduled final maturity or sinking fund payment dates for payment of principal and interest in accordance with the original documentation for the subordinated or junior Indebtedness; or

          (d) make any Investment

        (all the payments and other actions described in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of the Restricted Payment:

             (1) no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment;

             (2) we and MeriStar Hospitality Corporation would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the tests described in the first paragraph of the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock"; and

             (3) the Restricted Payment, together with the aggregate of all other Restricted Payments made by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries after the date of the indenture, excluding Restricted Payments permitted by clauses (b), (c),
        (d), (e) and (g)(1) of the second next succeeding paragraph, is less than the sum, without duplication, of

                (A) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following January 26, 2001 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

                (B) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the board of directors of MeriStar Hospitality Corporation) received by us or MeriStar Hospitality Corporation from the issue or sale, in either case, since January 26, 2001 of either (a) our or MeriStar Hospitality Corporation's Equity Interests or of (b) our or MeriStar Hospitality Corporation's debt securities that have been converted or exchanged into those Equity Interests (other than Equity Interests (or convertible or exchangeable debt securities) sold to one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus

                (C) in case, after January 26, 2001, any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary under the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into us, MeriStar Hospitality Corporation or a Restricted Subsidiary of ours or MeriStar Hospitality Corporation and, only if no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment, the lesser of (a) the book value (determined in accordance with GAAP) at the date of the redesignation, combination or transfer of the aggregate Investments made by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries in the Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the Investment in the Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the board of directors of MeriStar Hospitality Corporation, whose determination shall be conclusive and evidenced by a resolution of the board and, in each case, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus

                (D) 100% of any dividends, distributions or interest actually received in cash by us, MeriStar Hospitality Corporation or a Restricted Subsidiary of ours or MeriStar Hospitality Corporation after January 26, 2001 from (a) a Restricted Subsidiary the Net Income of which has been excluded from the computation of Funds From Operations, (b) an Unrestricted Subsidiary, (c) a person that is not a subsidiary or (d) a person that is accounted for on the equity method (except in the case of each of clauses (b), (c) and (d), to the extent any such amounts are included in the calculation of Funds From Operations).

     Notwithstanding the foregoing, we or MeriStar Hospitality Corporation may declare or pay any dividend or make any distribution that is necessary to maintain MeriStar Hospitality Corporation's status as a REIT under the Internal Revenue Code if:

          (a) the aggregate principal amount of all of our outstanding Indebtedness and that of MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on a consolidated basis at such time is less than 80% of MeriStar Hospitality Corporation's Adjusted Total Assets; and

          (b) no default or event of default shall have occurred and be continuing.

     The foregoing provisions will not prohibit the following:

          (a) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the payment would have complied with the provisions of the indenture;

          (b) (1) the redemption, purchase, retirement or other acquisition of any OP Unit in exchange for Equity Interests of MeriStar Hospitality Corporation (other than Disqualified Stock) and (2) the redemption, purchase, retirement or other acquisition of any Equity Interests of us, MeriStar Hospitality Corporation or a Restricted Subsidiary (other than OP Units or Preferred OP Units) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of ours or of MeriStar Hospitality Corporation) of other Equity Interests of us or MeriStar Hospitality Corporation (other than any Disqualified Stock). However, in the case of (1) and (2) the amount of any proceeds that is utilized for the redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

          (c) the defeasance, redemption, repayment or purchase of our Indebtedness or that of MeriStar Hospitality Corporation or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the notes and any guarantee of the notes in a Permitted Refinancing;

          (d) the defeasance, redemption, repayment or purchase of our Indebtedness or that of MeriStar Hospitality Corporation or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the notes and any guarantee of the notes with the proceeds of a substantially concurrent sale (other than to one of our subsidiaries) of Equity Interests (other than Disqualified Stock) of us or MeriStar Hospitality Corporation. However, the amount of any proceeds that is utilized for the defeasance, redemption, repayment or purchase shall be excluded from clause (3)(B) of the preceding paragraph;

          (e) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of us or MeriStar Hospitality Corporation under any management equity subscription agreement, stock option agreement or stock award. However, the aggregate price paid for all the purchased, redeemed, acquired or retired Equity Interests shall not exceed $3,000,000 in any 12 month period;

          (f) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of our property or assets;

          (g) (1) the making of any Permitted Investment described in clauses
     (a), (b), (c), (d), (f) or (g) of the definition of Permitted Investments and (2) the making of any Permitted Investment described in clause (e) of the definition of Permitted Investments; and

          (h) payments that would otherwise be Restricted Payments, in an aggregate amount not to exceed $35 million collectively, provided that at the time of, and after giving effect to, the proposed payment, we and MeriStar Hospitality Corporation could have incurred at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under the heading "Incurrence of Indebtedness and Issuance of Certain Capital Stock";

provided, however, in the case of clauses (b)(2), (c), (d), (e), (f), (g)(2) and
(h), no default or event of default shall have occurred and be continuing or would occur as a consequence of the Permitted Investments.

     In determining whether any Restricted Payment is permitted by the foregoing covenant, we or MeriStar Hospitality Corporation may allocate or reallocate all or any portion of the Restricted Payment among the clauses (a) through (h) of the preceding paragraph or among the clauses and the first paragraph of this covenant including clauses (1), (2) and (3). However, at the time of the allocation or reallocation, all the Restricted Payments, or allocated portions of the Restricted Payments, must be permitted under the various provisions of the foregoing covenant.

     The amount of all Restricted Payments (other than cash) shall be the fair market value, evidenced by a resolution of the board of directors of MeriStar Hospitality Corporation described in an officer's certificate delivered to the trustee, on the date of the Restricted Payment of the asset(s) proposed to be transferred by us, MeriStar Hospitality Corporation or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than (a) the end of any calendar quarter in which any Restricted Payment is made or (b) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in the quarter to exceed $5.0 million, we shall deliver to the trustee an officer's certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon our latest available financial statements.

     The board of directors of MeriStar Hospitality Corporation may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a default or event of default. For purposes of making the determination as to whether the designation would cause a default or event of default, all outstanding Investments by us, MeriStar Hospitality Corporation and our Restricted Subsidiaries (except to the extent repaid in cash) in the subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All the outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (a) the net book value of the Investments at the time of the designation, (b) the fair market value of the Investments at the time of the designation and (c) the original fair market value of the Investments at the time they were made. The designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary by MeriStar Hospitality Corporation's board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of MeriStar Hospitality Corporation's board of directors giving effect to the designation and an officer's certificate certifying that the designation complied with the foregoing conditions.

     Incurrence of Indebtedness and Issuance of Certain Capital Stock.   The
indenture provides that (1) neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" or an "incurrence" of) any Indebtedness (including Assumed Indebtedness), (2) neither we nor MeriStar Hospitality Corporation will issue, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to issue, any shares of Disqualified Stock and (3) neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted

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

Subsidiaries to issue any Preferred Stock. However, we or any Guarantor may incur Indebtedness or issue shares of Disqualified Stock if:

          (1) the aggregate principal amount of all outstanding Indebtedness and Disqualified Stock of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the next paragraph or otherwise) determined on a consolidated basis is less than or equal to 65% of MeriStar Hospitality Corporation's Adjusted Total Assets, after giving effect to, on a pro forma basis, such incurrence or issuance and the receipt and application of the proceeds thereof; and

          (2) the Fixed Charge Coverage Ratio of MeriStar Hospitality Corporation for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period;

provided that we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries may not incur any Subsidiary Debt or any Secured Indebtedness if immediately after giving effect to, on a pro forma basis, such incurrence of such additional Subsidiary Debt or Secured Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Subsidiary Debt or Secured Indebtedness of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the next paragraph or otherwise) on a consolidated basis is greater that 45% of MeriStar Hospitality Corporation's Adjusted Total Assets.

     The foregoing provisions do not apply to:

          (a) the incurrence by our or MeriStar Hospitality Corporation's Unrestricted Subsidiaries of Non-Recourse Indebtedness; however, if any of such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, that event shall be deemed to constitute an incurrence of Indebtedness by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries;

          (b) the incurrence by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate principal amount not to exceed $700 million at any one time outstanding minus any Net Proceeds that have been applied to permanently reduce the outstanding amount of the Indebtedness under clause
     (a) of the third paragraph of the covenant described under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (c) the incurrence by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries of Existing Indebtedness;

          (d) the incurrence by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries of Indebtedness under Hedging Obligations that do not increase our Indebtedness or that of MeriStar Hospitality Corporation or the Restricted Subsidiary, as the case may be, other than as a result of fluctuations in interest or foreign currency exchange rates. However, the Hedging Obligations must be incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

          (e) the incurrence or the issuance by us or MeriStar Hospitality Corporation of Refinancing Indebtedness or Refinancing Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness or Refinancing Disqualified Stock. However, the Refinancing Indebtedness or Refinancing Disqualified Stock must be a Permitted Refinancing;

          (f) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of intercompany Indebtedness between or among us, MeriStar Hospitality Corporation and/or any of our respective Restricted Subsidiaries. However, (1) any subsequent issuance or transfer of Equity Interests that results in any of the Indebtedness being held by a person other than a Restricted Subsidiary and (2) any sale or other transfer of any of the Indebtedness to a person that is not either us, MeriStar Hospitality Corporation or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of the Indebtedness by us, MeriStar Hospitality Corporation or a Restricted Subsidiary, as the case may be;

          (g) the incurrence of Indebtedness represented by the notes and any guarantee of the notes;

          (h) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, in the ordinary course of business and consistent with past practice, of surety, performance or appeal bonds;

          (i) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million collectively;

          (j) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of Assumed Indebtedness, except that, after giving effect to the incurrence of Assumed Indebtedness, we, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries must be able to incur at least $1.00 of additional Indebtedness under the tests described in the preceding paragraph;

          (k) the issuance of Preferred OP Units by us or any of our Restricted Subsidiaries as full or partial consideration for the acquisition of lodging facilities and related assets, except that, after giving effect to the issuance of the Preferred OP Units, we, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries must be able to incur at least $1.00 of additional Indebtedness under the tests described in the preceding paragraph; and

          (j) the incurrence of Indebtedness by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any of our obligations or those of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on a consolidated basis in connection with such disposition.

     Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) (1) pay dividends or make any other distributions to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries
     (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries;

          (b) make loans or advances or capital contributions to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries; or

          (c) sell, lease or transfer any of its properties or assets to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, except for those encumbrances or restrictions existing under or by reasons of:

          (1) Existing Indebtedness as in effect on the date of the indenture;

          (2) any Credit Facility, except that the encumbrances or restrictions contained in that facility, as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions, must be no more restrictive than those contained in the Credit Agreement as in effect on the date of the indenture;

          (3) the indenture and the notes;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Capital Stock of a person we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries acquire or of any person that becomes a Restricted Subsidiary as in effect at the time of the acquisition or the person becoming a Restricted Subsidiary (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition or that person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided that the Consolidated Cash Flow of that person is not taken into account (to the extent of the restriction) in determining whether the acquisition was permitted by the terms of the indenture;

          (6) restrictions of the nature described in clause (c) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

          (8) Permitted Refinancings, except that the encumbrance or restrictions contained in the agreements governing the Permitted Refinancings must be no more restrictive than those contained in the agreements governing the Indebtedness or Disqualified Stock being refinanced; or

          (9) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restrictions restrict the transfer of the property subject to such security agreements and mortgages.

     Liens. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, secure any Indebtedness under any Credit Agreement or any other Indebtedness incurred pursuant to clause
(b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" by a Lien (other than a Stock Pledge) unless contemporaneously therewith effective provision is made to secure the notes equally and ratably with the Indebtedness under such Credit Agreement or any such other Indebtedness incurred pursuant to clause (b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" (and any other senior Indebtedness outstanding with similar provisions requiring us to equally and ratably secure such Indebtedness) for so long as the Indebtedness under any such Credit Agreement or any other such Indebtedness incurred pursuant to clause (b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" is secured by such Lien; provided that we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries may secure with one or more Liens up to $300 million aggregate principal amount of Indebtedness described in clause (a) of the definition of "Non-Recourse Indebtedness" and/or Indebtedness commonly known as "collateralized mortgage-backed securities," without making provision to equally and ratably secure the notes.

     Maintenance of Total Unencumbered Assets. We, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our, MeriStar Hospitality Corporation's and our Restricted

Subsidiaries' senior Unsecured Indebtedness (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Certain Capital Stock" above or otherwise); provided, however, that this covenant shall not prohibit the incurrence of Secured Indebtedness under the Credit Agreement; and provided further, however, that, to the extent that the notes are secured by any assets equally and ratably with any other Indebtedness pursuant to the covenant described under "Liens" above, the related Lien or Liens on such assets securing the notes and such other Indebtedness shall be ignored when determining the amount of Total Unencumbered Assets and senior Unsecured Indebtedness for purposes of this covenant.

     Merger, Consolidation or Sale of Assets. The indenture provides that neither of the issuers nor MeriStar Hospitality Corporation may consolidate or merge with or into (whether or not such issuer or MeriStar Hospitality Corporation, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our respective properties or assets in one or more related transactions, to another corporation, person or entity unless:

          (a) such issuer or MeriStar Hospitality Corporation, as the case may be, is the surviving corporation or the person formed by or surviving the consolidation or merger (if other than such issuer or MeriStar Hospitality Corporation, as the case may be) or to which the sale, transfer or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the person formed by or surviving any such consolidation or merger (if other than such issuer or MeriStar Hospitality Corporation, as the case may be) or the person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of such issuer's or MeriStar Hospitality Corporation's respective obligations, as the case may be, pursuant to a supplemental indenture under the notes or the guarantee, as the case may be, and the indenture;

          (c) immediately after the transaction no default or event of default exists; and

          (d) such issuer or MeriStar Hospitality Corporation, as the case may be, or any person formed by or surviving any such consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of the transaction and after giving pro forma effect thereto as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the tests as set forth in the first paragraph of the covenant described under the caption
     "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock."

     Upon any consolidation, merger, lease, conveyance or transfer in accordance with the foregoing, the successor person formed by the consolidation or into which such issuer or MeriStar Hospitality Corporation, as the case may be, are merged or to which the lease, conveyance or transfer is made shall succeed to, and be substituted for such issuer or MeriStar Hospitality Corporation, as the case may be, and may exercise all of our respective rights and powers under the indenture with the same effect as if the successor had been named as such issuer or MeriStar Hospitality Corporation, as the case may be, therein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

     Transactions with Affiliates. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (a) the Affiliate Transaction is on terms that are no less favorable to us, MeriStar Hospitality Corporation or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us, MeriStar Hospitality Corporation or the Restricted Subsidiary on an arm's-length basis with an unrelated person;
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

          (b) we deliver to the trustee:

             (1) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an officer's certificate certifying that the Affiliate Transaction complies with clause (a) above and the Affiliate Transaction is approved by a majority of the disinterested members of MeriStar Hospitality Corporation's board of directors; and

             (2) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, other than an Affiliate Transaction involving the acquisition or disposition of a lodging facility by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, an opinion as to the fairness to us, MeriStar Hospitality Corporation or the Restricted Subsidiary from a financial point of view issued, at our option, by an investment banking firm of national standing or a qualified appraiser; and

          (c) we deliver to the trustee in the case of an Affiliate Transaction involving the acquisition or disposition of a lodging facility by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries, and

             (1) involving aggregate payments of more than $5.0 million and less than $25.0 million, an appraisal by a qualified appraiser to the effect that the transaction is being undertaken at fair market value, or

             (2) involving aggregate payments of $25.0 million or more, an opinion as to the fairness of the transaction to us, MeriStar Hospitality Corporation or the Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

     However, the following shall not be deemed Affiliate Transactions:

          (A) any employment, deferred compensation, stock option, noncompetition, consulting or similar agreement we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries enter into in the ordinary course of business and consistent with our past practice or that of MeriStar Hospitality Corporation or the Restricted Subsidiary;

          (B) transactions between or among us or MeriStar Hospitality Corporation and/or our respective Restricted Subsidiaries;

          (C) the incurrence of fees in connection with the provision of hotel management services, except that the fees must be paid in the ordinary course of business and are consistent with past practice; and

          (D) Restricted Payments permitted by the provisions of the indenture described above under the covenant described under the caption
     "-- Restricted Payments."

     Line of Business. The indenture provides that for so long as any notes are outstanding, neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

     Payments for Consent. The indenture provides that neither we nor MeriStar Hospitality Corporation nor any of our respective subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to the consent, waiver or agreement.

COVENANTS UPON ATTAINMENT AND MAINTENANCE OF AN INVESTMENT GRADE RATING

     The covenants described above under "Covenants -- Liens,"
"Covenants -- Restricted Payments," "Covenants -- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," and "Covenants -- Transactions with Affiliates" will not be applicable in the event, and only for so long as, the notes are rated Investment Grade and no default or event of default has occurred and is continuing.

REPORTS

     Whether or not required by the rules and regulations of the Securities and Exchange Commission, as long as any notes are outstanding, we and MeriStar Hospitality Corporation will furnish to the holders of notes all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we or MeriStar Hospitality Corporation were required to file the forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants. In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, we and MeriStar Hospitality Corporation will submit a copy of all the information with the Securities and Exchange Commission for public availability (unless the Securities and Exchange Commission will not accept such a submission) and file the information with the trustee and make the information available to investors and securities analysts who request it in writing. In addition, for as long as the notes are outstanding, we and MeriStar Hospitality Corporation will continue to provide to holders and to prospective purchasers of notes the information required by Rule 144A(d)(4).

EVENTS OF DEFAULT AND REMEDIES

     The indenture provides that each of the following constitutes an event of default with respect to the notes:

          (a) default for 30 days in the payment when due of interest or liquidated damages, if any, on the notes;

          (b) default in payment when due of the principal of or premium, if any, on the notes at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a Change of Control offer or an Asset Sale offer);

          (c) failure by us, MeriStar Hospitality Corporation or any Restricted Subsidiary to comply with the covenant described under the caption
     "-- Covenants -- Merger, Consolidation or Sales of Assets";

          (d) failure by us, MeriStar Hospitality Corporation or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in the indenture or the notes after written notice shall have been given to us by the trustee or to us and the trustee from holders of at least 25% in principal amount of the notes then outstanding;

          (e) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions to the grace periods) the principal amount of Non-Recourse Indebtedness of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (1) 10% of the total assets of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries measured as of the end of our most recent fiscal quarter for which internal financial statements are available immediately before the date on which the default occurred, determined on a pro forma basis, and (2) $50 million, and the failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by us, MeriStar Hospitality Corporation or the Restricted Subsidiary of notice of the acceleration);

          (f) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions to the grace periods) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of us, MeriStar Hospitality Corporation or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time;

          (g) failure by us, MeriStar Hospitality Corporation or any Restricted Subsidiary to pay final judgments rendered against them (other than judgment liens without recourse to any of our, MeriStar Hospitality Corporation's or our respective Restricted Subsidiaries' assets or property other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days, except for judgments as to which a reputable insurance company has accepted full liability;

          (h) except as permitted by the indenture, any guarantee with respect to the notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors and assigns), or any person acting on behalf of such Guarantor (or its successors and assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its guarantee; and

          (i) specific events of bankruptcy or insolvency with respect to us, MeriStar Hospitality Corporation, or any of our respective subsidiaries that would constitute a Significant Subsidiary or any group of our respective subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from specific events of bankruptcy or insolvency, with respect to (1) us, (2) any of our or MeriStar Hospitality Corporation's subsidiaries that would constitute a Significant Subsidiary, (3) any group of our or MeriStar Hospitality Corporation's subsidiaries that, taken together, would constitute a Significant Subsidiary or
(4) MeriStar Hospitality Corporation, all outstanding notes will become due and payable without further action or notice. Under specific circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any acceleration with respect to the notes and its consequences. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default, except a default or event of default relating to the payment of principal or interest on the notes, if it determines that withholding notice is in their interest.

     The indenture provides that no holder of a note may pursue a remedy under the indenture unless:

          (a) the holder gives to the trustee written notice of a continuing event of default or the trustee receives the notice from us or MeriStar Hospitality Corporation;

          (b) the holders of at least 25% in principal amount of the then-outstanding notes make a written request to the trustee to pursue a remedy;

          (c) the holder of a note or holders of notes offer and, if requested, provide to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

          (d) the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during the 60-day period the holders of a majority in principal amount of the then-outstanding notes do not give the trustee a direction inconsistent with the request.

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

However, this provision does not affect the right of a holder of a note to sue for enforcement of any overdue payment on the notes.

     We and MeriStar Hospitality Corporation are required to deliver to the trustee annually a statement regarding compliance with the indenture, including with respect to any Restricted Payments made during that year and the basis upon which the calculations required by the covenants described under the caption
"-- Covenants -- Restricted Payments" were computed (which calculations may be based on our latest available financial statements). We and MeriStar Hospitality Corporation are also required upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying the default or event of default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     None of the directors, officers, employees, incorporators or stockholders, past, present or future, of us, any successor person or any Guarantor, as such, shall have any liability for any of our obligations under the notes, any guarantee of the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all those liabilities. The waiver and release are part of the consideration for issuance of the notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver or release is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The issuers may, at their option and at any time, elect to have all of the issuers' obligations and the obligations of any Guarantor discharged with respect to the outstanding notes ("legal defeasance"), except for:

          (a) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when the payments are due;

          (b) the issuers' obligations and those of the Guarantors with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trusts, duties and immunities of the trustee, and the issuers' obligations and those of the Guarantors in connection with the trustee; and

          (d) the legal defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have the issuers' obligations and those of any Guarantor released with respect to specific covenants that are described in the indenture ("covenant defeasance"). After this release, any omission to comply with those obligations would not constitute a default or event of default with respect to the notes. In the event covenant defeasance occurs, some events, but not non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described above under "-- Events of Default and Remedies" would no longer constitute an event of default with respect to the notes.

     In order to exercise either legal defeasance or covenant defeasance,

          (a) the issuers must irrevocably deposit with the trustee, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding notes;

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

          (b) in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel (which counsel may be one of our employees or an employee of one of our subsidiaries) reasonably acceptable to the trustee confirming that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of issuance of the notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

          (c) in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel (which counsel may be one of our employees or an employee of one of our subsidiaries) reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

          (d) no default or event of default shall have occurred and be continuing with respect to the notes on the date of the deposit, other than a default or event of default resulting from the borrowing of funds applied to the deposit, or insofar as events of default from bankruptcy or insolvency events are concerned, at anytime in the period ending on the 123rd day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the issuers);

          (e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we, MeriStar Hospitality Corporation or any of our respective subsidiaries is a party or by which we, MeriStar Hospitality Corporation or any of our respective subsidiaries is bound;

          (f) we shall have delivered to the trustee an opinion of counsel to the effect that, as of the date of the opinion, (1) the trust funds will not be subject to any rights of holders of Indebtedness other than the notes and (2) assuming no intervening bankruptcy of the issuers or MeriStar Hospitality Corporation between the date of deposit and the 123rd day following the deposit and assuming no holder of notes is one of the issuers' or MeriStar Hospitality Corporation's insiders, after the 123rd day following the deposit, the trust funds will not fall under the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally under any applicable United States or state law;

          (g) we shall have delivered to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of the notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (h) we shall have delivered to the trustee an officer's certificate and an opinion of counsel (which counsel may be one of our employees), each stating that all conditions precedent provided for relating to such legal defeasance or such covenant defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of notes as to all outstanding notes when either:

          (a) all the notes previously authenticated and delivered, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by the issuers and later repaid to the issuers or discharged from the trust, have been delivered to the trustee for cancellation; or

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

          (b) (1) all the notes not previously delivered to the trustee for cancellation have become due and payable by their terms or shall have been called for redemption and the issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the notes not previously delivered to the trustee for cancellation or redemption, for the principal amount, premium and liquidated damages, if any, and accrued interest to the date of the deposit; (2) the issuers have paid all other sums payable by the issuers with respect to the notes under the indenture; and (3) the issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

     In addition, we must deliver an officer's certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the notes have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes as provided in the indenture. The registrar (who will initially be the trustee) and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. The issuers may also require a holder to pay any taxes and fees required by law or permitted by the indenture. The issuers are not required to transfer or exchange any note selected for redemption. Also, the issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs of this subsection, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding notes, including consents obtained in connection with a tender offer or exchange offer for notes. In addition, any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then-outstanding notes, including consent obtained in connection with a tender offer or exchange offer for notes.

     Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder of notes:

          (a) reduce the principal amount of notes of any series whose holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any notes or alter the provisions with respect to the redemption of the notes;

          (c) reduce the rate of or change the time for payment of interest on any note;

          (d) waive a default or event of default in the payment of principal of or premium, if any, or interest on any notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from the acceleration;

          (e) make any note payable in money other than that stated in the notes;

          (f) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (g) waive a redemption payment with respect to any note;

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

          (h) make any change in the above amendment and waiver provisions;

          (i) modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any guarantee of the notes in a manner which adversely affects the holders in any material respect;

          (j) voluntarily release a Guarantor of the notes except as otherwise provided in the indenture; or

          (k) make any change to the covenants described above under the caption "-- Repurchase at the Option of Holders."

     Notwithstanding the foregoing, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes (a) to cure any ambiguity, defect or inconsistency, (b) to provide for uncertificated notes in addition to or in place of certificated notes, (c) to provide for the assumption of an issuer's or MeriStar Hospitality Corporation's obligations to holders of the notes in the case of a merger, consolidation or sale of assets,
(d) to release a Guarantor as provided in the indenture, (e) to make any change that would provide any additional rights or benefits to the holders of the notes, including providing for guarantees with respect to the notes under the covenant described under the caption "-- Guarantees," or that does not adversely affect the legal rights under the indenture of any such holder, or (f) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

CONCERNING THE TRUSTEE

     The indenture contains limitations on the rights of the trustee, should it become a creditor of an issuer, to obtain payment of claims in specific cases or to realize on specific property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign. The holders of a majority in principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, with some exceptions. The indenture provides that if an event of default occurs, and is not cured, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

DEFINITIONS

     We have provided below selected defined terms as used in the indenture. Please refer to the indenture for a full description of all those terms, as well as any other capitalized terms used in this description of the notes for which no definition is provided.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of the assets of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries on a consolidated basis (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting from the total amount of assets:

          (1) all of the current liabilities of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries on a consolidated basis, excluding intercompany items, and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly or annual consolidated balance sheet of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Securities and Exchange Commission or otherwise provided to the trustee.
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

     "Adjusted Total Assets" means, for any person, the Total Assets for such person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

     "Affiliate" of any specified person means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the person, whether through the ownership of voting securities, by agreement or otherwise. However, the beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

     "Asset Sale" means:

          (a) the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of our, MeriStar Hospitality Corporation's or a Restricted Subsidiary's Hospitality-Related Business properties or assets), conveyance or other disposition of any of our property or assets or that of MeriStar Hospitality Corporation or any Restricted Subsidiary, including by way of a sale and leaseback transaction;

          (b) the issuance or sale of Equity Interests of any of our or MeriStar Hospitality Corporation's Restricted Subsidiaries; or

          (c) any Event of Loss,

other than, with respect to clauses (a), (b) and (c) above, the following:

          (1) the sale or disposition of personal property held for sale in the ordinary course of business;

          (2) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business as long as the property is no longer necessary for the proper conduct of our business or the business of MeriStar Hospitality Corporation or such Restricted Subsidiary, as applicable;

          (3) the transfer of assets by us or MeriStar Hospitality Corporation to one of our respective Restricted Subsidiaries or by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries to us or MeriStar Hospitality Corporation or to another one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries;

          (4) (A) the exchange of one or more lodging facilities and related assets held by us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries for one or more lodging facilities and related assets of any person or entity; however, if any other assets are received by us, MeriStar Hospitality Corporation or the Restricted Subsidiary in that exchange, the other consideration must be in cash or Cash Equivalents and the cash or Cash Equivalent consideration shall be deemed to be cash proceeds of an Asset Sale for the purposes of calculating "Net Proceeds" and applying Net Proceeds, if any, as described in the covenant "Asset Sales," or (B) the issuance of OP Units or Preferred OP Units as full or partial consideration for the acquisition of lodging facilities and related assets; however, MeriStar Hospitality Corporation's board of directors must have determined that the terms of any exchange or acquisition are fair and reasonable and that the fair market value of the assets received by us or MeriStar Hospitality Corporation, as described in an opinion of a qualified appraiser, are equal to or greater than the fair market value of the assets exchanged, sold or issued by us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries;

          (5) any Restricted Payment, permitted under the covenant described under the caption "-- Covenants -- Restricted Payments" above;

          (6) the sale, lease, conveyance or other disposition of all or substantially all of our or MeriStar Hospitality Corporation's assets in compliance with the provisions of the indenture described above under the captions "-- Repurchase at the Option of Holders -- Change of Control" and "-- Covenants -- Merger, Consolidation or Sale of Assets";

          (7) the conversion of or foreclosure on any mortgage or note, but only if we, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries receives the real property underlying the mortgage or note; or

          (8) any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets, sold, leased, conveyed or otherwise disposed of was less than $5.0 million or an Event of Loss or related series of Events of Loss under which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million.

     "Assumed Indebtedness" means, with respect to any specified person:

          (a) Indebtedness of any other person existing at the time the other person merged with or into or became a subsidiary of the specified person; and

          (b) Indebtedness encumbering any asset acquired by the specified person, in each case excluding Indebtedness incurred in connection with, or in contemplation of that other person merging with or into or becoming a subsidiary of, the specified person.

     "Capital Lease Obligation" means, at the time any determination of the obligation is to be made, the amount of the liability in respect of a capital lease that would at the time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests, whether general or limited, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Cash Equivalents" means:

          (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the U.S. government having maturities of not more than six months from the date of acquisition;

          (b) (1) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, (2) bankers acceptances with maturities not exceeding six months from the date of acquisition and (3) overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

          (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above;

          (d) commercial paper or commercial paper master notes having a rating of at least P-2 or the equivalent of that rating by Moody's Investors Service, Inc. or at least A-2 or the equivalent of that rating by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition;

          (e) money market mutual funds that provide daily purchase and redemption features; and

          (f) corporate debt with maturities of not greater than six months and with a rating of at least A or the equivalent of that rating by Standard & Poor's Corporation and a rating of at least A2 or the equivalent of that rating by Moody's Investors Service, Inc.

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

     "Change of Control" means the occurrence of any of the following:

          (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our or MeriStar Hospitality Corporation's assets to any person or group, as that term is used in
     Section 13(d)(3) of the Securities Exchange Act;

          (b) the adoption of a plan relating to our or MeriStar Hospitality Corporation's liquidation or dissolution;

          (c) the acquisition by any person or group, as that term is used in
     Section 13(d)(3) of the Securities Exchange Act, of a direct or indirect interest in more than 50% of the ownership of MeriStar Hospitality Corporation or, other than by MeriStar Hospitality Corporation, of us or the voting power of MeriStar Hospitality Corporation's voting stock or, other than by MeriStar Hospitality Corporation, of our general partner interest by way of purchase, merger or consolidation or otherwise, other than a creation of a holding company that does not involve a change in our or MeriStar Hospitality Corporation's beneficial ownership as a result of the transaction;

          (d) our or MeriStar Hospitality Corporation's merger or consolidation with or into another corporation or merger of another corporation into us or MeriStar Hospitality Corporation with the effect that immediately after that transaction our or MeriStar Hospitality Corporation's existing stockholders immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the person surviving the merger or consolidation; or

          (e) the first day on which a majority of the members of MeriStar Hospitality Corporation's board of directors are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of that person for the period plus:

          (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent the losses were deducted in computing Consolidated Net Income; plus

          (b) provisions for taxes based on the income or profits of the person for the period, to the extent the provision for taxes was included in computing Consolidated Net Income; plus

          (c) Consolidated Interest Expense of the person for the period to the extent the expense was deducted in computing Consolidated Net Income; plus

          (d) Consolidated Depreciation and Amortization Expense of the person for the period, to the extent deducted in computing Consolidated Net Income; less

          (e) noncash items increasing the Consolidated Net Income for the period in each case, on a consolidated basis for the person and its Restricted Subsidiaries, and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary of the referent person shall be added to Consolidated Net Income to compute Consolidated Cash Flow (a) only to the extent, and in the same proportion, that the Net Income of the Restricted Subsidiary was included in calculating the Consolidated Net Income of that person, (b) only if a corresponding amount would be permitted at the date of determination to be dividended to that person by the Restricted Subsidiary without prior governmental approval (that has not been obtained), and (c) without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries, determined on a consolidated basis, which may properly be classified as current liabilities, including taxes payable as accrued, on a consolidated basis, after eliminating:

          (A) all intercompany items between us, MeriStar Hospitality Corporation and any of our respective Restricted Subsidiaries; and

          (B) all current maturities of long-term Indebtedness,

all as determined in accordance with GAAP consistently applied.

     "Consolidated Depreciation and Amortization Expense" means, with respect to any person for any period, the total amount of depreciation and amortization expense, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and the total amount of non-cash charges, other than non-cash charges that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period, of such person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income, including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing fees, (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers acceptance financing and
(c) interest for which such person or its Restricted Subsidiary is liable, whether or not actually paid, pursuant to Indebtedness or under a guarantee of Indebtedness of any other person, in each case, calculated for such Person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP (it being understood that the net income of Restricted Subsidiaries shall be consolidated with that of a person only to the extent of the proportionate interest of such person in such Restricted Subsidiaries), except that the following shall be excluded:

          (a) the Net Income of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to us or one of our Restricted Subsidiaries;

          (b) the Net Income of any person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Restricted Subsidiary;

          (c) the Net Income of any person acquired in a pooling-of-interests transaction for any period before the date of the acquisition shall be excluded; and

          (d) the cumulative effect of changes in accounting principles shall be excluded.

     "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets, less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other similar items properly deducted in determining net assets, which would appear on a consolidated balance sheet of MeriStar Hospitality Corporation, our company and our respective Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to

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purchase accounting and after deducting therefrom Consolidated Current
Liabilities and, to the extent otherwise included, the amounts of:

          (a) minority interests in consolidated subsidiaries held by persons other than us, MeriStar Hospitality Corporation or one of our respective subsidiaries;

          (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by MeriStar Hospitality Corporation's board of directors;

          (c) any revaluation or other write-up in book value of assets after the date of the indenture as a result of a change in the method of valuation in accordance with GAAP consistently applied;

          (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (e) treasury stock; and

          (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent the obligation is not reflected in Consolidated Current Liabilities.

     "Continuing Directors" means, as of any date of determination, any member of MeriStar Hospitality Corporation's board of directors who:

          (a) was a member of MeriStar Hospitality Corporation's board of directors on the date of the indenture; or

          (b) was nominated for election or elected to the board of directors with the affirmative vote of at least a majority of the Continuing Directors who were members of MeriStar Hospitality Corporation's board of directors at the time of the nomination or election.

     "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of August 3, 1998 and subsequently amended, entered into between and among us and the lenders party thereto, and any other senior debt facilities or commercial paper facilities with banks or other institutional lenders providing for borrowings, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, modified, supplemented, restructured, renewed, restated, or extended, from time to time on one or more occasions; provided that the term "Credit Agreement" shall not include Indebtedness described in clause (a) of the definition of "Non-Recourse Indebtedness" and/or Indebtedness commonly known as "collateralized mortgage-backed securities."

     "Credit Facilities" means, with respect to us or MeriStar Hospitality Corporation, one or more Credit Agreements, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including without limitation with Indebtedness described in clause (a) of the definition of "Non-Recourse Indebtedness" and/or Indebtedness commonly known as "collateralized mortgage-backed securities") in whole or in part from time to time.

     "default" with respect to the notes means any event that is or with the passage of time or the giving of notice or both would be an event of default with respect to the notes.

     "Disqualified Stock" means any Capital Stock, other than OP Units and Preferred OP Units, which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder of the stock, in whole or in part, on or before the first anniversary of the date on which the notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for Capital Stock.

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     "Event Of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (a) any loss, destruction or damage of the property or asset or (b) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of the property or asset, or confiscation of the property or asset or the requisition of the use of the property or asset.

     "Existing Indebtedness" means our Indebtedness and that of MeriStar Hospitality Corporation and our respective Restricted Subsidiaries in existence on the date of the indenture after giving effect to the use of proceeds of this offering of the notes and excluding, for this purpose, amounts outstanding under the Credit Agreement and other Indebtedness outstanding pursuant to clause (b) of the second paragraph under "Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" as in effect on the date of the indenture.

     "Existing Preferred OP Units" means Preferred OP Units issued and outstanding on the date of the indenture.

     "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of that person for the period to the Fixed Charges of such person for the period. If we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness, other than revolving credit borrowings that provide working capital in the ordinary course of business, or issues or redeems Preferred Stock after the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or the issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations, as determined in accordance with GAAP, that have been made by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or after the reference period and on or before the Calculation Date, shall be calculated on a pro forma basis assuming that all the acquisitions, dispositions, discontinued operations, mergers, consolidations, and the reduction of any associated fixed charge obligations resulting therefrom, had occurred on the first day of the four-quarter reference period.

     "Fixed Charges" means, with respect to any person for any period, the sum of:

          (a) Consolidated Interest Expense of that person and its Restricted Subsidiaries for the period, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income; and

          (b) the product of:

             (1) all cash dividend or distribution payments on any series of Preferred Stock of that person or its Restricted Subsidiaries, other than Preferred Stock owned by that person or its Restricted Subsidiaries; multiplied by

             (2) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of that person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; however, if the cash dividend or distribution on the Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one.

     "Funds From Operations" for any period means the Consolidated Net Income of MeriStar Hospitality Corporation for such period excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation on real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such person's

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Restricted Subsidiaries shall be consolidated only to the extent of such person's proportionate interest therein).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by another entity as have been approved by a significant segment of the accounting profession, which were in effect as of January 26, 2001.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligation of another person (including agreements to keep-well and to purchase assets, goods, securities or services).

     "Guarantor" means (a) MeriStar Hospitality Corporation and (b) any Subsidiary Guarantor, and in each case its successor, if any.

     "Hedging Obligations" means, with respect to any person, the obligations of that person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect that person against fluctuations in interest rates or currency exchange rates.

     "Hospitality-Related Business" means the lodging business and other businesses necessary for, incident to, in support of, connected with, complementary to or arising out of the lodging business, including, without limitation:

          (a) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities and convention or meeting facilities, and marketing services related to these facilities;

          (b) acquiring, developing, operating, managing or improving any real estate taken in foreclosure, or similar settlement, by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, or any real estate ancillary or connected to any lodging owned, managed or operated by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries;

          (c) owning and managing mortgages in, or other Indebtedness secured by Liens on, lodging and real estate related or ancillary to lodging; or

          (d) other activities related thereto.

     "Indebtedness" means, with respect to any person, any indebtedness of that person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect of the above, (c) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or (d) representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of that person prepared in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, the guarantee of any Indebtedness of such person or any other person.

     "Investment Grade" means a rating of the notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's);
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provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in rule 436 under the Securities Act) designated by us, notice of which shall be given to the trustee.

     "Investments" means, with respect to any person, all investments by that person in other persons, including Affiliates, in the forms of loans (including guarantees), advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of our respective direct or indirect Restricted Subsidiaries with the result that, after giving effect to any sale or disposition, we or MeriStar Hospitality Corporation, as the case may be, no longer own, directly or indirectly, greater than 50% of the outstanding common stock of the Restricted Subsidiary, we or MeriStar Hospitality Corporation, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the investments in such Restricted Subsidiary not sold or disposed of.

     "Lien" means, with respect to any asset, or income or profits therefrom, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any person, the net income (loss) of that person, determined as provided by GAAP and before any reduction in respect of Preferred Stock dividends, but excluding, any gain (but not loss), together with any related provision for taxes on the gain (but not loss) realized in connection with any Asset Sale, and also excluding any extraordinary gain (but not loss), together with any related provision for taxes on the extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions; and any relocation expenses incurred as a result of the sale, taxes paid or payable as a result of the sale, after taking into account any available tax credits or deductions and any tax sharing arrangements; amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which none of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries (1) provides credit support, other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness of ours or MeriStar Hospitality Corporation or of any of our respective Restricted Subsidiaries, under any undertaking, agreement or instrument that would constitute Indebtedness, (2) is directly or indirectly liable, other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness of ours or MeriStar Hospitality Corporation or of any of our respective Restricted Subsidiaries, or (3) constitutes the lender and (b) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit (upon notice, lapse of time or both) any holder of any of our other Indebtedness or that of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable before its stated maturity.

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     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OP Units" means limited partnership interests in us or any successor operating partnership that require the issuer of the interests to pay dividends or distributions which are tied to dividends paid on the common stock of MeriStar Hospitality Corporation and which by their terms may be converted into, or exercised or redeemed for, cash or MeriStar Hospitality Corporation common stock.

     "Permitted Investments" means any (a) Investments in us or MeriStar Hospitality Corporation, (b) Investments in any Restricted Subsidiary of ours or of MeriStar Hospitality Corporation, (c) such Investments in Cash Equivalents,
(d) Investments by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries in a person, if as a result of such Investment (1) the person becomes one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries, or (2) the person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries, (e) Investments in Unrestricted Subsidiaries or Permitted Joint Ventures, but only if the Investments are in entities solely or principally engaged in Hospitality-Related Businesses and the aggregate of the Investments does not exceed the greater of (1) $50.0 million or (2) 5% of Consolidated Net Tangible Assets collectively, (f) Investments in MeriStar Investment Partners, L.P. in an aggregate amount not to exceed $10.0 million collectively and (g) loans to MeriStar Hotels & Resorts, Inc. in an aggregate amount not to exceed $25.0 million collectively.

     "Permitted Joint Venture" means any corporation, partnership, limited liability company or partnership or other similar entity formed to hold lodging properties in which we or MeriStar Hospitality Corporation, directly or indirectly, own less than a 50.1% interest.

     "Permitted Refinancing" means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent:

          (a) the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of premiums and reasonable expenses incurred in connection with the Refinancing;

          (b) the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is scheduled to mature or is redeemable at the option of the holder, as the case may be, no earlier than the Indebtedness or Disqualified Stock, as the case may be, being refinanced;

          (c) in the case of Refinancing Indebtedness, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (d) in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

          (e) if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated or junior in right of payment to the notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated or junior in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded; and

          (f) the Refinancing Indebtedness or Refinancing Disqualified Stock is incurred or issued either by us or by a Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.
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     "Preferred OP Units" means limited partnership interests in us or any successor operating partnership that require the issuer of the units to pay regularly scheduled fixed distributions on the units, which are not related to dividends on MeriStar Hospitality Corporation's common stock, and which by their terms may be converted into, or exercised or redeemed for, cash or MeriStar Hospitality Corporation's common stock.

     "Preferred Stock" means (a) any Equity Interest with preferential right in the payment of dividends or distributions or upon liquidation, and (b) any Disqualified Stock.

     "Refinancing Disqualified Stock" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund, Disqualified Stock or Indebtedness permitted to be issued under the tests described in the first paragraph of the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c),
(e), (g), (i) and (j) of the second paragraph of that covenant.

     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance renew, replace, defease or refund, Indebtedness permitted to be incurred under the tests described in the first paragraph of the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c), (e), (g), (i) and (j) of the second paragraph of that covenant described under the caption
"-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock."

     "Restricted Investments" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a person means any subsidiary of the referent person that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien upon our property or the property of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, other than Indebtedness under a Credit Facility secured only by a Stock Pledge.

     "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as such Regulation is in effect on the date of the indenture.

     "Stock Pledge" means a first priority security interest in the equity interests of subsidiaries of ours or subsidiaries of MeriStar Hospitality Corporation.

     "Subsidiary Debt" means, without duplication, all Unsecured Indebtedness (including guarantees other than guarantees by Restricted Subsidiaries of Secured Indebtedness) of which a Restricted Subsidiary other than a Guarantor is the obligor. A release of the guarantee of a Guarantor which remains a Restricted Subsidiary shall be deemed to be an incurrence of Subsidiary Debt in an amount equal to our proportionate interest in the Unsecured Indebtedness of such Guarantor.

     "subsidiary" means, with respect to any person:

          (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such person, by such person and one or more subsidiaries of such person or by one or more subsidiaries of such person, or the accounts of which would be consolidated with those of such person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date; and

          (2) any partnership;

             (a) in which such person or one or more subsidiaries of such person is, at the time, a general partner and owns alone or together with us a majority of the partnership interest; or

             (b) in which such person or one or more subsidiaries of such person is, at the time, a general partner and which is controlled by such person in a manner sufficient to permit its

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        financial statements to be consolidated with the financial statements of such person in conformity with GAAP and the financial statements of which are so consolidated.

     "Subsidiary Guarantor" means (a) each of our subsidiaries that guarantees our Credit Agreement on the date of the indenture and (b) any Restricted Subsidiary that becomes a guarantor of the notes under the terms of the indenture, and its successor, if any.

     "Total Assets" means the sum of:

          (a) Undepreciated Real Estate Assets; and

          (b) all other assets (excluding intangibles) of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries determined on a consolidated basis.

     "Total Unencumbered Assets" as of any date means the sum of:

          (a) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

          (b) all other assets (but excluding intangibles) of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

     "Transaction Date" means, with respect to the incurrence of any Indebtedness or issuance of Disqualified Stock by us, MeriStar Hospitality Corporation or any our respective Restricted Subsidiaries, the date such Indebtedness is to be incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the us or MeriStar Hospitality Corporation or any our respective Restricted Subsidiaries plus capital improvements) of real estate assets of ours, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis.

     "Unrestricted Subsidiary" means any subsidiary that is, or has been, designated by MeriStar Hospitality Corporation's board of directors as an Unrestricted Subsidiary under a board resolution, but only to the extent that the Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Indebtedness;

          (2) is not party to any agreement, contract, arrangement or understanding with us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us, MeriStar Hospitality Corporation or the Restricted Subsidiary than those that might be obtained at the same time from persons who are not our affiliates;

          (3) is a person with respect to which neither we nor MeriStar Hospitality Corporation nor any of our respective Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results, other than under agreements relating to the management of hotels entered into between Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of the subsidiaries' business, consistent with past practice; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any of our Indebtedness or that of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries.

     Any designation by MeriStar Hospitality Corporation's board of directors made after the date of issuance of the notes shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an officer's certificate certifying that the designation

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complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that subsidiary shall be deemed to be incurred by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries as of that date, and, if the Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock," we and MeriStar Hospitality Corporation shall be in default of the covenant.

     MeriStar Hospitality Corporation's board of directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, but the designation will be deemed to be an incurrence of Indebtedness by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries of any outstanding Indebtedness of the Unrestricted Subsidiary, and the designation shall only be permitted if (a) the Indebtedness is permitted under the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock," and (b) no default or event of default would be in existence following the designation.

     MeriStar Hospitality Finance Corp. may not under any circumstances be designated as an Unrestricted Subsidiary.

     "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries that is not Secured Indebtedness.

     "Weighted Average Life to Mandatory Redemption" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount by (2) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment, by (b) the then-outstanding liquidation preference amount of the Disqualified Stock.

     "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount, by (2) the number of years, calculated to the nearest one twelfth, that will elapse between that date and the making of the payment, by (b) the then outstanding principal amount of the Indebtedness.

BOOK-ENTRY, DELIVERY AND FORM

     We will initially issue the exchange notes in the form of one or more registered notes in global form without coupons. We will deposit each global note on the date of the closing of this exchange offer with the trustee as custodian for The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of The Depository Trust Company or to a successor of The Depository Trust Company or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Depositary
Procedures -- Exchange of Book-Entry Notes for Certificated Notes."

     The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITORY PROCEDURES

     We are providing you with a description of the operations and procedures of The Depository Trust Company. The operations and procedures of The Depository Trust Company are solely within the control

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of its settlement system and are subject to change from time to time. We are not responsible for these operations and procedures and urge you to contact The Depository Trust Company or its participants directly to discuss these matters.

     The Depository Trust Company has advised us that it is a limited purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book entry changes in the accounts of these participants. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to The Depository Trust Company's system is also indirectly available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through its participants and the ownership interests and transfers of ownership interests of these other persons will be recorded only on the records of the participants and not on the records of The Depository Trust Company.

     The Depository Trust Company has also advised us that, in accordance with its procedures, (1) upon deposit of the global notes, it will credit the accounts of the direct participants with an interest in the global notes, and
(2) it will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Both direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

     Investors in the global notes may hold their interests in the notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company. All interests in a global note may be subject to the procedures and requirements of The Depository Trust Company.

     The laws of some states require that some persons take physical delivery in definitive certificated form of the securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge its interest to persons or entities that are not direct participants in The Depository Trust Company or to otherwise take actions in respect of its interest, may be affected by the lack of physical certificates evidencing the interests. For certain other restrictions on the transferability of the exchange notes please refer to "-- Exchange of Book-Entry Notes for Certificated Notes" below.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS OF THESE NOTES UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments with respect to the principal of and interest on any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing these notes under the indenture. Under the terms of the indenture, we and the trustee will treat the person in whose names the notes are registered, including notes represented by global notes, as the owners of the notes for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of the issuers, the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for (1) any aspect of The Depository Trust Company's records or any direct or indirect participant's records relating to, or payments made on account of, beneficial
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

ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or (2) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

     The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the security as shown on its records, unless it has reasons to believe that it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants and will not be the responsibility of The Depository Trust Company, the trustee, MeriStar Hospitality Corporation or the issuers.

     None of the issuers, MeriStar Hospitality Corporation or the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the notes and the issuers, MeriStar Hospitality Corporation and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company or its nominee as the registered owner of the exchange notes.

     Subject to compliance with the transfer restrictions applicable to the exchange notes described herein, cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, these cross market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines, Brussels time, of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in The Depository Trust Company and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the exchange notes as to which the participant or participants has or have given that direction. However, if there is an event of default with respect to the notes, The Depository Trust Company reserves the right to exchange the global notes for legended notes in certificated form and to distribute them to its participants.

     Although The Depository Trust Company has agreed to these procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, it is under no obligation to perform or to continue to perform these procedures and may discontinue them at any time. None of the issuers, MeriStar Hospitality Corporation, the trustee or any of our or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company or its participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Notes for Certificated Notes

     A global note will be exchangeable for definitive notes in registered certificated form if:

     - The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days,

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

     - The Depository Trust Company ceases to be a clearing agency registered under the Exchange Act,

     - we elect to cause the issuance of the certificated notes upon a notice of the trustee, or

     - a default or event of default under the indenture for the notes has occurred and is continuing.

     In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the name, and issued in any approved denominations, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

  Exchange of Certificated Notes for Book-Entry Notes

     Exchange notes issued in certificated form may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes.

  Same Day Settlement and Payment

     The indenture requires that payments in respect of the exchange notes represented by the global notes, including principal, premium, if any, and interest, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to exchange notes in certificated form, the issuers will make all payments of principal, premium, if any, and interest on the exchange notes at their office or agency maintained for such purpose within the city and state of New York, initially the office of the paying agent maintained for such purpose, or, at their option, by check mailed to the holders thereof at their respective addresses set forth in the register of holders of notes. However, the issuers are required to make all payments of principal, premium, if any, and interest on notes in certificated form the holders of which have given the issuers wire transfer instructions, by wire transfer of immediately available funds to the accounts specified by the holders thereof.

     The exchange notes represented by the global notes are expected to be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. The issuers expect that secondary trading in any certificated notes will also be settled in immediately available funds. Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a direct or indirect participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company's settlement date.

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

                    UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following discussion summarizes specified United States federal income and estate tax considerations that may be relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer and to the ownership and disposition of exchange notes by U.S. and non-U.S. holders, each as defined below, who acquire the exchange notes in the exchange offer. The following discussion does not purport to be a full description of all United States federal income and estate tax considerations that may be relevant to the exchange offer or to the holding or disposition of the exchange notes and does not address any other taxes that might be applicable to a holder of the exchange notes, such as tax consequences arising under the tax laws of any state, locality or foreign jurisdiction. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, our special United States tax counsel, the discussion accurately reflects the material United States federal income tax consequences to U.S. and non-U.S. holders who acquire the exchange notes in the exchange offer of the consummation of the exchange offer and the ownership and disposition of the exchange notes. The United States Internal Revenue Service may not take a similar view of these consequences. Further, this discussion does not address all aspects of federal income and estate taxation that may be relevant to particular holders in light of their personal circumstances and does not deal with persons that are subject to special tax rules, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, financial institutions, insurance companies, tax-exempt entities, persons holding the notes as part of a hedging or conversion transaction, a straddle or a constructive sale and persons whose functional currency is not the United States dollar. The discussion below assumes that the notes are held as capital assets within the meaning of section 1221 of the Internal Revenue Code.

     If an entity that is treated as a partnership for federal income tax purposes holds exchange notes, the tax treatment of its partners or members will generally depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for federal income tax purposes and that entity is holding the exchange notes, you should consult your tax advisor.

     The discussion of the United States federal income and estate tax considerations below is based on currently existing provisions of the Internal Revenue Code, the applicable Treasury regulations promulgated and proposed under the Internal Revenue Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.


     As used in this prospectus, a U.S. holder means a beneficial owner of an exchange note who is, for United States federal income tax purposes:


     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or of any of its political subdivisions;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if either a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.


     As used in this prospectus, a non-U.S. holder means a beneficial owner of an exchange note who is not a U.S. holder.


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EXCHANGE OFFER

     The exchange of the initial notes for the exchange notes pursuant to the exchange offer will not be treated as a taxable event to holders. Consequently, no gain or loss will be realized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the initial note exchanged for such exchange note and the adjusted tax basis of the exchange note will be the same as the adjusted tax basis, immediately before the exchange, of the initial note exchanged for the exchange note.

TAX CONSIDERATIONS FOR U.S. HOLDERS

  Stated Interest and Original Issue Discount

     A U.S. holder generally will be required to include in gross income as ordinary interest income the stated interest on an exchange note at the time that the interest accrues or is received, in accordance with the U.S. holder's regular method of accounting for United States federal income tax purposes.

     The initial notes were issued at a discount from their face amount. If the de minimis exception described below had not applied, each exchange note would be treated as having been issued with original issue discount in an amount equal to the excess of the stated redemption price at maturity of the exchange note over the issue price of the exchange note, a U.S. holder of an exchange note received in exchange for an initial note acquired by such holder at initial issuance would be required to include that amount of original issue discount in income and a U.S. holder of an exchange note received in exchange for an initial note acquired by the holder after initial issuance also might be required to include an amount of original issue discount in income depending upon and computed by reference to the holder's tax basis in the initial note immediately after its acquisition, in each case under the constant yield method of accrual, prior to the receipt of payments attributable to such income and regardless of the holder's method of accounting for federal income tax purposes. For purposes of the foregoing, the stated redemption price at maturity of an exchange note is equal to its stated principal amount, and the issue price of an exchange note is the first price at which a substantial amount of the initial notes were sold. For purposes of determining issue price, sales to a bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler to the public were ignored. Because the amount of the original issue discount on the initial notes was less than a statutorily defined de minimis amount, the amount of original issue discount on the exchange notes is treated as zero, absent any election by the holder of exchange notes to treat such amount as original issue discount.

  Market Discount

     If a U.S. holder purchased an initial note at initial issuance for an amount that was less than its issue price or purchased an initial note after initial issuance but prior to this exchange offer for an amount that was less than the stated principal amount of the note and in either case a de minimis exception did not apply, the difference is treated as market discount. Unless the U.S. holder makes an election to include market discount in income as it accrues, any partial principal payment on the exchange note, gain realized on the sale, exchange or retirement of the exchange note and unrealized appreciation on some nontaxable dispositions of the exchange note will be treated as ordinary income to the extent of the market discount that has not been previously included in income and that is treated as having accrued on the exchange note prior to the payment or disposition. A U.S. holder also might be required to defer all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the note, unless the U.S. holder has made an election to include the market discount in income as it accrues. Unless the U.S. holder elects to treat market discount as accruing on a constant yield method, market discount will be treated as accruing on a straight-line basis over the term of the note. An election made to include market discount in income as it accrues will apply to all debt instruments acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.

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

  Bond Premium

     If a U.S. holder purchased an initial note prior to this exchange offer for an amount that is in excess of all amounts payable on the note after the purchase date, other than payments of stated interest, the excess is treated as bond premium. In general, a U.S. holder may elect to amortize bond premium over the remaining term of the note on a constant yield method. The amount of bond premium allocable to any accrual period is first offset against the stated interest allocable to the accrual period and any excess may be deducted, subject to specified limitations. An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. holder and may be revoked only with the consent of the Internal Revenue Service.

  Sale, Exchange or Retirement of the Exchange Notes

     A U.S. holder's tax basis in an exchange note generally will be the U.S. holders' cost for the initial note, increased by any accrued market discount included in income and decreased by any amortized bond premium and any payments that are not payments of stated interest. A U.S. holder generally will recognize gain or loss on the sale, exchange, retirement or other taxable disposition of an exchange note in an amount equal to the difference between the amount of cash plus the fair market value of any property received, other than any amount received in respect of accrued interest, which will be taxable as ordinary interest income if not previously included in income, and the U.S. holder's tax basis in the exchange note. Subject to the discussion of market discount above, gain or loss recognized on the sale, exchange, retirement or other taxable disposition of an exchange note, including amounts attributable to de minimis original issue discount in the case of a holder of notes acquired at initial issuance, generally will be capital gain or loss. In the case of a noncorporate U.S. holder, the federal income tax rate applicable to capital gains will depend upon the holder's holding period for the exchange notes, with a preferential rate available for exchange notes held for more than one year, and upon the holder's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.

TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

     Generally, payments of principal or interest on the exchange notes by us or our paying agent to a non-U.S. holder will not be subject to U.S. federal income or income withholding tax, if, in the case of interest:

     - the non-U.S. holder does not actually own, and is not deemed to own under any applicable Treasury regulations, 10% or more of the capital or profits interests in MeriStar LP;

     - the non-U.S. holder is not, for United States federal income tax purposes, a controlled foreign corporation related to us either through actual ownership or deemed to be related to us through ownership under applicable Internal Revenue Code rules;

     - the non-U.S. holder is not a bank whose receipt of interest is described in section 881(c)(3)(A) of the Internal Revenue Code; and

     - either (A) the non-U.S. holder provides us or our agent with an Internal Revenue Service Form W-8 BEN, or a suitable substitute form, signed under penalties of perjury, that includes its name and address and certifies as to its non-United States status in compliance with applicable law and Treasury regulations or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the exchange note on behalf of the beneficial owner and provides a statement to us or our agent signed under penalties of perjury in which the organization, bank or financial institution certifies that the form or suitable substitute has been received by it from the non-U.S. holder or from another financial institution acting on behalf of the non-U.S. holder and furnishes us or our agent with a copy.

     In the case of exchange notes held by a foreign partnership, the certification described above normally is provided by the partners as well as by the foreign partnership and the partnership provides other

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

specified information. Other methods might be available to satisfy the certification requirements described above, depending upon the circumstances applicable to the non-U.S. holder.

     If these requirements cannot be met and the requirements applicable to treatment of the interest as effectively connected with the conduct of a United States trade or business described below are not met, a non-U.S. holder will be subject to United States federal income withholding tax at a rate of 30% with respect to payments of interest on the exchange notes, unless the non-US holder provides us with a properly executed Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty.

     A non-U.S. holder generally will not be subject to United States federal income or income withholding tax on gain realized on the sale, exchange, redemption, retirement or other disposition of an exchange note, unless the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and other applicable conditions are met, or the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

     Notwithstanding the above, if a non-U.S. holder is engaged in a trade or business in the United States and if interest on the exchange note or gain realized on the disposition of the exchange note is effectively connected with the conduct of the trade or business, the non-U.S. holder usually will be subject to regular United States federal income tax on the interest or gain in the same manner as if it were a U.S. holder, unless an applicable treaty provides otherwise. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, with specified adjustments. For this purpose, interest on an exchange note will be included in the foreign corporation's earnings and profits. Even though the effectively connected income is subject to income tax, and may be subject to the branch profits tax, it generally is not subject to income withholding if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8 ECI (or successor form) to the payor.

     An exchange note held by an individual non-U.S. holder who at the time of death is not a United States citizen or resident, as defined for United States federal estate tax purposes, will not be subject to United States federal estate taxation as a result of the individual's death unless (A) the individual actually owns, or is deemed to own under any applicable Treasury regulations, 10% or more of the capital or profits interests in MeriStar LP or (B) interest payments with respect to the exchange note would have been, if received at the time of the individual's death, effectively connected with the conduct by the individual of a trade or business in the United States.

TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS AND NON-U.S. HOLDERS

  Information Reporting and Backup Withholding

     Noncorporate U.S. holders generally will be subject to information reporting and might be subject to a backup withholding tax with respect to payments on, and the proceeds of disposition of, an exchange note. Backup withholding will apply only if the U.S. holder:

     - fails to furnish its taxpayer identification number which, for an individual, would be his Social Security number;

     - furnishes an incorrect taxpayer identification number;

     - is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

     - in some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

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     Backup withholding and information reporting generally will not apply to payments made by us or our paying agent on an exchange note to a non-U.S. holder if the certification described under "Tax Considerations for Non-U.S. Holders" is provided or the non-U.S. holder otherwise establishes an exemption, and the payor does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied. The payments of proceeds from the disposition of an exchange note to or through a non-United States office of a broker, as defined in applicable Treasury regulations, that is (A) a United States person, (B) a controlled foreign corporation for United States federal income tax purposes, (C) a foreign person 50% or more of whose gross income from all sources for the 3 prior years is from activities effectively connected with the conduct of a United States trade or business or
(D) a foreign partnership, if at any time during its tax year, either more than 50% of its income or capital interests are owned by U.S. holders or the partnership is engaged in the conduct of a United States trade or business, will be subject to information reporting requirements unless the broker has documentary evidence in its files of the holder's non-U.S. holder status and has no actual knowledge to the contrary or the non-U.S. holder otherwise establishes an exemption. Backup withholding normally will not apply to any payment of the proceeds from the sale of an exchange note made to or through a foreign office of a broker; however, backup withholding might apply if the broker has actual knowledge that the payee is a U.S. holder. Payments of the proceeds from the sale of an exchange note to or through the United States office of a broker are subject to information reporting and possible backup withholding unless the holder certifies, under penalties of perjury, that it is not a U.S. holder and that other conditions are met or the holder otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied.

     Holders of exchange notes should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining an exemption, if available.

     The amount of any backup withholding will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund if the required information is furnished to the Internal Revenue Service.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND OF HOLDING AND DISPOSING OF THE NOTES INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to Title I of ERISA, which we refer to as "ERISA plans," and on those persons who are fiduciaries of ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with documents governing the ERISA plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of an ERISA plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts, which together with ERISA plans, we refer to as the "plans," and specified persons, referred to as "parties in interest" or "disqualified persons," having specified relationships to such plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and to other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engaged in a prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

     The fiduciary of a plan that proposes to exchange initial notes for exchange notes should consider, among other things, whether such exchange of initial notes for exchange notes may involve (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property between a plan and a party in interest or disqualified person or (3) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending upon the identity of the plan fiduciary making the decision to acquire or hold the notes, or exchange the notes for exchange notes, on behalf of a plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts), could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, although there can be no assurance that all of the conditions of such exemptions will be satisfied.

     Federal, state, local or non-United States laws governing the investment and management of the assets of governmental plans and other plans which are not subject to ERISA or the Internal Revenue Code may contain fiduciary and prohibited transaction requirements similar to those under Title I of ERISA and
Section 4975 of the Internal Revenue Code, which we refer to as "similar laws." Accordingly, fiduciaries of such plans, in consultation with their counsel, should consider the impact of their respective laws on investments in the notes and the considerations discussed above, to the extent applicable.

     Because of the above, the initial notes should not be exchanged for exchange notes by any person investing "plan assets" of any plan or employee benefit plan subject to similar laws, unless such exchange of initial notes for exchange notes will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable similar laws.

     Accordingly, by acceptance of an exchange note, each holder and subsequent transferee of an exchange note will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire the exchange notes constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or the applicable provisions of any similar law or (2) the exchange of the initial notes for the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar violation of any applicable similar laws.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons, considering exchanging initial notes for the exchange notes on behalf of, or with the assets of, any plan or employee benefit plan subject to similar laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Internal Revenue Code and any similar laws to such investment and whether an exemption would be applicable to the exchange of the initial notes for exchange notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealers, against specific liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Christopher L. Bennett, Esq., Senior Vice President and General Counsel of MeriStar Hospitality Corporate has passed upon the validity of the exchange notes. Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, has passed upon specific tax matters with respect to the exchange offer.

                                    EXPERTS

     The consolidated financial statements of MeriStar Hospitality Operating Partnership, L.P. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and the financial statement schedule of real estate and accumulated depreciation, and supplementary consolidating information, have been incorporated by reference in this registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of MeriStar Hospitality Corporation and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and the financial statement schedule of real estate and accumulated depreciation have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accounts, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-4 with the Securities and Exchange Commission covering the exchange notes, and this prospectus is part of our registration statement. For further information on us and the exchange notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     We are subject to the information requirements of the Securities Exchange Act and will be required to file reports and other information with the Securities and Exchange Commission. You can inspect and copy at prescribed rates the reports and other information that we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of these materials from us upon request.

     In addition, the indenture requires that, whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, we will provide the trustee and noteholders, and will, if permitted, file with the Securities and Exchange Commission, all quarterly and annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Securities Exchange Act including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on it by its certified independent accountants, for so long as any of the exchange notes are outstanding. We will also make the information available to investors and securities analysts who request it in writing. In addition, for so long as any of the initial notes or the exchange notes remain outstanding, we have agreed to make available to any prospective purchaser of these notes or owner of these exchange notes in connection with any sale of the exchange notes the information required by Rule 144A(d)(4) under the Securities Act. Any requests should be directed to MeriStar Hospitality Corporation at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention Christopher L. Bennett, Senior Vice President and General Counsel;
Telephone: (202) 295-1000.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROSPECTUS OR IN OUR DOCUMENTS OR THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us and MeriStar Hospitality Corporation to "incorporate by reference" the information we file with them, which means that we can disclose important business and financial information about us to you that is not included in or delivered with this prospectus by referring you to those documents.

     We incorporate by reference the following filings of MeriStar Hospitality Operating Partnership:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 28, 2002, as amended by the Form 10-K/A filed on April 29, 2002 and the Form 10-K/A filed on May 8, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002; and

     - Current Reports on Form 8-K filed on January 31, 2002 and May 7, 2002.

     We incorporate by reference the following filings of MeriStar Hospitality
Corporation:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 7, 2002, as amended by the Form 10-K/A filed on March 28, 2002 and the Form 10-K/A filed on May 8, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002; and

     - Current Reports on Form 8-K filed on January 31, 2002 and May 7, 2002.

     In addition, we incorporate by reference to this prospectus any other filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the exchange offer.

     YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

       c/o Christopher L. Bennett, Senior Vice President and General Counsel MeriStar Hospitality Corporation
       1010 Wisconsin Avenue, N.W.
       Washington, D.C. 20007
       Telephone requests may be directed to (202) 295-1000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. OR MERISTAR HOSPITALITY FINANCE CORP. II SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.
                     MERISTAR HOSPITALITY FINANCE CORP. II

                               OFFER TO EXCHANGE
              $250,000,000 OF THEIR 10 1/2% SENIOR NOTES DUE 2009

                              --------------------
                                   PROSPECTUS
                              --------------------

                                          , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 14, 2002

PROSPECTUS

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

                     MERISTAR HOSPITALITY FINANCE CORP. III


      OFFER TO EXCHANGE $200,000,000 OF THEIR 9 1/8% SENIOR NOTES DUE 2011


                          TERMS OF THE EXCHANGE OFFER


     - We are offering to exchange 9 1/8% senior notes due 2011 that we are registering under the Securities Act of 1933 by the accompanying registration statement for all outstanding 9 1/8% senior notes due 2011 that we issued on February 7, 2002.


     - It will expire at 5:00 p.m., New York City time, on --, 2002, unless we extend it.

     - If all the conditions to this exchange offer are satisfied, we will exchange all of our existing 9 1/8% senior notes that are validly tendered and not withdrawn.

     - You may withdraw your tender of 9 1/8% senior notes at any time before the expiration of this exchange offer.

     - The exchange notes that we will issue in the exchange offer will be substantially identical to the 9 1/8% senior notes issued in February 2002, except that the exchange notes will have no transfer restrictions or registration rights.


     - The exchange notes are new securities with no established market for trading. We cannot be sure that an active trading market will develop for the exchange notes. However, by replacing all of our outstanding 9 1/8% senior notes with one issue of exchange notes, we expect that the exchange notes will be held by a greater number of holders for trading and anticipate greater liquidity for exchange notes as compared to our outstanding 9 1/8% senior notes. Conversely, the trading market for our outstanding 9 1/8% senior notes will become more limited to the extent other holders of 9 1/8% senior notes participate in the exchange offer.


             BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE
       SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 9.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       The date of this prospectus is --, 2002.

                                   TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................     1
Risk Factors................................................     9
Use of Proceeds.............................................    22
Ratio of Earnings to Fixed Charges..........................    23
Capitalization..............................................    24
The Exchange Offer..........................................    25
Description of the Exchange Notes...........................    36
United States Federal Tax Considerations....................    73
ERISA Considerations........................................    78
Plan of Distribution........................................    79
Legal Matters...............................................    80
Experts.....................................................    80
Available Information.......................................    80
Incorporation by Reference..................................    81

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

     - the current slowdown of the national economy;

     - economic conditions generally and the real estate market specifically;

     - the impact of the September 11, 2001 terrorist attacks or actual or threatened future terrorist incidents;

     - legislative/regulatory changes, including changes to laws governing the taxation of REITs;

     - availability of capital;

     - interest rates;

     - competition;

     - supply and demand for hotel rooms in our current and proposed market areas; and

     - changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

     These risks and uncertainties, along with the risk factors discussed in the section entitled "Risk Factors", should be considered in evaluating any forward-looking statements contained in this prospectus.

     We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before participating in the exchange offer. You should read this entire prospectus carefully, including the section entitled "Risk Factors" beginning on page 9 and the financial statements, including the notes to those financial statements, included elsewhere in this prospectus.


     Unless the context otherwise requires, the words "we," "our," "us," and "MeriStar LP" refer to MeriStar Hospitality Operating Partnership, L.P. and its direct and indirect subsidiaries. The term "2001 notes" refers to the 9 1/8% Senior Notes due 2011 that were issued by MeriStar Hospitality Operating Partnership and MeriStar Hospitality Finance Corp. on October 12, 2001. The term "2002 notes" refers to the 9 1/8% Senior Notes due 2011 that were issued by MeriStar Hospitality Operating Partnership and MeriStar Hospitality Finance Corp. III on February 7, 2002. The term "existing notes" refers to the 2001 notes and the 2002 notes, collectively. The term "exchange notes" refers to the 9 1/8% Senior Notes due 2011 being offered in exchange for the 2001 notes and the 2002 notes. The term "notes" refers to the existing notes and the exchange notes, collectively.


                               ABOUT OUR COMPANY

     We own a portfolio of primarily upscale, full-service hotels. We are the operating partnership of MeriStar Hospitality Corporation, a real estate investment trust that operates all of its business through us. MeriStar Hospitality Corporation, which we also refer to as MeriStar, is our sole general partner and controls us. As of March 31, 2002, we owned 112 hotels with 28,653 rooms. The hotels are located in major metropolitan areas or rapidly growing secondary markets in the United States and Canada. A majority of the hotels are operated under nationally recognized brand names such as Hilton(R), Sheraton(R), Westin(R), Marriott(R), Radisson(R), Doubletree(R) and Embassy Suites(R).

     We believe that the upscale, full-service segment of the lodging industry offers strong potential operating results and investment opportunities. The real estate market has recently experienced a significant slowdown in the construction of upscale, full-service hotels. Also, upscale, full-service hotels have particular appeal to both executives and upscale leisure travelers. We believe the combination of these factors offers good potential ownership opportunities for us in this sector of the lodging industry.

     MeriStar Hospitality Corporation and our company were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a real estate investment trust, and its associated entities merged with CapStar Hotel Company and its associated entities. MeriStar Hospitality Finance Corp. III is a wholly-owned, special purpose subsidiary of our company that was created on January 31, 2002. The principal executive office of the issuers is located at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007. Our telephone number is (202) 965-4455.

                                 THE PROPERTIES

     The following is a summary of our brand affiliations as of March 31, 2002:

                                                              NUMBER OF
                                                              PROPERTIES
                                                              ----------
Hilton Brands:
  Embassy Suites............................................       3
  Doubletree and Doubletree Guest Suites....................       6
  Hilton and Hilton Suites..................................      23
Six Continents Brands:
  Holiday Inn...............................................      10
  Crowne Plaza and Crowne Plaza Suites......................       5
  Holiday Inn Select........................................       4
Starwood Brands:
  Sheraton and Sheraton Suites..............................      11
  Westin....................................................       4
Marriott Brands:
  Courtyard by Marriott.....................................       5
  Marriott..................................................       3
Radisson Brands:
  Radisson..................................................      12
Other.......................................................      26
                                                                 ---
          Total Hotels......................................     112
                                                                 ===

FRANCHISES

     We employ a flexible strategy in selecting brand names based on a particular hotel's market environment and the hotel's unique characteristics. Accordingly, we use various national trade names under licensing arrangements with national franchisors.

                         SUMMARY OF THE EXCHANGE OFFER


     MeriStar Hospitality Operating Partnership and MeriStar Hospitality Finance Corp. III, the issuers, are offering to exchange $200,000,000 aggregate principal amount of their 9 1/8% Senior Notes due 2011 for like amounts of their 2002 notes. The 2002 notes were issued in an aggregate principal amount of $200 million in a private offering, exempt from registration under The Securities Act. The form and terms of the exchange notes are the same as the form and terms of the 2002 notes, except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the 2002 notes, and both the 2002 notes and the exchange notes will be governed by the same indenture. Concurrently with this offer to exchange their exchange notes for 2002 notes, the issuers are also offering to exchange $200,000,000 aggregate principal amount of their exchange notes for a like principal amount of 2001 notes.



     The exchange notes are a new issue of securities for which there is currently no public market. We cannot be sure that an active trading market will develop for the exchange notes. However, by replacing the two separate issues of existing notes with one issue of exchange notes, we expect that the exchange notes will be held by a greater number of holders for trading and anticipate greater liquidity for the exchange notes as compared to the existing notes. Conversely, the trading market for your 2002 notes will become more limited to the extent other holders of 2002 notes participate in the exchange offer.



     In connection with the private offering of the 2002 notes, we entered into a registration rights agreement. Under the registration rights agreement, we are obliged to, among other things, deliver to you this prospectus and complete the exchange offer. This exchange offer allows you to exchange your existing notes for newly registered exchange notes with substantially similar terms. If the exchange offer is not completed as contemplated in the registration rights agreement, we will be required to pay liquidated damages to holders of the 2002 notes and to holders of the exchange notes under limited circumstances.



THE EXCHANGE OFFER..................     The issuers will exchange their
                                         exchange notes for a like aggregate
                                         principal amount at maturity of 2002
                                         notes. In order to exchange your 2002
                                         notes, you must properly tender them to
                                         the issuers and we must accept your
                                         tender. The issuers will exchange all
                                         outstanding 2002 notes that are validly
                                         tendered and not validly withdrawn.


EXPIRATION DATE.....................     This exchange offer will expire at 5:00
                                         p.m., New York City time, on --, 2002,
                                         unless the issuers decide to extend it.

CONDITIONS TO THE EXCHANGE OFFER....     The issuers will complete this exchange
                                         offer unless the exchange offer is not
                                         permissible under applicable law or
                                         Securities and Exchange Commission
                                         policy.

                                         Please refer to the section in this
                                         prospectus entitled "The Exchange
                                         Offer -- Terms of the Exchange
                                         Offer -- Conditions to the Exchange
                                         Offer."

PROCEDURES FOR TENDERING INITIAL
NOTES...............................     To participate in this exchange offer,
                                         you must complete, sign and date the
                                         letter of transmittal or its facsimile
                                         and transmit it, together with your
                                         existing notes to be exchanged and all
                                         other documents required by the letter
                                         of transmittal, to U.S. Bank Trust
                                         National Association, as exchange
                                         agent, at its address indicated under
                                         "The Exchange Offer -- Terms of the
                                         Exchange Offer -- Exchange Agent." In
                                         the alternative, you can tender your
                                         existing notes by
                                         book-entry delivery following the
                                         procedures described in this
                                         prospectus. If your existing notes are
                                         registered in the name of a broker,
                                         dealer, commercial bank, trust company
                                         or other nominee, you should contact
                                         that person promptly to tender your
                                         existing notes in this exchange offer.
                                         For more information on tendering your
                                         existing notes, please refer to the
                                         section in this prospectus entitled
                                         "The Exchange Offer -- Terms of the
                                         Exchange Offer -- Procedures for
                                         Tendering Existing Notes."

GUARANTEED DELIVERY PROCEDURES......     If you wish to tender your existing
                                         notes and you cannot get the required
                                         documents to the exchange agent on
                                         time, you may tender your existing
                                         notes by using the guaranteed delivery
                                         procedures described under the section
                                         of this prospectus entitled "The
                                         Exchange Offer -- Terms of the Exchange
                                         Offer -- Procedures for Tendering
                                         Existing Notes -- Guaranteed Delivery
                                         Procedure."

WITHDRAWAL RIGHTS...................     You may withdraw the tender of your
                                         existing notes at any time before 5:00
                                         p.m., New York City time, on the
                                         expiration date of the exchange offer.
                                         To withdraw the tender, you must send a
                                         written or facsimile transmission
                                         notice of withdrawal to the exchange
                                         agent at its address indicated under
                                         the "The Exchange Offer -- Terms of the
                                         Exchange Offer -- Exchange Agent"
                                         before 5:00 p.m., New York City time,
                                         on the expiration date of the exchange
                                         offer.

ACCEPTANCE OF EXISTING NOTES AND
DELIVERY OF EXCHANGE NOTES..........     If all the conditions to the completion
                                         of this exchange offer are satisfied,
                                         the issuers will accept any and all
                                         existing notes that are properly
                                         tendered in this exchange offer on or
                                         before 5:00 p.m., New York City time,
                                         on the expiration date. The issuers
                                         will return any existing note that they
                                         do not accept for exchange to you
                                         without expense as promptly as
                                         practicable after the expiration date.
                                         The issuers will deliver the exchange
                                         notes to you as promptly as practicable
                                         after the expiration date and
                                         acceptance of your existing notes for
                                         exchange. Please refer to the section
                                         in this prospectus entitled "The
                                         Exchange Offer -- Terms of the Exchange
                                         Offer -- Acceptance of Existing Notes
                                         for Exchange; Delivery of Exchange
                                         Notes."


FEDERAL INCOME TAX CONSIDERATIONS
RELATING TO THE EXCHANGE OFFER......     Exchanging your 2002 notes for exchange
                                         notes will not be a taxable event to
                                         you for United States federal income
                                         tax purposes. Please refer to the
                                         section of this prospectus entitled
                                         "United States Federal Tax
                                         Considerations."

EXCHANGE AGENT......................     U.S. Bank Trust National Association,
                                         the trustee under the indentures
                                         governing the 2001 notes, the 2002
                                         notes and the exchange notes, is
                                         serving as exchange agent in this
                                         exchange offer.

FEES AND EXPENSES...................     The issuers will pay all expenses
                                         related to this exchange offer. Please
                                         refer to the section of this prospectus
                                         entitled "The Exchange Offer -- Terms
                                         of the Exchange Offer -- Fees and
                                         Expenses."

USE OF PROCEEDS.....................     The issuers will not receive any
                                         proceeds from the issuance of the
                                         exchange notes. The issuers are making
                                         this exchange offer solely to satisfy
                                         their obligations under their
                                         registration rights agreement.

CONSEQUENCES TO HOLDERS WHO DO NOT
PARTICIPATE IN THE EXCHANGE OFFER...     If you do not participate in this
                                         exchange offer:


                                         - you will not necessarily be able to
                                           require the issuers to register your
                                           2002 notes under the Securities Act,
                                           and



                                         - you will not be able to resell, offer
                                           to resell or otherwise transfer your
                                           2002 notes unless they are registered
                                           under the Securities Act or unless
                                           you resell, offer to resell or
                                           otherwise transfer them under an
                                           exemption from the registration
                                           requirements of, or in a transaction
                                           not subject to, the Securities Act.



RISK FACTORS........................     Please refer to the section in this
                                         prospectus entitled "Risk
                                         Factors -- Your failure to participate
                                         in the exchange offer will have adverse
                                         consequences."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

ISSUERS.............................     MeriStar Hospitality Operating
                                         Partnership, L.P. and MeriStar
                                         Hospitality Finance Corp. III.


SECURITIES OFFERED..................     $200,000,000 aggregate principal amount
                                         of 9 1/8% Senior Notes due 2011.


                                         The form and terms of the exchange
                                         notes are the same as the form and
                                         terms of the 2002 notes, except that
                                         the exchange notes will be registered
                                         under the Securities Act, will not bear
                                         legends restricting their transfer and
                                         will not be entitled to registration
                                         rights under our registration rights
                                         agreement. The exchange notes will
                                         evidence the same debt as the 2002
                                         notes, and both the 2002 notes and the
                                         exchange notes will be governed by the
                                         same indenture.

MATURITY DATE.......................     January 15, 2011.

INTEREST PAYMENT DATES..............     January 15 and July 15, of each year,
                                         commencing July 15, 2002.

MANDATORY REDEMPTION................     None.

GUARANTEES..........................     The issuers' payment obligations under
                                         the exchange notes will be
                                         unconditionally guaranteed on a senior,
                                         unsecured basis by MeriStar Hospitality
                                         Corporation and by all of the
                                         subsidiaries that guarantee our payment
                                         obligations under our senior secured
                                         credit facility. Under some future
                                         circumstances, we or MeriStar
                                         Hospitality Corporation may be required
                                         to cause one or more other subsidiaries
                                         to guarantee the exchange notes on a
                                         senior, unsecured basis. The guarantees
                                         will rank equally with all of the
                                         guarantors' existing and future
                                         unsecured senior debt and senior to all
                                         of the guarantors' subordinated debt.
                                         The guarantees will be effectively
                                         subordinated to all of the guarantors'
                                         secured debt. For more information
                                         about the guarantees, please refer to
                                         the section of this prospectus entitled
                                         "Description of the Exchange
                                         Notes -- Guarantees."

OPTIONAL REDEMPTION.................     At any time before January 15, 2004,
                                         the issuers may redeem up to 35% of the
                                         aggregate principal amount of the notes
                                         with the proceeds of one or more public
                                         offerings of the common equity of
                                         MeriStar Hospitality Corporation at a
                                         redemption price equal to 109.125% of
                                         the principal amount, plus accrued and
                                         unpaid interest and liquidated damages,
                                         if any, to the date of redemption;
                                         provided that at least 65% of the
                                         original principal amount of the notes
                                         remains outstanding immediately after
                                         each such redemption.


                                         Please refer to the section of this
                                         prospectus entitled "Description of the
                                         Exchange Notes -- Optional Redemption."


CHANGE OF CONTROL...................     In the event of a change of control of
                                         our company or MeriStar Hospitality
                                         Corporation, you will have
                                         the right to require us to purchase all
                                         or any part of your exchange notes at a
                                         purchase price in cash equal to 101% of
                                         the aggregate principal amount of the
                                         exchange notes, plus accrued and unpaid
                                         interest and liquidated damages, if
                                         any, to the date of purchase. Please
                                         refer to the section of this prospectus
                                         entitled "Description of the Exchange
                                         Notes -- Repurchase at the Option of
                                         Holders -- Change of Control."


RANKING.............................     The exchange notes will be the issuers'
                                         general unsecured, senior obligations
                                         and will rank equally with all of the
                                         issuers' existing and future unsecured
                                         senior debt and senior to all of the
                                         issuers' subordinated debt. The
                                         exchange notes will be effectively
                                         subordinated to all of our and our
                                         subsidiaries' secured debt and to all
                                         other debt of our non-guarantor
                                         subsidiaries, including without
                                         limitation trade payables in the
                                         ordinary course.

                                         As of March 31, 2002, we, MeriStar
                                         Hospitality Corporation and our
                                         respective subsidiaries on a
                                         consolidated basis had approximately
                                         $1.7 billion of indebtedness
                                         outstanding, including $1.4 billion of
                                         senior debt. The $1.4 billion of senior
                                         debt includes $369.6 million of
                                         non-recourse indebtedness of our
                                         non-guarantor subsidiaries to which the
                                         exchange notes will be effectively
                                         subordinated, which indebtedness is
                                         secured by all of the assets of such
                                         subsidiaries. As of March 31, 2002, our
                                         non-guarantor subsidiaries had total
                                         assets of $1.5 billion.

COVENANTS...........................     The indenture under which the exchange
                                         notes will be issued limits our ability
                                         and the ability of MeriStar Hospitality
                                         Corporation and our respective
                                         restricted subsidiaries to:

                                         - incur indebtedness and issue
                                           disqualified stock or, in the case of
                                           subsidiaries, preferred stock;

                                         - pay dividends or other distributions;

                                         - repurchase equity interests and
                                           subordinated indebtedness, or make
                                           other specified restricted payments;

                                         - consummate specific asset sales;

                                         - enter into certain transactions with
                                           affiliates;

                                         - make investments;

                                         - create or incur some liens; or

                                         - merge or consolidate with any other
                                           person or sell, assign, transfer,
                                           lease, convey or otherwise dispose of
                                           all or substantially all of our
                                           assets.

                                         All of these limitations and
                                         prohibitions have a number of important
                                         qualifications and exceptions.

                                         Please refer to the section of this
                                         prospectus entitled "Description of the
                                         Exchange Notes -- Covenants" and
                                         "-- Repurchase at the Option of
                                         Holders -- Asset Sales."


FALL-AWAY COVENANTS.................     Under the indenture governing the
                                         exchange notes, in the event, and only
                                         for so long as, the exchange notes are
                                         rated investment grade and no default
                                         or event of default has occurred and is
                                         continuing, many of the covenants
                                         described above will not be applicable
                                         to us and our restricted subsidiaries.

TRADING.............................     The exchange notes are new securities,
                                         and no established market for them
                                         currently exists. We cannot assure you
                                         that a market for the exchange notes
                                         will develop or be liquid. The 2002
                                         notes are currently eligible for
                                         trading in the Private Offerings,
                                         Resale and Trading through Automatic
                                         Linkage, or PORTAL, system. Following
                                         the commencement of the exchange offer,
                                         you may continue to trade the 2002
                                         notes in the PORTAL market. However,
                                         the exchange notes will not be eligible
                                         for trading in this market.

RISK FACTORS........................     You should carefully consider all of
                                         the information contained in this
                                         prospectus and, in particular, you
                                         should evaluate the specific factors
                                         listed under "Risk Factors" on page 9
                                         for risks associated with the exchange
                                         offer.

                                  RISK FACTORS

     This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth below and elsewhere in this prospectus. Holders of existing notes should carefully consider, together with other information in this prospectus, the following factors, which include the material risks, associated with the exchange offer.

FINANCING RISKS

 Our significant amount of debt could limit our operational flexibility or otherwise adversely affect our financial condition.

     We are subject to the risks normally associated with debt financing, including the risks that:

     - Our cash flow from operations may be insufficient to make required payments of principal and interest;

     - We are unable to be able to refinance existing indebtedness, including secured indebtedness; and

     - The terms of any refinancing may not be as favorable as the terms of existing indebtedness.

 We may be required to refinance our indebtedness, and the failure to refinance our indebtedness may have an adverse effect on us.

     As of March 31, 2002, we, and our respective subsidiaries had $14.1 million of debt maturing in 2002, $51.6 million of debt maturing in 2003 and $171.2 million of debt maturing in 2004. If we do not have sufficient funds to repay our indebtedness at maturity, we may have to refinance the indebtedness through additional debt financing. This additional financing might include private or public offerings of debt securities and additional non-recourse or other collateralized indebtedness. If we are unable to refinance our indebtedness on acceptable terms, we might be forced to dispose of hotels or other assets on disadvantageous terms. This could potentially result in losses and adverse effects on cash flow from operating activities. If we are unable to make required payments of principal and interest on indebtedness secured by our hotels, these properties could be foreclosed upon by the lender with a consequent loss of income and asset value.

 Our senior secured credit facility and other debt instruments have restrictive covenants that could affect our financial condition.

     As of March 31, 2002, we, MeriStar Hospitality Corporation and our respective subsidiaries had approximately $43.0 million outstanding under our senior secured credit agreement. Our ability to borrow under the credit agreement is subject to financial covenants, including leverage and interest rate coverage ratios and minimum net worth requirements. Our credit agreement limits our ability to effect mergers, asset sales and change of control events, and limits dividends to the lesser of 90% of funds from operations and 100% of funds from operations less a capital reserve equal to 4% of gross room revenues. The credit agreement also contains a cross-default provision which would be triggered by a default or acceleration of $20 million or more of indebtedness secured by our assets or $5 million or more of any other indebtedness. The recent amendment to our credit facility limits dividends paid in each of the first three quarters of 2002 to the lesser of (1) $0.01 per share of common stock of MeriStar Hospitality Corporation or (2) $750,000.

     In addition to amounts outstanding under our credit agreement, as of March 31, 2002, we had outstanding the following borrowings:

     - $300 million of senior unsecured notes due 2008 bearing interest at 9%;

     - $400 million of senior unsecured notes due 2011 bearing interest at 9.125%;

     - $250 million of senior unsecured notes due 2009 bearing interest at 10.50%;

     - $205 million of notes payable to MeriStar Hospitality Corporation due 2007 bearing interest at a weighted-average annual rate of 8.69%;

     - $154.3 million of notes payable to MeriStar Hospitality Corporation due 2004 bearing interest at 4.75%;

     - $318.6 million of collateralized mortgage-backed securities due 2009 bearing interest at a rate of 8.01%; and

     - $51.7 million of mortgage debt maturing between 2002 and 2012 at interest rates ranging from 7.5% to 10.5%.

     Some of our indirect subsidiaries have guaranteed the issuers' payment obligations under the senior unsecured notes on a senior unsecured basis. The issuers and the subsidiary guarantors have guaranteed our payment obligations under the senior subordinated notes on an unsecured, senior subordinated basis.

     The indentures relating to all of the notes contain limitations on our ability to effect mergers and change of control events, as well as other limitations, including limitations on:

     - Incurring additional indebtedness and issuing capital stock;

     - Declaring and paying dividends;

     - Selling our assets;

     - Conducting transactions with our affiliates; and

     - Incurring liens.

     Debt instruments we issue in future offerings will likely contain similar restrictive covenants.

  We may be able to incur substantially more debt, which would increase the risks associated with our substantial leverage.

     Although the terms of our debt instruments restrict our ability to incur additional indebtedness, our organizational documents do not limit the amount of indebtedness we may incur. If we add new debt to our current debt, the related risks we now face could intensify and increase the risk of default on our indebtedness.

 Rising interest rates could have an adverse effect on our cash flow and interest expense.

     Some of our borrowings under our credit facility bear interest at a variable rate. In addition, in the future we may incur indebtedness bearing interest at a variable rate, or we may be required to retain our existing indebtedness at higher interest rates. Accordingly, increases in interest rates could increase our interest expense and adversely affect our cash flow, reducing the amounts available to make payments on our other indebtedness.

OPERATING RISKS

 The recent economic slowdown and the September 11, 2001 terrorist attacks have adversely affected our REVPAR performance and, if it worsens or continues, these effects could be material.

     We have experienced declines in revenue per available room, or RevPAR, as follows:

     - 16.1% decline during the third quarter of 2001, as compared to the comparable period of 2000;

     - 24.1% decline during the fourth quarter of 2001, as compared to the comparable period of 2000;

     - 10.4% decline during full year 2001, as compared to full year 2000; and

     - 18.0% decline during the first quarter of 2002, as compared to the comparable period of 2001.

     These declines are due to the economic slowdown that began in 2001, as well as the terrorist attacks of September 11, 2001. A sharper-than-anticipated decline in business and leisure travel was the primary cause of the declines, which were principally reflected in decreased occupancies. We expect that RevPAR in 2002 will decline approximately 2.5% compared to 2001. If the current economic slowdown worsens significantly or continues for a protracted period of time, the declines in occupancy could also lead to further declines in average daily room rates and could have a material adverse effect on our EBITDA, funds from operations and earnings.

     Our results continue to reflect a cautious economy which has caused declines in business and leisure travel demand nationwide. Our group business at our hotels improved during the first quarter, but our transient business continues to be significantly lower than prior to the terrorist attacks on September 11, 2001, and also lower than our internal projections for 2002. Overall, our occupancies were ahead of our internal plan for the quarter, but our average daily rate was lower than we projected. We have continued to work with MeriStar Hotels & Resorts, the manager of our hotels to focus on cost reduction and control measures at our hotels. We expect year-over-year performance measures to improve in the second half of 2002 when the economy is expected to gain momentum.

 If the hotel industry is negatively affected by one or more particular risks, our operating results could suffer.

     Until January 1, 2001, we leased all but eight of our hotels to MeriStar Hotels & Resorts, Inc. Each of those leases was a 12-year participating lease under which MeriStar Hotels & Resorts was required to pay us a fixed base rent plus participating rent based on a percentage of revenues at the hotel. As a result of changes to the federal tax laws governing REITs, which became effective on January 1, 2001, MeriStar Hotels & Resorts assigned those leases to our taxable REIT subsidiaries and those subsidiaries have entered into management agreements with MeriStar Hotels & Resorts to manage our hotels. As a result of this new lease structure, we report operating revenues and expenses from the hotels subject to this new lease structure. Therefore, we are subject to the risk of fluctuating hotel operating margins at those hotels. Hotel operating expenses include, but are not limited to, wage and benefit costs, supplies, repair and maintenance expenses, utilities, insurance and other operating expenses. These operating expenses are more difficult to predict and control than percentage lease revenue, resulting in increased unpredictability in our operating margins.

     Various factors could adversely affect our hotel revenues, which are subject to all of the operating risks inherent in the lodging industry. These risks include the following:

     - changes in general and local economic conditions;

     - cyclical overbuilding in the lodging industry;

     - varying levels of demand for rooms and related services;

     - competition from other hotels, motels and recreational properties, some of which may be owned or operated by companies having greater marketing and financial resources than we do;

     - dependence on business and commercial travelers and tourism, which may fluctuate and be seasonal;

     - decreases in air travel;

     - fluctuations in operating costs;

     - the recurring costs of necessary renovations, refurbishment and improvements of hotel properties;

     - changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs; and

     - changes in interest rates and the availability of credit.

     In addition, demographic, geographic or other changes in one or more of the markets of our hotels could impact the convenience or desirability of the sites of some hotels, which would in turn affect their operations. Also, due to the level of fixed costs required to operate full-service hotels, we generally cannot reduce significant expenditures necessary for the operation of hotels when circumstances cause a reduction in revenue.

 Acts of terrorism, the threat of terrorism and the ongoing war against terrorism have impacted and will continue to impact our industry and our results of operations.

     The terrorist attacks of September 11, 2001 have had a negative impact on our hotel operations in the third and fourth quarters causing lower than expected performance in an already slowing economy. The events of September 11 have caused a significant decrease in our hotels' occupancy and average daily rate due to disruptions in business and leisure travel patterns, and concerns about travel safety. Major metropolitan area and airport hotels have been adversely affected by concerns about air travel safety and a significant overall decrease in the amount of air travel.

     Prior to the September 11 terrorist attacks, RevPAR at our hotels for the third quarter was down 8.9% from the RevPAR for the same period in 2000 and occupancy was down 4.5%. For the remainder of September following the terrorist attacks, RevPAR was down 41.7% from the corresponding period in 2000, and occupancy was down 34.3%. During October, November and December 2001, RevPAR was down 25.6%, 24.1% and 21.7% respectively, and occupancy was down 17.5%, 15.8% and 13.2%, respectively, from the same periods in 2000.

     The September 11, 2001 terrorist attacks have had a dramatic effect on the insurance and reinsurance industries. Many companies are being subjected to nonrenewal or cancellations of insurance policies, or renewals of existing coverage with extreme price increases. Our total annual property and casualty insurance premiums are approximately $25.0 million under our current policies. Also, our secured facility requires our property insurance carrier to be rated AA or better by Standard & Poors. Our manager, MeriStar Hotels & Resorts, is responsible for securing property insurance and is in the process of renewing this coverage. As part of that process, they intend to attempt to obtain coverage from a carrier or carriers that are appropriately rated by Standard & Poor's. If we are unable to obtain insurance that meets our debt covenant requirements and if we are unable to amend or waive those covenants, it could have a material adverse effect on our business. At our insurance policy renewals in mid-2002, we may be subject to restrictions as compared to our current coverages, price increases, or a combination of both restrictions and increases.

     The September 11 terrorist attacks were unprecedented in scope, and in their immediate, dramatic impact on travel patterns. We have not previously experienced such events, and it is currently not possible to accurately predict if and when travel patterns will be restored to pre-September 11 levels. While we have had improvements in our operating levels from the period immediately following the attacks, we believe the uncertainty associated with subsequent incidents, threats and the possibility of future attacks will continue to hamper business and leisure travel patterns for the next several quarters.

 We and MeriStar Hospitality Corporation have significant operational and financing relationships with MeriStar Hotels & Resorts, and MeriStar Hotels & Resorts' operating or financial difficulties could adversely affect our hotels' operations or our financial position.

     MeriStar Hotels & Resorts manages all 112 of our hotels. As a result, we depend heavily on MeriStar Hotels & Resorts' ability to provide efficient, effective management services to our hotels. Although we monitor the performance of our properties on an on-going basis, MeriStar Hotels & Resorts is responsible for the day-to-day management of the properties. In addition to this operating relationship with MeriStar Hotels & Resorts, we have a revolving credit agreement that allows MeriStar Hotels & Resorts to borrow from us. That revolving credit agreement matures 91 days following the maturity of MeriStar Hotels & Resorts' senior credit facility. The maturity date of MeriStar Hotels & Resorts' senior credit facility is February 28, 2003. MeriStar Hotels & Resorts has borrowed $45 million as of March 31, 2002 under their revolving credit agreement with us. Additionally, MeriStar Hotels & Resorts issued us a term note effective January 1, 2002. This $13.1 million term note refinances outstanding accounts payable MeriStar Hotels & Resorts owed to us. The maturity date is the same as that of the revolving credit agreement. MeriStar Hotels & Resorts has incurred significant net losses of $18.9 million and $9.4 million for the years ended December 31, 2001 and 2000, respectively. If MeriStar Hotels & Resorts were unable to continue in business as a hotel operator, we would have to find a new manager for our hotels. This transition could significantly disrupt the operations of our hotels, and lead to lower operating results from our properties. In addition, if MeriStar Hotels & Resorts was unable to repay its borrowings from us, we would experience a loss from the write-off of this asset.

 The lodging business is seasonal.

     Generally, hotel revenues are greater in the second and third calendar quarters than in the first and fourth calendar quarters. This may not be true, however, for hotels in major tourist destinations. Revenues for hotels in tourist areas generally are substantially greater during tourist season than other times of the year. Because of the September 11 events, our operating results for the 2001 third and fourth quarters were lower than expected. Seasonal variations in revenue at our hotels will cause quarterly fluctuations in our revenues. Events beyond our control, such as extreme weather conditions, economic factors and other considerations affecting travel, may also adversely affect our earnings.

 We may be adversely affected by the limitations in our franchise and licensing agreements.

     As of March 31, 2002, approximately 88% of our hotels were operated pursuant to existing franchise or license agreements with nationally recognized hotel brands. The franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor system. Those limitations may conflict with our philosophy, shared with MeriStar Hotels & Resorts, of creating specific business plans tailored to each hotel and to each market. Standards are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with standards could require a franchisee to incur significant expenses or capital expenditures. Action or inaction on our part or by our third-party operator could result in a breach of standards or other terms and conditions of the franchise agreements, and could result in the loss or cancellation of a franchise license. Loss of franchise licenses without replacement would likely have an adverse effect on our hotel revenues.

     In connection with terminating or changing the franchise affiliation of a currently-owned hotel or a subsequently acquired hotel, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise due to the loss of associated name recognition marketing support and centralized reservation systems provided by the franchisor. The franchise agreements covering the hotels expire or terminate, without specified renewal rights, at various times and have differing remaining terms. As a condition to renewal, the franchise agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the hotel. Unexpected capital expenditures could adversely affect our results of operations and our ability to make payments on our indebtedness.

 The lodging industry is highly competitive.

     We have no single competitor or small number of competitors that are considered to be dominant in the industry. We operate in areas that contain numerous competitors, some of which may have substantially greater resources than us. Competition in the lodging industry is based generally on location, availability, room rates or accommodations price, range and quality of services and guest amenities offered. New or existing competitors could significantly lower rates, offer greater conveniences, services or amenities; or significantly expand, improve or introduce new facilities in markets in which we compete. All of these factors could adversely affect our operations and the number of suitable business opportunities.

  Costs of compliance with environmental laws could adversely affect our operating results.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in property. Laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate contaminated property, may adversely affect the owner's ability to sell or rent real property or to borrow funds using real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of these substances at the disposal or treatment facility, whether or not the facility is or ever was owned or operated by those persons.

     Federal and state laws also regulate the operation and removal of underground storage tanks. In connection with the ownership and operation of the hotels, we could be held liable for the costs of remedial action with respect to the regulated substances and storage tanks and claims related thereto. Activities have been undertaken to close or remove storage tanks located on the property of several of the hotels.

     All of our hotels have undergone Phase I environmental site assessments, which generally provide a nonintrusive physical inspection and database search, but not soil or groundwater analyses, by a qualified independent environmental engineer. The purpose of a Phase I is to identify potential sources of contamination for which the hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase I assessments have not revealed any environmental liability or compliance concerns that we believe would have a material adverse effect on our results of operations or financial condition, nor are we aware of any material environmental liability or concerns. Nevertheless, it is possible that these environmental site assessments did not reveal all environmental liabilities or compliance concerns or that material environmental liabilities or compliance concerns exist of which we are currently unaware.

     In addition, our hotels have been inspected to determine the presence of asbestos. Federal, state and local environmental laws, ordinances and regulations also require abatement or removal of asbestos-containing materials and govern emissions of and exposure to asbestos fibers in the air. Asbestos-containing materials are present in various building materials such as sprayed-on ceiling treatments, roofing materials or floor tiles at some of the hotels. Operations and maintenance programs for maintaining asbestos-containing materials have been or are in the process of being designed and implemented, or the asbestos-containing materials have been scheduled to be or have been abated, at these hotels. Any liability resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on our results of operations or financial condition.

  Aspects of our operations are subject to government regulation, and changes in that regulation may have significant effects on our business.

     A number of states regulate the licensing of hotels and restaurants, including liquor license grants, by requiring registration, disclosure statements and compliance with specific standards of conduct. MeriStar Hotels & Resorts believes our hotels are substantially in compliance with these requirements or, in the case of liquor licenses, that they have or will promptly obtain the appropriate licenses. Compliance with, or changes in, these laws could reduce the revenue and profitability of our hotels and could otherwise adversely affect our revenues, results of operations and financial condition.

     Under the Americans with Disabilities Act, or ADA, all public accommodations are required to meet federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA required upgrades to our hotels, a determination that our hotels are not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants.

  We invest in a single industry.

     Our current strategy is to acquire interests only in hospitality and lodging. As a result, we are subject to the risks inherent in investing in a single industry. The effects on cash available for distribution resulting from a downturn in the hotel industry may be more pronounced than if we had diversified our investments.

  We have a high concentration of hotels in the upscale, full-service segment, which may increase our susceptibility to an economic downturn.

     As a percentage of total rooms, we currently have 85% of our hotels in the upper-upscale, full-service segment. This hotel segment generally demands higher room rates. In an economic downturn, hotels in this segment may be more susceptible to a decrease in revenues, as compared to hotels in other segments that have lower room rates. This characteristic may result from hotels in this segment generally targeting business and high-end leisure travelers. In periods of economic difficulties, business and leisure travelers may seek to reduce travel costs by limiting trips or seeking to reduce costs on their trips. This could have a material adverse effect on our revenues and results of operations.

CORPORATE STRUCTURE RISKS

  We and MeriStar Hospitality Corporation have overlapping officers and directors with MeriStar Hotels & Resorts.

     MeriStar Hospitality Corporation shares five of the ten members of its board of directors and several senior executives with MeriStar Hotels & Resorts. MeriStar Hospitality Corporation's and our relationship with MeriStar Hotels & Resorts is governed by an intercompany agreement. That agreement restricts each party from taking advantage of business opportunities without first presenting those opportunities to the other party. We may have conflicting views with MeriStar Hotels & Resorts on operation and management of our hotels and with respect to lease arrangements, acquisitions and dispositions. Inherent potential conflicts of interest will be present in all of the numerous transactions among MeriStar Hotels & Resorts and us.

  We have restrictions on our business and on our future opportunities that could affect our business.

     We and MeriStar Hospitality Corporation are a party to an intercompany agreement with MeriStar Hotels & Resorts. So long as the agreement remains in effect, MeriStar Hotels & Resorts is prohibited from making real property investments a REIT could make unless:

     - We are first given the opportunity, but elect not to pursue the investments;

     - The investment is on land already owned or leased by MeriStar Hotels & Resorts or subject to a lease or purchase option in favor of MeriStar Hotels & Resorts;

     - MeriStar Hotels & Resorts will operate the property under a trade name owned by MeriStar Hotels & Resorts; or

     - The investment is a minority investment made as part of a lease or management agreement.

     The intercompany agreement generally grants MeriStar Hotels & Resorts the right of first refusal with respect to any management opportunity at any of our properties we do not elect to have managed by a hotel brand owner. We and MeriStar Hospitality Corporation will make such an opportunity available to MeriStar Hotels & Resorts only if MeriStar Hospitality Corporation determines that:

     - Consistent with MeriStar Hospitality Corporation's status as a real estate investment trust, it must enter into a management agreement with an unaffiliated third party with respect to the property;

     - MeriStar Hotels & Resorts is qualified to be the manager of that property; and

     - MeriStar Hospitality Corporation decides to have the property operated by the owner of a hospitality trade name under that trade name.

     Because of the provisions of the intercompany agreement, we are restricted in the nature of our business and the opportunities we may pursue.

     In addition, under the intercompany agreement, each party must cooperate with the other party to effect any securities issuance of the other party by assisting in the preparation of any registration statement or other document required in connection with the issuance.

  We may have conflicts relating to sale of hotels subject to management agreements.

     Our management agreements with MeriStar Hotels & Resorts require us to pay a termination fee to MeriStar Hotels & Resorts if we elect to sell a hotel or if we elect not to restore a hotel after a casualty. We must pay this fee if we do not replace the hotel with another hotel subject to a management agreement with a fair market value equal to the fair market value of MeriStar Hotels & Resorts' remaining management fee due under the management agreement to be terminated. Where applicable, the termination fee is equal to the present value of the remaining payments (discounted using a 10% rate) of the existing term under the agreement, based on the operating results of the hotel for the 12 months preceding termination. Our decision to sell a hotel may, therefore, have significantly different consequences for MeriStar Hotels & Resorts and us.

  We lack control over management and operations of the hotels.

     We depend on the ability of MeriStar Hotels & Resorts to operate and manage our hotels. In order for MeriStar Hospitality Corporation to maintain its REIT status, we cannot operate our hotels. As a result, we are unable to directly implement strategic business decisions for the operation and marketing of our hotels, such as decisions with respect to the setting of room rates, food and beverage operations and similar matters.

  Our relationship with MeriStar Hotels & Resorts could have a negative impact on our acquisitions.

     Our relationship with MeriStar Hotels & Resorts could negatively impact our ability to acquire additional hotels because hotel management companies, franchisees and others who would have approached us with acquisition opportunities in hopes of establishing lessee or management relationships may not do so knowing that we will rely primarily on MeriStar Hotels & Resorts to manage the acquired properties. These persons may instead provide acquisition opportunities to hotel companies that will allow them to manage the properties following the sale. This could have a negative impact on our acquisition activities in the future.

  There are potential conflicts of interest relating to our relationship with MeriStar Hotels & Resorts.

     The terms of the intercompany agreement were not negotiated on an arm's-length basis. Because the two companies share some of the same executive officers and directors, there is a potential conflict of interest with respect to the enforcement and termination of the intercompany agreement to our benefit and to the detriment of MeriStar Hotels & Resorts, or to the benefit of MeriStar Hotels & Resorts and to our detriment. Furthermore, because of the independent trading of the two companies, stockholders in each company may develop divergent interests which could lead to conflicts of interest. The divergence of interests could also reduce the anticipated benefits of our intercompany agreement with MeriStar Hotels & Resorts.

FEDERAL INCOME TAX RISKS

  Requirements imposed on us relating to MeriStar Hospitality Corporation's REIT status could cause us to operate in a manner that might be disadvantageous to noteholders.

     We are the operating partnership through which MeriStar Hospitality Corporation holds its assets and conducts its operations. MeriStar Hospitality Corporation has operated and intends to continue to operate in a manner designed to permit it to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

     To obtain the favorable tax treatment accorded to REITs under the Internal Revenue Code, MeriStar Hospitality Corporation normally will be required each year to distribute to its stockholders at least 90% of its real estate investment trust taxable income, determined without regard to the deduction for dividends paid and by excluding net capital gain. MeriStar Hospitality Corporation will be subject to income tax on undistributed real estate investment trust taxable income and net capital gain, and to a 4% nondeductible excise tax on the amount, if any, by which distributions it pays with respect to any calendar year are less than the sum of:

     - 85% of its ordinary income for the calendar year;

     - 95% of its capital gain net income for that year; and

     - 100% of its undistributed income from prior years.

MeriStar Hospitality Corporation's income consists primarily of its share of our income and its cash flow consists primarily of its share of distributions made by us.

     Our partnership agreement provides that we will not take, or refrain from taking, any action which, in the judgment of MeriStar Hospitality Corporation, as our general partner,

     (a) could adversely affect the ability of MeriStar Hospitality Corporation to continue to qualify as a REIT, unless MeriStar Hospitality Corporation otherwise ceases to qualify as a REIT, or

     (b) could subject MeriStar Hospitality Corporation to additional income or excise taxes applicable to REITs under the Internal Revenue Code unless such action or inaction has been specifically consented to by MeriStar Hospitality Corporation in writing. Our partnership agreement also provides that MeriStar Hospitality Corporation, as our general partner, shall use its best efforts to cause us to make sufficient distributions to enable MeriStar Hospitality Corporation to meet the distribution requirements described above and to avoid any federal income or excise tax liability, except to the extent that such distributions would contravene the terms of any notes or other debt obligations to which we are subject in conjunction with borrowed funds. Finally, our partnership agreement generally requires us to make pro rata distributions to all holders of common units, not just to MeriStar Hospitality Corporation. Thus, whenever distributions are made to MeriStar Hospitality Corporation in order to satisfy the foregoing requirements, equivalent distributions must be made to our other partners holding common units.

     These provisions of our partnership agreement could in the future cause us to distribute amounts that otherwise would be spent on future acquisitions, unanticipated capital expenditures or repayment of debt, which would require us to borrow funds or to sell assets to fund the cost of these items. In addition, it is possible that differences in timing between the receipt of income and the payment of expenses in arriving at our taxable income or the taxable income of MeriStar Hospitality Corporation and the effect of nondeductible capital expenditures, the creation of reserves or required debt amortization payments could in the future require us to borrow funds on a short or long-term basis to enable MeriStar Hospitality Corporation to continue to qualify as a REIT and avoid federal income taxes and the 4% nondeductible excise tax. In these circumstances, we might need to borrow funds in order to avoid adverse tax consequences to MeriStar Hospitality Corporation even if we believe that the then prevailing market conditions generally are not favorable for those borrowings or that those borrowings are not advisable in the absence of these tax considerations.

     Distributions by us will be determined by MeriStar Hospitality Corporation, our general partner, and are dependent on a number of factors, including:

     - the amount of cash available for distribution;

     - our financial condition;

     - our decision to reinvest funds rather than to distribute the funds;

     - restrictions in our debt instruments;

     - our capital expenditure requirements;

     - the annual distribution requirements under the real estate investment trust provisions of the Internal Revenue Code; and

     - other factors as we deem relevant.

Although we intend to continue to make distributions so that MeriStar Hospitality Corporation may satisfy the annual distribution requirement to avoid corporate income taxation on the earnings that it in turn distributes, we may not be able to do so.

 If we were subject to federal income taxation as a corporation, our ability to make payments on our borrowings could be substantially reduced.

     We currently are classified as a partnership for federal income tax purposes. Although we are organized and operated with a view to maintaining that status, if the Internal Revenue Service were successfully to determine that we should properly be treated for federal income tax purposes as a corporation rather than as a partnership, we would be required to pay federal income tax at corporate tax rates on our taxable income. As described above, we generally expect to make distributions to our partners each year at least equal to the amount of our taxable income so that MeriStar Hospitality Corporation can make distributions to its stockholders sufficient to avoid federal income and excise taxes. To the extent we had made such distributions to our partners, we might be required to borrow funds or to liquidate assets to pay the applicable corporate income tax. This treatment could substantially reduce the amount of cash available for payment on the notes. In addition to the direct impact on us, our treatment as a corporation for federal income tax purposes would also cause MeriStar Hospitality Corporation to cease to qualify as a REIT, which would have the possible results described below.

 If MeriStar Hospitality Corporation fails to qualify as a REIT, it will be subject to federal income tax at corporate rates and its ability to satisfy its obligations as a guarantor of our borrowings might be impaired.

     Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations. In addition, there are presently only very limited judicial and administrative interpretations of the federal tax legislation enacted in 1999 with respect to taxable REIT subsidiaries. The determination of various factual matters and circumstances not entirely within the control of MeriStar Hospitality Corporation may affect its ability to continue to qualify as a REIT. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, such as MeriStar Hospitality Corporation does. Moreover, legislation, new regulations, administrative interpretations or court decisions might change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

     If MeriStar Hospitality Corporation fails to qualify as a REIT in any taxable year, it will not be allowed a deduction for distributions to its stockholders in computing its taxable income and it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at the applicable corporate rate. In addition, unless it was entitled to relief under statutory provisions, it would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This disqualification might reduce the funds available to MeriStar Hospitality Corporation to satisfy any obligations it might have as a guarantor of our borrowings because of the additional tax liability for the year or years involved. In addition, to the extent that distributions to stockholders would have been made in anticipation of MeriStar Hospitality Corporation qualifying as a

REIT, it might be required to borrow funds or to liquidate assets to pay the applicable corporate income tax, including assets held by us.

ADDITIONAL RISKS RELATING TO OUR BUSINESS AND THE EXCHANGE OFFER

  We rely on the knowledge and experience of some key personnel, and the loss of these personnel may have a material adverse effect on our operations.

     We place substantial reliance on the lodging industry knowledge and experience and the continued services of our senior management, led by Paul W. Whetsell and John Emery. While we believe that, if necessary, we could find replacements for these key personnel, the loss of their services could have a material adverse effect on our operations. In addition, Messrs. Whetsell and Emery are currently engaged, and in the future will continue to engage, in the management of MeriStar Hotels & Resorts. Messrs. Whetsell and Emery may experience conflicts of interest in allocating management time, services and functions between us and MeriStar Hotels & Resorts.

  If we are deemed to be in violation of fraudulent transfer or conveyance laws at the time of the issuance of the exchange notes and the related guarantees, our ability and the ability of MeriStar Hospitality. Corporation and the other guarantors to make payments on the exchange notes and the guarantees will be impaired substantially.

     Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer and conveyance laws, if an obligor under the exchange notes or the related guarantees, at the time it issued the instrument,

          (a) incurred indebtedness with the actual intent to hinder, delay or defraud creditors or

          (b)(1) received less than reasonably equivalent value or fair consideration for the instrument, and

             (2) (A) was insolvent at the time of the incurrence,

                 (B) was rendered insolvent by reason of the incurrence and the application of its proceeds,

                 (C) was engaged or were about to engage in a business or transaction for which the assets remaining with us constituted unreasonably small capital to carry on its business, or

                 (D) intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then, in each case, a court of competent jurisdiction could avoid, in whole or in part, the exchange notes or the guarantees or, in the alternative, fashion other equitable relief. The measure of insolvency for purposes of the above would likely vary depending upon the law applied. Generally, however, an entity would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair-saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as these debts become absolute and matured. We believe that, for purposes of the United States Bankruptcy Code and state fraudulent transfer and conveyance laws, the exchange notes and the guarantees are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith; that we and the guarantors will receive reasonably equivalent value or fair consideration for the exchange notes and guarantees and that, after the issuance of the exchange notes and the guarantees and the application of the net proceeds of the exchange notes and the guarantees, we and the guarantors will be solvent, will have sufficient capital for carrying on our business and will be able to pay debts as they mature. However, a court passing on these issues might not agree with the determination of our management.

  There may not be a public market for the exchange notes.

     You may not be able to sell your exchange notes at a particular time, and the prices that you receive when you sell may not be favorable. We also cannot assure you as to the level of liquidity of the trading market for the exchange notes or, in the case of any holders of notes that do not exchange them, the trading market for the initial notes following completion of the exchange offer.

     Furthermore, the liquidity of the trading market in the exchange notes and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

  The issuance of the exchange notes may adversely affect the market for the 2002 notes.

     Following commencement of the exchange offer, you may continue to trade the 2002 notes in the Private Offerings, Resales and Trading through Automated Linkages market. If 2002 notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted 2002 notes could be adversely affected. Please refer to the section in this prospectus entitled "The Exchange Offer -- Your failure to participate in the exchange offer will have adverse consequences."

  Your failure to participate in the exchange offer will have adverse consequences on your ability to transfer your 2002 notes.


     The 2002 notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your 2002 notes for exchange notes pursuant to this exchange offer, or if you do not properly tender your 2002 notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the 2002 notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you may no longer be able to obligate us to register the 2002 notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement.


  Because the total outstanding principal of the exchange notes will include the total outstanding principal amount of the 2001 notes and the 2002 notes, you will experience an immediate dilution of your percentage of ownership of such series.


     If all of the outstanding existing notes are exchanged for exchange notes, $400.0 million aggregate principal amount of exchange notes will be outstanding following the consummation of this exchange offer and the exchange offer being made to the holders of the 2001 notes, and the exchange notes will be deemed to be a single series of notes outstanding under the indenture. As a result, any actions requiring the consent of each holder or the holders of a majority in outstanding principal amount of exchange notes under the indenture will therefore require the consent of each holder of exchange notes or the holders of a majority in aggregate principal amount of outstanding exchange notes, and the current individual voting interest of each holder of existing notes will accordingly be diluted.

  Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

     Based on certain no-action letters issued by the staff of the Securities and Exchange Commission, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offer," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

                                USE OF PROCEEDS


     The issuers will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding 2002 notes. The issuers are making this exchange solely to satisfy their obligations under their registration rights agreement. In consideration for issuing the exchange notes, the issuers will receive 2002 notes in like aggregate principal amount.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated for MeriStar Hospitality Corporation and for us:

                                                                                            THREE MONTHS
                                                                                               ENDED
                                                        YEAR ENDED DECEMBER 31,              MARCH 31,
                                               -----------------------------------------   --------------
                                               1997(1)   1998(1)   1999   2000   2001(2)   2001   2002(3)
                                               -------   -------   ----   ----   -------   ----   -------
MeriStar Hospitality Corporation.............    2.7x      1.9x    1.9x   1.8x     0.6x    1.4x     0.7x
MeriStar Hospitality Operating Partnership,
  L.P. ......................................    2.6x      2.4x    1.9x   1.8x     0.7x    1.4x     0.7x

---------------

(1) We and MeriStar Hospitality Corporation were created on August 3, 1998, when American General Hospitality Corporation, a corporation operating as a REIT, and its associated entities merged with CapStar Hotel Company and its associated entities. In connection with the merger between CapStar and American General, MeriStar Hotels & Resorts, a separate publicly traded company, was created to be the lessee and manager of nearly all our hotels. Prior to August 3, 1998, the operating results of CapStar included the revenues and expenses of these hotels.

(2) In 2001, we and MeriStar Hospitality Corporation had a $46.6 million and a $48.7 million deficiency, respectively, in earnings to cover fixed charges. We and MeriStar Hospitality Corporation had the following non-recurring charges, which caused this deficiency in earnings:

     - $9.3 million payment to terminate $300 million on interest rate swaps in conjunction with the sale of $500 million of senior unsecured notes and the repayment of related term loans;

     - $6.7 million charge to recognize the effect of interest rate swaps that were converted to non-hedging derivatives upon the repayment of portions of our senior secured credit facility in December 2001 in conjunction with the sale of $250 million of senior unsecured notes;

     - $43.6 million loss on asset impairment related to the write-down of certain hotel assets. These write-downs resulted from the negative impact of changes in the economic climate on the value of our assets;

     - $2.1 million charge to write-off our investment in STS Hotel Net;

     - $5.8 million in costs related to our terminated merger with FelCor Lodging Trust;

     - $1.3 million in costs to terminate leases with Prime Hospitality Corporation; and

     - $1.1 million charge due to a restructuring at corporate headquarters.

     These charges are non-recurring charges which are included in income from continuing operations for the year ended December 31, 2001.

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expended or capitalized, amortization of loan costs and estimated interest within rental expense.

     As of the date of this prospectus, we do not have any preferred stock outstanding.

(3) For the three months ended March 31, 2002, we and MeriStar Hospitality Corporation had a $11.1 million and $10.1 million deficiency, respectively, in earnings to cover fixed charges.

                                 CAPITALIZATION

     The following table shows our capitalization as of March 31, 2002.

                                                              MARCH 31, 2002
                                                              --------------
                                                              (IN THOUSANDS)
Mortgage-backed secured facility............................    $  318,536
Mortgage debt and other.....................................        51,687
Credit facility:
     Revolving loans........................................        43,000
Senior notes:
     9% due 2008............................................       299,225
     9 1/8% due 2011........................................       395,637
     10 1/2% due 2009.......................................       248,479
Notes payable to MeriStar Hospitality Corporation...........       357,214
                                                                ----------
          Total debt........................................     1,713,778
                                                                ----------
Redeemable OP units at redemption value.....................        82,117
Common units................................................     1,027,510
                                                                ----------
     Total capitalization...................................    $2,823,405
                                                                ==========

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The purpose of our offer to exchange both the 2001 notes and the 2002 notes is to create a single series of debt securities having a total outstanding principal amount at maturity that is greater than that of either the 2001 notes or the 2002 notes as a separate series, thereby providing a larger base for trading and greater liquidity for exchange notes as comparable to the existing notes.


     Our registration rights agreement requires us to file not later than July 7, 2002, which is 150 days following the date of original issuance of the 2002 notes, the registration statement of which this prospectus is a part for a registered exchange offer with respect to an issue of new notes. These exchange notes will be substantially identical in all material respects to the 2002 notes except that the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. This summary of the terms of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part and copies of which are available as indicated under the heading "Available Information."


     We are required to:

     - use our best efforts to cause the registration statement to be declared effective no later than September 5, 2002, which is 210 days after the date of issuance of the 2002 notes;

     - keep the exchange offer effective for not less than 20 business days, or longer if required by applicable law, after the date that notice of the exchange offer is mailed to holders of the existing notes; and

     - use our best efforts to consummate the exchange offer no later than 30 business days after the date the registration statement is declared effective unless the exchange offer would not be permitted by applicable law or Securities and Exchange Commission policy.

     The exchange offer being made here, if commenced and completed within the time periods described above, will satisfy those requirements under the registration rights agreement.

     This prospectus, together with the letter of transmittal, is being sent to all record holders of existing notes as of --.

     Based on interpretations by the staff of the Securities and Exchange Commission in no-action letters issued to third parties, we believe that the exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by each holder of exchange notes other than, (a) a broker-dealer who acquires the existing notes directly from the issuers for resale under Rule 144A under the Securities Act or any other available exemption under the Securities Act or (b) any holder that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the issuers, without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as this holder:

     - is acquiring the exchange notes in the ordinary course of its business;
       and

     - is not participating in, and does not intend to participate in, a distribution of the exchange notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the exchange notes within the meaning of the Securities Act.

     By tendering existing notes in exchange for exchange notes, each holder, other than a broker-dealer, will be required to make representations regarding the above matters. If a holder of existing notes is participating in or intends to participate in, a distribution of the exchange notes, or has any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, that holder may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission. Any holder so deemed will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for existing notes may be deemed to be an underwriter within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of exchange notes received in exchange for existing notes which were acquired by that broker-dealer as a result of market making or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for a period of time not to exceed 180 days after the completion of the exchange offer for use in connection with any offer to resell, resale or other transfer. Please refer to the section in this prospectus entitled "Plan of Distribution."

     Each broker-dealer who acquired existing notes directly from the issuers for resale under Rule 144A under the Securities Act or any other available exemption under the Securities Act, and not through market-making or other trading activities:

     - may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission; and

     - will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

SHELF REGISTRATION STATEMENT

     In the event that:

     (a) we are not required to file a registration statement as part of the exchange offer or to complete the exchange offer because it is not permitted by law or the policies of the Securities and Exchange Commission, in either case after having sought relief from the Commission; or

     (b) selected institutional holders of 2002 notes notify us at least 20 days before the completion of the exchange offer that (1) the holder is prohibited by law or policy of the Securities and Exchange Commission from participating in the exchange offer, or (2) the holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus contained in the registration statement is not appropriate or available for that resale, or (3) the holder is a broker-dealer and holds notes acquired directly from an issuer, a guarantor or any of their affiliates (within the meaning of the Securities Act), then we will instead of, or in the case of clause (b) of this sentence, in addition to registering the exchange notes:

     - use our best efforts, before the earlier of (A) 60 days after we determine that we are not required to file a registration statement relating to the exchange offer or (B) 60 days after we receive notice from a holder as described in clause (b) above, to file with the Securities and Exchange Commission a shelf registration statement covering resales of the 2002 notes;

     - use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 120 days after the date we are required to file a shelf registration statement; and

     - use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus which is a part of the shelf registration statement to be usable by holders until February 7, 2004.

     We will, in the event that a shelf registration statement is filed, provide to each holder of the outstanding 2002 notes being registered copies of the prospectus that is a part of the shelf registration statement. We will also notify each holder when the shelf registration statement has become effective and take those other actions that are required to permit unrestricted resales of the 2002 notes being registered. A holder that sells 2002 notes under the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder, including certain indemnification rights and obligations.

LIQUIDATED DAMAGES

     In the event that:

     (a) we do not file the registration statement or the shelf registration statement, as the case may be, with the Securities and Exchange Commission on or before the dates specified above for those filings,

     (b) the registration statement or the shelf registration statement, as the case may be, is not declared effective on or before the dates specified above for that effectiveness,

     (c) the exchange offer is not completed within 30 business days of the date specified above for the effectiveness of the applicable registration statement, or

     (d) the registration statement or the shelf registration statement, as the case may be, is filed and declared effective but after the filing and declaration ceases to be effective or usable in connection with its intended purpose, each event referred to in clauses (a) through (d), being called a registration default, then we will be obligated to pay to each holder of transfer restricted securities liquidated damages. The 2002 notes and the exchange notes issued in exchange for the 2002 notes remain restricted until:


     (a) the date on which the 2002 notes have been exchanged by a person other than a broker-dealer for exchange notes in a registered exchange offer;

     (b) following the exchange by a broker-dealer in a registered exchange offer of 2002 notes for exchange notes, the date on which the exchange notes are sold to a purchaser who receives from the broker-dealer on or before the date of the sale a copy of a prospectus contained in an exchange offer registration statement;

     (c) the date on which the 2002 notes have been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement; or

     (d) the date on which the 2002 notes are eligible to be distributed to the public under Rule 144 under the Securities Act.

     The registration statement was not declared effective on or before the date specified for effectiveness.

     Liquidated damages will accrue and be payable semi-annually on the notes, in addition to the stated interest on the notes, in an amount equal to $0.05 per week per $1,000 principal amount of notes during the first 90-day period, which will increase by $0.05 per week per $1,000 principal amount of notes for each subsequent 90-day period. In no event will the rate exceed $0.50 per week per $1,000 principal amount of notes, regardless of the number of registration defaults. Liquidated damages will accrue from the date a registration default occurs until the date on which:

     - the registration statement is filed;

     - the registration statement or shelf registration statement is declared effective and the exchange offer is completed;

     - the shelf registration statement is declared effective; or

     - the shelf registration statement again becomes effective or made usable, as the case may be.

     Following the cure of all registration defaults, the accrual of liquidated damages will cease.

     Upon completion of the exchange offer, holders of 2002 notes who do not exchange their 2002 notes for exchange notes in the exchange offer will generally no longer be entitled to registration rights and will not be able to offer or sell their 2002 notes, unless those 2002 notes are subsequently registered under the Securities Act, which, with limited exception, the issuers will have no obligation to do, or under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Please refer to the section in this prospectus entitled "-- Your failure to participate in the exchange offer will have adverse consequences."

TERMS OF THE EXCHANGE OFFER

  The Expiration Date; Extensions; Amendments; Termination

     This exchange offer will expire at 5:00 p.m., New York City time, on --, 2002, unless the issuers extend it in their reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934 and the registration rights agreement.

     The issuers expressly reserve the right to delay acceptance of any existing notes, extend or terminate this exchange offer and not accept any existing notes that they have not previously accepted if any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied or waived by them. The issuers will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. The issuers will also notify the holders of the existing notes by mailing an announcement or by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require them to do otherwise.

     The issuers also expressly reserve the right to amend the terms of this exchange offer in any manner. If the issuers make any material change, they will promptly disclose this change in a manner reasonably calculated to inform the holders of existing notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If the issuers make any material change to this exchange offer, they will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of existing notes. In addition, the issuers will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. The issuers will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

  Procedures for Tendering Initial Notes

     Proper Execution and Delivery of Letters of Transmittal

     To tender your existing notes in this exchange offer, you must use one of the three alternative procedures described below:

     - Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the existing notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

     - Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "-- Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

     - Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described above before the expiration date, comply with the guaranteed delivery procedures described under "-- Guaranteed Delivery Procedure" below.

     The method of delivery of the existing notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. You should not send any letters of transmittal or existing notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your existing notes on your behalf.

     Only a holder of existing notes may tender existing notes in this exchange offer. A holder is any person in whose name existing notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     If you are the beneficial owner of existing notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your existing notes, you must contact that registered holder promptly and instruct that registered holder to tender your existing notes on your behalf. If you wish to tender your existing notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your existing notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by any of the following, each of which is referred to as an eligible institution:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     - a commercial bank or trust company having an office or correspondent in the United States, or

     - an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

unless the existing notes are tendered:

     - by a registered holder, or by a participant in The Depository Trust Company in the case of book-entry transfers, whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

     - for the account of an eligible institution.

     If the letter of transmittal or any bond powers are signed by:

          (1) The recordholder(s) of the existing notes tendered: The signature must correspond with the name(s) written on the face of the existing notes without alteration, enlargement or any change whatsoever.

          (2) A participant in The Depository Trust Company: The signature must correspond with the name as it appears on the security position listing as the holder of the existing notes.

          (3) A person other than the registered holder of any existing notes: These existing notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the existing notes on behalf of the registered holder, in satisfactory form to the issuers as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the existing notes.

          (4) Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: These persons should so indicate when signing. Unless waived by us, evidence satisfactory to the issuers of their authority to so act must also be submitted with the letter of transmittal.

     Book-Entry Delivery Procedure

     Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of existing notes by causing The Depository Trust Company to transfer these existing notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the existing notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

     A delivery of existing notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "-- Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Guaranteed Delivery Procedure

     If you are a registered holder of existing notes and desire to tender your notes, and (a) these notes are not immediately available, (b) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (c) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

     - you tender through an eligible institution,

     - on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by the issuers, with your name and address as holder of the existing notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange Trading days after the expiration date the certificates for all the existing notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

     - the certificates for all your tendered existing notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Your tender of existing notes will constitute an agreement between you and the issuers governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

     The issuers will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your existing notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by the issuers in their sole discretion. The issuers' determination will be final and binding.

     The issuers reserve the absolute right to reject any and all existing notes not properly tendered or any existing notes which, if accepted, would, in their opinion or their counsel's opinion, be unlawful. The issuers also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. The issuers' interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes must be cured within such time as the issuers shall determine. Neither the issuers, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of existing notes. Neither the issuers, the exchange agent nor any other person will incur any liability for any failure to give notification of these defects or irregularities. Tenders of existing notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any existing notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

     If all the conditions to the exchange offer are satisfied or waived on the expiration date, the issuers will accept all existing notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "-- Conditions to the Exchange Offer" below. For purposes of this exchange offer, existing notes will be deemed to have been accepted as validly tendered for exchange when, as and if the issuers give oral or written notice of acceptance to the exchange agent.

     The issuers will issue the exchange notes in exchange for the existing notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of existing notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to the issuers and the exchange agent.

     If any tendered existing notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if existing notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged existing notes will be returned without expense to the tendering holder, or, in the case of existing notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

     In addition, the issuers reserve the right in their sole discretion, as limited by the provisions of the indenture for the existing notes, to:

     - purchase or make offers for any existing notes that remain outstanding after the expiration date, or, as described under "-- Expiration Date; Extensions; Amendments; Terminations," to terminate the exchange offer as provided in the terms of their registration rights agreement; and

     - to the extent permitted by applicable law, purchase existing notes in the open market, in privately negotiated transactions or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer.

     By tendering into this exchange offer, you will irrevocably appoint the issuers' designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the existing notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that the issuers accept your existing notes in this exchange offer. All prior proxies on these existing notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. The issuers' designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The existing notes will be validly tendered only if the issuers are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of existing notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "-- Exchange Agent" and before acceptance of your tendered notes for exchange by the issuers.

     Any notice of withdrawal must:

     - specify the name of the person having tendered the existing notes to be withdrawn,

     - identify the existing notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

     - be signed by the person having tendered the existing notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these existing notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the existing notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

     - specify the name in which any of these existing notes are to be registered, if this name is different from that of the person having tendered the existing notes to be withdrawn, and


     - if applicable because the existing notes have been tendered though the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the existing notes to be withdrawn.



     The issuers will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and their determination will be final and binding on all parties.

Existing notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.


     The exchange agent will return without cost to their holders all existing notes that have been tendered for exchange and are not exchanged for any reason, as promptly as practicable after withdrawal, rejection of tender or expiration or termination of this exchange offer. In the case of outstanding existing notes tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company under the book-entry transfer procedures described above, the existing notes tendered for exchanged but not exchanged will be credited to an account maintained with The Depository Trust Company.

     You may retender properly withdrawn existing notes in this exchange offer by following one of the procedures described under "-- Procedures for Tendering Existing Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We will complete this exchange offer unless the exchange offer is not be permissible under applicable law or Securities and Exchange Commission policy.

     This condition is for our sole benefit. We may assert this condition regardless of the circumstances giving rise to it and may also waive it, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. We will not be deemed to have waived our rights to assert or waive this condition if we fail at any time to exercise it. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

     If we determine that we may terminate this exchange offer because the above condition is not satisfied, we may:

     - refuse to accept and return to their holders any existing notes that have been tendered,

     - extend the exchange offer and retain all existing notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

     - waive the condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "-- Expiration Date; Extensions; Amendments; Termination."

     The exchange offer is not conditioned upon any minimum principal amount of existing notes being tendered for exchange.

     The issuers have no obligation to, and will not knowingly, accept tenders of existing notes

     - from their affiliates, within the meaning of Rule 405 under the Securities Act,

     - from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations of the Securities Act by the Securities and Exchange Commission, or

     - if the exchange notes to be received by the holder or holders of existing notes in the exchange offer, upon receipt, will not be tradable by these holders without restriction under the Securities Act and the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States.

ACCOUNTING TREATMENT

     The issuers will record the exchange notes at the same carrying value as the existing notes as reflected in their accounting records on the date of the exchange. Accordingly, the issuers will not recognize any gain or loss for accounting purposes. The issuers will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

EXCHANGE AGENT

     The issuers have appointed U.S. Bank Trust National Association as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

     By Registered or Certified Mail:

     U.S. Bank Trust National Association
     180 East Fifth Street
     St. Paul, MN 55101
     Attn: Specialized Finance

     By Facsimile:

     (for Eligible Institutions only)
     (651) 244-1537
     Confirm by Telephone:
     (651) 244-8161

     By Overnight Courier or Hand:

     U.S. Bank Trust National Association
     180 East 5th Street
     St. Paul, MN 55101
     Attn: Specialized Finance

FEES AND EXPENSES

     The issuers will bear the expenses of soliciting tenders in this exchange offer and of all other expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses. The principal solicitation for tenders under the exchange offer is being made by mail; however, the issuers' officers and other employees may make additional solicitation by telegraph, telephone, telecopy or in person.

     The issuers will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, the issuers will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. The issuers will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and for handling or forwarding tenders for exchange to their customers.

     The issuers will pay all transfer taxes, if any, applicable to the exchange of existing notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

     - certificates representing exchange notes or existing notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

     - tendered existing notes are registered in the name of any person other than the person signing the letter of transmittal, or

     - a transfer tax is payable for any reason other than the exchange of the existing notes in this exchange offer.

     If satisfactory evidence of payment of any of these taxes or of any exemption from this payment is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES


     If you do not exchange your 2002 notes for exchange notes in the exchange offer or if you do not properly tender your 2002 notes in the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the 2002 notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not under, the Securities Act. In addition, you will no longer be able to obligate the issuers to register the 2002 notes under the Securities Act except in the limited circumstances provided under our registration rights agreement. The restrictions on transfer of your 2002 notes arise because the issuers issued the 2002 notes under exemptions from, or in transactions outside the registration requirements of the Securities Act and applicable state securities law. In addition, if you want to exchange your existing notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent the 2002 notes are tendered and accepted in the exchange offer, the trading market, if any, for the 2002 notes would be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors -- Your Failure to participate in the exchange offer will have adverse consequences."

                       DESCRIPTION OF THE EXCHANGE NOTES

GENERAL

     The form and terms of the exchange notes are the same as the form and terms of the 2002 notes, except that the exchange notes have been registered under the Securities Act, will not bear legends restricting the transfer of the notes and will not be entitled to registration rights under our registration rights agreement. The issuers issued the 2002 notes, and will issue the exchange notes, under the indenture, dated as of February 7, 2002, among MeriStar Hospitality Operating Partnership, L.P., MeriStar Hospitality Corporation, MeriStar Hospitality Finance Corp. III, our subsidiary guarantors and U.S. Bank Trust National Association, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The exchange notes are subject to all those terms, and we refer you to the indenture and the Trust Indenture Act for a statement of the terms.

     Except as otherwise indicated, the following description relates both to the 2002 notes and the exchange notes and is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holder of the exchange notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes this prospectus.

     The definitions of specific terms used in the following summary are indicated below under "-- Definitions." For purposes of this summary, the terms "MeriStar", "we" and "our" refer only to MeriStar Hospitality Operating Partnership, L.P., without including any of our subsidiaries, references to MeriStar Hospitality Corporation do not include its subsidiaries and the term "issuers" refers only to MeriStar Hospitality Operating Partnership, L.P. and MeriStar Hospitality Finance Corp. III as co-issuers of the exchange notes and does not include any of their subsidiaries.

     The exchange notes will be unsecured, senior obligations of MeriStar and MeriStar Hospitality Finance Corp. III, ranking equal in right of payment to all of our unsecured senior debt, including the 2001 notes and the 2002 notes, and senior in right of payment to all of our subordinated debt. The exchange notes will be effectively subordinated to all of our and our subsidiaries' secured Indebtedness and to all other Indebtedness of our non-guarantor subsidiaries. As of March 31, 2002, we, MeriStar Hospitality Corporation and our respective subsidiaries on a consolidated basis had approximately $1.7 billion of indebtedness outstanding, including $1.4 billion of senior debt. The $1.4 billion of senior debt includes $369.6 million of non-recourse indebtedness of our non-guarantor subsidiaries to which the exchange notes would be effectively subordinated, which indebtedness is secured by all of the assets of such subsidiaries, and includes both the 2001 notes and the 2002 notes. As of March 31, 2002, our non-guarantor subsidiaries had total assets of $1.5 billion. The indenture permits the incurrence of additional senior debt, including secured debt, in the future.

     For purposes of the indenture, our subsidiaries are divided into two categories -- Restricted Subsidiaries, which generally are subject to the restrictive covenants set forth in the indenture, and Unrestricted Subsidiaries, which generally are not. On the date of the indenture, none of our subsidiaries were designated as Unrestricted Subsidiaries.


     The 2002 notes were co-issued, and the exchange notes will be co-issued, by MeriStar Hospitality Finance Corp. III, a wholly-owned, special purpose corporation. MeriStar Hospitality Finance Corp. III owns no assets other than nominal equity capital and was formed for the sole purpose of co-issuing the notes. Some of the covenants in the indenture that apply to us also apply to MeriStar Hospitality Finance Corp. III. The indenture provides that MeriStar Hospitality Finance Corp. III may not engage in any business other than co-issuing debt securities and guaranteeing existing and future Indebtedness.


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PRINCIPAL, MATURITY AND INTEREST

     The exchange notes will be limited in aggregate principal amount to $400,000,000. The exchange notes will mature on January 15, 2011. Interest on the exchange notes will accrue from January 15, 2002 and will be payable semi-annually in arrears in cash on January 15 and July 15 of each year, commencing July 15, 2002, at the rate of 9 1/8% per annum to holders of exchange notes of record on the immediately preceding January 1 and July 1. Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the existing notes being exchanged or, if no interest has been paid, from January 15, 2002. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of and premium and interest on the exchange notes will be payable at the office or agency maintained for that purpose or, at our option, payment of interest and liquidated damages may be made by check mailed to the holders of the exchange notes at their respective addresses as set forth in the register of holders of exchange notes. However, all payments to noteholders who have given us wire transfer instructions will be required to be made by wire transfer of immediately available funds to the accounts specified by those noteholders. Until we otherwise designate, our office or agency will be the office of the trustee maintained for this purpose. The exchange notes will be issued in denominations of $1,000 and integral multiples of $1,000.

GUARANTEES

     As of the date of issuance of the exchange notes, all of the issuers' Obligations under the exchange notes will be guaranteed on an unsecured senior basis by MeriStar Hospitality Corporation and all of our subsidiaries that guarantee our Credit Agreement. In addition, the indenture provides that, before guaranteeing any of our other Indebtedness or Indebtedness of MeriStar Hospitality Corporation, a Restricted Subsidiary of ours or of MeriStar Hospitality Corporation that is also a Significant Subsidiary must execute and deliver to the trustee a supplemental indenture under which the Restricted Subsidiary shall guarantee, on an unsecured senior basis, all of the issuers' Obligations with respect to the exchange notes together with an opinion of counsel (which counsel may be one of our employees) to the effect that the supplemental indenture has been duly executed and delivered by the Restricted Subsidiary and is in compliance in all material respects with the terms of the indenture. The guarantees will rank equally with all of the Guarantors' existing and future senior debt and senior to all of the Guarantors' subordinated debt. The obligations of the Guarantors under any guarantees will be effectively subordinated to all secured debt of the Guarantors and to all indebtedness of their subsidiaries.

     The Credit Agreement generally may, from time to time, prohibit the incurrence of these future guarantees unless and until a time when the indebtedness under the credit facility is repaid in full.

     The indenture will provide that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another corporation, person or entity, whether or not affiliated with such Subsidiary Guarantor (other than us, MeriStar Hospitality Corporation or another Subsidiary Guarantor), unless:

          (a) except as limited by the provisions of the following paragraph, the person formed by or surviving the consolidation or merger (if other than the Subsidiary Guarantor) assumes all the obligations of the Subsidiary Guarantor under a supplemental indenture in form and substance reasonably satisfactory to the trustee pursuant to the indenture;

          (b) immediately after giving effect to the transaction, no default or event of default exists; and

          (c) the Subsidiary Guarantor, or any person formed by or surviving the consolidation or merger, would be permitted by virtue of the tests described in the first paragraph of the covenant described above under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" to incur, immediately after giving effect to the transaction, at least $1.00 of additional Indebtedness under those tests.

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

     The indenture provides that in the event of (1) a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, which sale or other disposition is otherwise in compliance with the terms of the indenture, by way of merger, consolidation or otherwise, or (2) a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the capital stock of the Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor) will be automatically and unconditionally released and relieved of any obligations under its guarantee.

     For purposes of a guarantee with respect to the exchange notes, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Subsidiary Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of our obligations under the exchange notes and the indenture or (b) the amount, if any, which would not have (1) rendered the Subsidiary Guarantor "insolvent" (as the term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the exchange notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time. However, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the exchange notes is the amount described in clause
(a) above unless any creditor, or representative of creditors of the Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (b). The indenture will provide that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of the Subsidiary Guarantor to contribution from other Subsidiary Guarantors and any other rights the Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

OPTIONAL REDEMPTION

     Before January 15, 2004, the issuers may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of our common equity (within 60 days of the consummation of any public equity offering), up to 35% of the aggregate principal amount of the exchange notes and the 2002 notes at a redemption price equal to 109.125% of the principal amount of the notes plus accrued and unpaid interest and liquidated damages thereon, if any, to the redemption date. However, in order to redeem the notes with the net cash proceeds of an equity offering, at least 65% of the aggregate principal amount of the exchange notes and the 2002 notes originally issued must remain outstanding immediately after each redemption. The Credit Agreement may, from time to time, prohibit the purchase of the notes with the net cash proceeds of a public equity offering, unless and until the indebtedness under the Credit Agreement is repaid in full.

MANDATORY REDEMPTION

     The issuers are not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

RANKING

     The exchange notes will be the issuers' general unsecured obligations that rank equally in right of payment with all of our other unsecured senior Indebtedness and will rank senior in right of payment to all of our existing and future Indebtedness that is expressly subordinated in right of payment to the exchange notes. The exchange notes will be effectively subordinated to all of our and our subsidiaries' secured Indebtedness and to all other indebtedness of our non-guarantor subsidiaries. In the event of bankruptcy, liquidation, reorganization or other winding up of MeriStar or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Credit Agreement or our other secured debt, our assets that secure the Credit Agreement or our other secured debt will be available to pay obligations on the
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

exchange notes only after all Indebtedness under the Credit Agreement or our other secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the exchange notes then outstanding.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     The indenture will provide that upon the occurrence of a Change of Control, each holder will have the right to require that we purchase all or a portion of the holder's exchange notes pursuant to the offer described below, at a purchase price equal to 101% of the principal amount of the exchange notes plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase.

     Within 10 days following the date upon which the Change of Control occurs, we must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control offer. The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law. Holders electing to have an exchange note purchased pursuant to a Change of Control offer will be required to surrender their exchange note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the exchange note completed, to the trustee or paying agent, if any, at the address specified in the notice before the close of business on the third business day before the Change of Control payment date.

     If a Change of Control offer is made, we cannot assure you that we will have available funds sufficient to pay the Change of Control purchase price for any or all the exchange notes that might be delivered by holders seeking to accept that Change of Control offer. The Credit Agreement prohibits the purchase of exchange notes by us in the event of a Change of Control, unless and until the time the Indebtedness under the Credit Agreement is repaid in full. Any future credit agreements or other agreements relating to senior debt to which we become a party may contain similar restrictions and provisions.

     In the event a Change of Control occurs at a time when we are prohibited from purchasing exchange notes, we could seek the consent of our lenders to purchase exchange notes or could attempt to refinance the borrowings that contain that prohibition. If we do not obtain that consent or repay those borrowings, we will remain prohibited from purchasing exchange notes. In that case, our failure to purchase tendered exchange notes would constitute an event of default under the indenture which would, in turn, constitute a default under our Credit Agreement.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the exchange notes to require that we repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase the exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets to another person may be uncertain.

     We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations under the Securities Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of exchange notes under a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture by virtue of that compliance.
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

     We will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by us and purchases all exchange notes validly tendered and not withdrawn under the Change of Control offer.

Asset Sales

     The indenture will provide that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, conduct an Asset Sale, unless:

          (a) we, MeriStar Hospitality Corporation or such Restricted Subsidiary, as the case may be, receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, to be evidenced by a resolution of MeriStar Hospitality Corporation's board of directors described in an officer's certificate delivered to the trustee; and

          (b) at least 75% of the consideration therefor received by us, MeriStar Hospitality Corporation or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that, with respect to the sale of one or more hotel properties, up to 75% of the consideration may consist of indebtedness of the purchaser of those hotel properties if that indebtedness is secured by a first priority Lien on the properties sold. However, the principal amount of the following shall be deemed to be cash for purposes of this provision:

             (1) any of our liabilities or those of MeriStar Hospitality Corporation or such Restricted Subsidiaries, as shown on our, MeriStar Hospitality Corporation's or such Restricted Subsidiary's most recent balance sheet or in the related notes thereto (other than liabilities that by their terms rank junior in right of payment to the notes or any guarantee of the notes) that are assumed by the transferee of those assets; and

             (2) any notes or other obligations received by us, MeriStar Hospitality Corporation or any such Restricted Subsidiary from a transferee that are converted by us or the Restricted Subsidiary into cash within 90 days after the closing of the Asset Sale (to the extent of the cash received).

     Notwithstanding the foregoing, the restriction in clause (b) above will not apply with respect to mortgages, other notes receivable or other securities received by us, MeriStar Hospitality Corporation or any Restricted Subsidiary from a transferee of any assets to the extent those mortgages, other notes receivable or other securities are Investments permitted to be made by us, MeriStar Hospitality Corporation or the Restricted Subsidiary under the covenant described below entitled "Restricted Payments."

     In the event and to the extent that the Net Proceeds received by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries collectively from one or more Asset Sales occurring on or after the date of issuance of the exchange notes in any period of 12 consecutive months exceed 10% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries has been filed with the Securities and Exchange Commission or otherwise provided to the trustee), then we or MeriStar Hospitality Corporation shall, or shall cause the relevant Restricted Subsidiary to, within 365 days after the date the Net Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets:

          (a) apply the Net Proceeds from the Asset Sale to prepay any Indebtedness under any Credit Facility, in order to effect a permanent reduction in the amount of Indebtedness that may be incurred under clause
     (b) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Certain Capital Stock"; or

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

          (b) invest the Net Proceeds from the Asset Sale in property or assets used in a Hospitality-Related Business, provided that we, MeriStar Hospitality Corporation or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days after the Asset Sale, we, MeriStar Hospitality Corporation or such Restricted Subsidiary, as applicable, shall have commenced and not completed or abandoned an Investment in compliance with this clause (b) and shall have segregated the Net Proceeds from our general funds and our subsidiaries for that purpose and the Investment is substantially completed within 180 days after the first anniversary of the Asset Sale.

     Any Net Proceeds from an Asset Sale that are not applied or invested as provided above will be deemed to constitute "excess proceeds." When the aggregate amount of excess proceeds exceeds $10.0 million, we shall make an offer, to all holders of exchange notes and other Indebtedness that ranks by its terms equally in right of payment with the exchange notes and the terms of which contain substantially similar requirements with respect to the application of Net Proceeds from Asset Sales as are contained in the indenture to purchase on a proportional basis the maximum principal amount of exchange notes, that is an integral multiple of $1,000, that may be purchased out of the excess proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the exchange notes plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of exchange notes and other such Indebtedness tendered under an Asset Sale offer is less than the excess proceeds, we may use any remaining excess proceeds for general corporate purposes. If the aggregate principal amount of exchange notes surrendered by holders of those exchange notes exceeds the amount of excess proceeds available for purchase of those exchange notes, the trustee shall select the exchange notes to be purchased in the manner described under the caption "-- Selection And Notice" below. When the offer to purchase is completed, the amount of excess proceeds shall be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale under this paragraph, we or any Restricted Subsidiary may temporarily reduce our Indebtedness or that of a Restricted Subsidiary that ranks by its terms senior to the exchange notes or otherwise invest the Net Proceeds in Cash Equivalents. The Credit Agreement generally prohibits the purchase of exchange notes by us in the circumstances described above unless and until the time as the Indebtedness under the credit facility is repaid in full.

     We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act and other securities laws and regulations under the Securities Exchange Act to the extent those laws and regulations are applicable in connection with any offer to purchase and the purchase of exchange notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Asset Sale" provisions of the indenture by virtue of compliance.

SELECTION AND NOTICE

     If less than all of the exchange notes are to be purchased in an Asset Sale offer or redeemed at any time, selection of exchange notes for purchase or redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the exchange notes are listed, or, if the exchange notes are not so listed, on a proportional basis, by lot or by any method as the trustee shall deem fair and appropriate. However, no exchange notes of a principal amount of $1,000 or less shall be redeemed in part, and, if a partial redemption of exchange notes is made with the proceeds of a public offering of our common equity securities, selection of the exchange notes or portions of the exchange notes for redemption shall be made by the trustee only on a proportional basis or on as nearly a proportional basis as is practicable (except as required by the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each holder of exchange notes to be purchased or redeemed at its registered address. If any exchange note is to be purchased or redeemed in part only, the notice of

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

redemption that relates to that exchange note shall state the portion of the principal amount of that exchange note to be purchased or redeemed.

     A new exchange note in principal amount equal to the unpurchased or unredeemed portion of any exchange note purchased or redeemed in part will be issued in the name of the holder of the exchange note upon cancellation of the original note. On and after the purchase or redemption date, interest ceases to accrue on exchange notes or portions of the exchange note called for purchase or redemption as long as the issuers have deposited with the trustee funds in satisfaction of the applicable redemption price under the indenture.

COVENANTS

     The indenture contains, among others, the following covenants:

     Restricted Payments. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any distribution on account of our, MeriStar Hospitality Corporation's or any of our respective Restricted Subsidiaries' Equity Interests, other than: (1) dividends or distributions payable in our Equity Interests or Equity Interests of MeriStar Hospitality Corporation (other than Disqualified Stock); (2) dividends or distributions by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries, except that to the extent that a portion of that dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than us, MeriStar Hospitality Corporation or a Restricted Subsidiary, the portion of that dividend or distribution is not greater than that holder's proportional aggregate common equity interest in that Restricted Subsidiary; and (3) dividends or distributions payable on Existing Preferred OP Units and Preferred OP Units issued in compliance with the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock";

          (b) purchase, redeem or otherwise acquire or retire for value any of our Equity Interests or those of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries or other Affiliate of ours or MeriStar Hospitality Corporation's, other than (1) any Equity Interests owned by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries; (2) any Existing Preferred OP Units; and (3) any Preferred OP Units issued in compliance with the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock";

          (c) purchase, redeem or otherwise acquire or retire for value any of our Indebtedness or any Indebtedness of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries that is subordinated or junior in right of payment, by its terms, to the notes or any guarantee of the notes before the scheduled final maturity or sinking fund payment dates for payment of principal and interest in accordance with the original documentation for the subordinated or junior Indebtedness; or

          (d) make any Investment

        (all the payments and other actions described in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of the Restricted Payment:

             (1) no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment;

             (2) we and MeriStar Hospitality Corporation would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the tests described in the first paragraph of the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock"; and

             (3) the Restricted Payment, together with the aggregate of all other Restricted Payments made by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries after the date of the indenture, excluding Restricted Payments permitted by clauses (b), (c),
        (d), (e) and (g)(1) of the second next succeeding paragraph, is less than the sum, without duplication, of

                (A) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following January 26, 2001 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

                (B) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the board of directors of MeriStar Hospitality Corporation) received by us or MeriStar Hospitality Corporation from the issue or sale, in either case, since January 26, 2001 of either (a) our or MeriStar Hospitality Corporation's Equity Interests or of (b) our or MeriStar Hospitality Corporation's debt securities that have been converted or exchanged into those Equity Interests (other than Equity Interests (or convertible or exchangeable debt securities) sold to one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus

                (C) in case, after January 26, 2001, any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary under the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into us, MeriStar Hospitality Corporation or a Restricted Subsidiary of ours or MeriStar Hospitality Corporation and, only if no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment, the lesser of (a) the book value (determined in accordance with GAAP) at the date of the redesignation, combination or transfer of the aggregate Investments made by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries in the Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the Investment in the Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the board of directors of MeriStar Hospitality Corporation, whose determination shall be conclusive and evidenced by a resolution of the board and, in each case, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus

                (D) 100% of any dividends, distributions or interest actually received in cash by us, MeriStar Hospitality Corporation or a Restricted Subsidiary of ours or MeriStar Hospitality Corporation after January 26, 2001 from (a) a Restricted Subsidiary the Net Income of which has been excluded from the computation of Funds From Operations, (b) an Unrestricted Subsidiary, (c) a person that is not a subsidiary or (d) a person that is accounted for on the equity method (except in the case of each of clauses (b), (c) and (d), to the extent any such amounts are included in the calculation of Funds From Operations).

     Notwithstanding the foregoing, we or MeriStar Hospitality Corporation may declare or pay any dividend or make any distribution that is necessary to maintain MeriStar Hospitality Corporation's status as a REIT under the Internal Revenue Code if:

          (a) the aggregate principal amount of all of our outstanding Indebtedness and that of MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on a consolidated basis at such time is less than 80% of MeriStar Hospitality Corporation's Adjusted Total Assets; and

          (b) no default or event of default shall have occurred and be continuing.

     The foregoing provisions will not prohibit the following:

          (a) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the payment would have complied with the provisions of the indenture;

          (b) (1) the redemption, purchase, retirement or other acquisition of any OP Unit in exchange for Equity Interests of MeriStar Hospitality Corporation (other than Disqualified Stock) and (2) the redemption, purchase, retirement or other acquisition of any Equity Interests of us, MeriStar Hospitality Corporation or a Restricted Subsidiary (other than OP Units or Preferred OP Units) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of ours or of MeriStar Hospitality Corporation) of other Equity Interests of us or MeriStar Hospitality Corporation (other than any Disqualified Stock). However, in the case of (1) and (2) the amount of any proceeds that is utilized for the redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph;

          (c) the defeasance, redemption, repayment or purchase of our Indebtedness or that of MeriStar Hospitality Corporation or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the notes and any guarantee of the notes in a Permitted Refinancing;

          (d) the defeasance, redemption, repayment or purchase of our Indebtedness or that of MeriStar Hospitality Corporation or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the notes and any guarantee of the notes with the proceeds of a substantially concurrent sale (other than to one of our subsidiaries) of Equity Interests (other than Disqualified Stock) of us or MeriStar Hospitality Corporation. However, the amount of any proceeds that is utilized for the defeasance, redemption, repayment or purchase shall be excluded from clause (3)(B) of the preceding paragraph;

          (e) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of us or MeriStar Hospitality Corporation under any management equity subscription agreement, stock option agreement or stock award. However, the aggregate price paid for all the purchased, redeemed, acquired or retired Equity Interests shall not exceed $3,000,000 in any 12 month period;

          (f) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of our property or assets;

          (g) (1) the making of any Permitted Investment described in clauses
     (a), (b), (c), (d), (f) or (g) of the definition of Permitted Investments and (2) the making of any Permitted Investment described in clause (e) of the definition of Permitted Investments; and

          (h) payments that would otherwise be Restricted Payments, in an aggregate amount not to exceed $35 million collectively, provided that at the time of, and after giving effect to, the proposed payment, we and MeriStar Hospitality Corporation could have incurred at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under the heading "Incurrence of Indebtedness and Issuance of Certain Capital Stock";

provided, however, in the case of clauses (b)(2), (c), (d), (e), (f), (g)(2) and
(h), no default or event of default shall have occurred and be continuing or would occur as a consequence of the Permitted Investments.

     In determining whether any Restricted Payment is permitted by the foregoing covenant, we or MeriStar Hospitality Corporation may allocate or reallocate all or any portion of the Restricted Payment among the clauses (a) through (h) of the preceding paragraph or among the clauses and the first paragraph of this covenant including clauses (1), (2) and (3). However, at the time of the allocation or reallocation, all the Restricted Payments, or allocated portions of the Restricted Payments, must be permitted under the various provisions of the foregoing covenant.

     The amount of all Restricted Payments (other than cash) shall be the fair market value, evidenced by a resolution of the board of directors of MeriStar Hospitality Corporation described in an officer's certificate delivered to the trustee, on the date of the Restricted Payment of the asset(s) proposed to be transferred by us, MeriStar Hospitality Corporation or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than (a) the end of any calendar quarter in which any Restricted Payment is made or (b) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in the quarter to exceed $5.0 million, we shall deliver to the trustee an officer's certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon our latest available financial statements.

     The board of directors of MeriStar Hospitality Corporation may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a default or event of default. For purposes of making the determination as to whether the designation would cause a default or event of default, all outstanding Investments by us, MeriStar Hospitality Corporation and our Restricted Subsidiaries (except to the extent repaid in cash) in the subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All the outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (a) the net book value of the Investments at the time of the designation, (b) the fair market value of the Investments at the time of the designation and (c) the original fair market value of the Investments at the time they were made. The designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary by MeriStar Hospitality Corporation's board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of MeriStar Hospitality Corporation's board of directors giving effect to the designation and an officer's certificate certifying that the designation complied with the foregoing conditions.

     Incurrence of Indebtedness and Issuance of Certain Capital Stock.   The
indenture provides that (1) neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" or an "incurrence" of) any Indebtedness (including Assumed Indebtedness), (2) neither we nor MeriStar Hospitality Corporation will issue, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to issue, any shares of Disqualified Stock and (3) neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to issue any Preferred Stock. However, we or any Guarantor may incur Indebtedness or issue shares of Disqualified Stock if:

          (1) the aggregate principal amount of all outstanding Indebtedness and Disqualified Stock of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the next paragraph or otherwise) determined on a consolidated basis is less than or equal to 65% of MeriStar Hospitality Corporation's Adjusted Total Assets, after giving effect to, on a pro forma basis, such incurrence or issuance and the receipt and application of the proceeds thereof; and

          (2) the Fixed Charge Coverage Ratio of MeriStar Hospitality Corporation for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period;

provided that we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries may not incur any Subsidiary Debt or any Secured Indebtedness if immediately after giving effect to, on a pro forma basis, such incurrence of such additional Subsidiary Debt or Secured Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Subsidiary Debt or Secured Indebtedness of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the next paragraph or otherwise) on a consolidated basis is greater that 45% of MeriStar Hospitality Corporation's Adjusted Total Assets.

     The foregoing provisions do not apply to:

          (a) the incurrence by our or MeriStar Hospitality Corporation's Unrestricted Subsidiaries of Non-Recourse Indebtedness; however, if any of such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, that event shall be deemed to constitute an incurrence of Indebtedness by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries;

          (b) the incurrence by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate principal amount not to exceed $900 million at any one time outstanding minus any Net Proceeds that have been applied to permanently reduce the outstanding amount of the Indebtedness under clause
     (a) of the third paragraph of the covenant described under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (c) the incurrence by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries of Existing Indebtedness;

          (d) the incurrence by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries of Indebtedness under Hedging Obligations that do not increase our Indebtedness or that of MeriStar Hospitality Corporation or the Restricted Subsidiary, as the case may be, other than as a result of fluctuations in interest or foreign currency exchange rates. However, the Hedging Obligations must be incurred for the purpose of providing interest rate protection with respect to Indebtedness permitted under the indenture or to provide currency exchange protection in connection with revenues generated in currencies other than U.S. dollars;

          (e) the incurrence or the issuance by us or MeriStar Hospitality Corporation of Refinancing Indebtedness or Refinancing Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Refinancing Indebtedness or Refinancing Disqualified Stock. However, the Refinancing Indebtedness or Refinancing Disqualified Stock must be a Permitted Refinancing;

          (f) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of intercompany Indebtedness between or among us, MeriStar Hospitality Corporation and/or any of our respective Restricted Subsidiaries. However, (1) any subsequent issuance or transfer of Equity Interests that results in any of the Indebtedness being held by a person other than a Restricted Subsidiary and (2) any sale or other transfer of any of the Indebtedness to a person that is not either us, MeriStar Hospitality Corporation or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of the Indebtedness by us, MeriStar Hospitality Corporation or a Restricted Subsidiary, as the case may be;

          (g) the incurrence of Indebtedness represented by the notes and any guarantee of the notes;

          (h) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, in the ordinary course of business and consistent with past practice, of surety, performance or appeal bonds;

          (i) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50.0 million collectively;

          (j) the incurrence by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries of Assumed Indebtedness, except that, after giving effect to the incurrence of Assumed Indebtedness, we, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries must be able to incur at least $1.00 of additional Indebtedness under the tests described in the preceding paragraph;

          (k) the issuance of Preferred OP Units by us or any of our Restricted Subsidiaries as full or partial consideration for the acquisition of lodging facilities and related assets, except that, after giving effect to the issuance of the Preferred OP Units, we, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries must be able to incur at least $1.00 of additional Indebtedness under the tests described in the preceding paragraph; and

          (l) the incurrence of Indebtedness by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any of our obligations or those of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on a consolidated basis in connection with such disposition.

     Dividend and Other Payment Restrictions Affecting Restricted
Subsidiaries. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) (1) pay dividends or make any other distributions to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries
     (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries;

          (b) make loans or advances or capital contributions to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries; or

          (c) sell, lease or transfer any of its properties or assets to us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries,

     except for those encumbrances or restrictions existing under or by reasons of:

          (1) Existing Indebtedness as in effect on the date of the indenture;

          (2) any Credit Facility, except that the encumbrances or restrictions contained in that facility, as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions, must be no more restrictive than those contained in the Credit Agreement as in effect on the date of the indenture;

          (3) the indenture and the notes;

          (4) applicable law;

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

          (5) any instrument governing Indebtedness or Capital Stock of a person we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries acquire or of any person that becomes a Restricted Subsidiary as in effect at the time of the acquisition or the person becoming a Restricted Subsidiary (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition or that person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired; provided that the Consolidated Cash Flow of that person is not taken into account (to the extent of the restriction) in determining whether the acquisition was permitted by the terms of the indenture;

          (6) restrictions of the nature described in clause (c) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

          (8) Permitted Refinancings, except that the encumbrance or restrictions contained in the agreements governing the Permitted Refinancings must be no more restrictive than those contained in the agreements governing the Indebtedness or Disqualified Stock being refinanced; or

          (9) customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restrictions restrict the transfer of the property subject to such security agreements and mortgages.

     Liens. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, secure any Indebtedness under any Credit Agreement or any other Indebtedness incurred pursuant to clause
(b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" by a Lien (other than a Stock Pledge) unless contemporaneously therewith effective provision is made to secure the notes equally and ratably with the Indebtedness under such Credit Agreement or any such other Indebtedness incurred pursuant to clause (b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" (and any other senior Indebtedness outstanding with similar provisions requiring us to equally and ratably secure such Indebtedness) for so long as the Indebtedness under any such Credit Agreement or any other such Indebtedness incurred pursuant to clause (b) of the second paragraph under "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock" is secured by such Lien; provided that we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries may secure with one or more Liens up to $300 million aggregate principal amount of Indebtedness described in clause (a) of the definition of "Non-Recourse Indebtedness" and/or Indebtedness commonly known as "collateralized mortgage-backed securities," without making provision to equally and ratably secure the notes.

     Maintenance of Total Unencumbered Assets. We, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our, MeriStar Hospitality Corporation's and our Restricted Subsidiaries' senior Unsecured Indebtedness (including amounts of Refinancing Indebtedness outstanding pursuant to clause (e) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Certain Capital Stock" above or otherwise); provided, however, that this covenant shall not prohibit the incurrence of Secured Indebtedness under the Credit Agreement; and provided further, however, that, to the extent that the notes are secured by any assets equally and ratably with any other Indebtedness pursuant to the covenant described under "Liens" above, the related Lien or Liens on such assets securing the notes and such other Indebtedness shall be ignored when determining the amount of Total Unencumbered Assets and senior Unsecured Indebtedness for purposes of this covenant.

     Merger, Consolidation or Sale of Assets. The indenture provides that neither of the issuers nor MeriStar Hospitality Corporation may consolidate or merge with or into (whether or not such issuer or

MeriStar Hospitality Corporation, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our respective properties or assets in one or more related transactions, to another corporation, person or entity unless:

          (a) such issuer or MeriStar Hospitality Corporation, as the case may be, is the surviving corporation or the person formed by or surviving the consolidation or merger (if other than such issuer or MeriStar Hospitality Corporation, as the case may be) or to which the sale, transfer or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the person formed by or surviving any such consolidation or merger (if other than such issuer or MeriStar Hospitality Corporation, as the case may be) or the person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of such issuer's or MeriStar Hospitality Corporation's respective obligations, as the case may be, pursuant to a supplemental indenture under the notes or the guarantee, as the case may be, and the indenture;

          (c) immediately after the transaction no default or event of default exists; and

          (d) such issuer or MeriStar Hospitality Corporation, as the case may be, or any person formed by or surviving any such consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of the transaction and after giving pro forma effect thereto as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the tests as set forth in the first paragraph of the covenant described under the caption
     "-- Incurrence of Indebtedness and Issuance of Certain Capital Stock."

     Upon any consolidation, merger, lease, conveyance or transfer in accordance with the foregoing, the successor person formed by the consolidation or into which such issuer or MeriStar Hospitality Corporation, as the case may be, are merged or to which the lease, conveyance or transfer is made shall succeed to, and be substituted for such issuer or MeriStar Hospitality Corporation, as the case may be, and may exercise all of our respective rights and powers under the indenture with the same effect as if the successor had been named as such issuer or MeriStar Hospitality Corporation, as the case may be, therein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

     Transactions with Affiliates. The indenture provides that neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (a) the Affiliate Transaction is on terms that are no less favorable to us, MeriStar Hospitality Corporation or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us, MeriStar Hospitality Corporation or the Restricted Subsidiary on an arm's-length basis with an unrelated person;

          (b) we deliver to the trustee:

             (1) with respect to any Affiliate Transaction involving aggregate payments in excess of $5.0 million, an officer's certificate certifying that the Affiliate Transaction complies with clause (a) above and the Affiliate Transaction is approved by a majority of the disinterested members of MeriStar Hospitality Corporation's board of directors; and

             (2) with respect to any Affiliate Transaction involving aggregate payments in excess of $10.0 million, other than an Affiliate Transaction involving the acquisition or disposition of a lodging facility by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, an opinion as to the fairness to us, MeriStar Hospitality Corporation or the

        Restricted Subsidiary from a financial point of view issued, at our option, by an investment banking firm of national standing or a qualified appraiser; and

          (c) we deliver to the trustee in the case of an Affiliate Transaction involving the acquisition or disposition of a lodging facility by us, MeriStar Hospitality Corporation or our respective Restricted Subsidiaries, and

             (1) involving aggregate payments of more than $5.0 million and less than $25.0 million, an appraisal by a qualified appraiser to the effect that the transaction is being undertaken at fair market value, or

             (2) involving aggregate payments of $25.0 million or more, an opinion as to the fairness of the transaction to us, MeriStar Hospitality Corporation or the Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing.

     However, the following shall not be deemed Affiliate Transactions:

          (A) any employment, deferred compensation, stock option, noncompetition, consulting or similar agreement we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries enter into in the ordinary course of business and consistent with our past practice or that of MeriStar Hospitality Corporation or the Restricted Subsidiary;

          (B) transactions between or among us or MeriStar Hospitality Corporation and/or our respective Restricted Subsidiaries;

          (C) the incurrence of fees in connection with the provision of hotel management services, except that the fees must be paid in the ordinary course of business and are consistent with past practice; and

          (D) Restricted Payments permitted by the provisions of the indenture described above under the covenant described under the caption
     "-- Restricted Payments."

     Line of Business. The indenture provides that for so long as any notes are outstanding, neither we nor MeriStar Hospitality Corporation will, and neither we nor MeriStar Hospitality Corporation will permit any of our respective Restricted Subsidiaries to, engage in any business or activity other than a Hospitality-Related Business.

     Payments for Consent. The indenture provides that neither we nor MeriStar Hospitality Corporation nor any of our respective subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless the consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to the consent, waiver or agreement.

COVENANTS UPON ATTAINMENT AND MAINTENANCE OF AN INVESTMENT GRADE RATING

     The covenants described above under "Covenants -- Liens,"
"Covenants -- Restricted Payments," "Covenants -- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries," and "Covenants -- Transactions with Affiliates" will not be applicable in the event, and only for so long as, the notes are rated Investment Grade and no default or event of default has occurred and is continuing.

REPORTS

     Whether or not required by the rules and regulations of the Securities and Exchange Commission, as long as any notes are outstanding, we and MeriStar Hospitality Corporation will furnish to the holders of notes all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we or MeriStar Hospitality Corporation were required to file the forms, including a "Management's Discussion and Analysis of

Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our certified independent accountants. In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, we and MeriStar Hospitality Corporation will submit a copy of all the information with the Securities and Exchange Commission for public availability (unless the Securities and Exchange Commission will not accept such a submission) and file the information with the trustee and make the information available to investors and securities analysts who request it in writing. In addition, for as long as the notes are outstanding, we and MeriStar Hospitality Corporation will continue to provide to holders and to prospective purchasers of notes the information required by Rule 144A(d)(4).

EVENTS OF DEFAULT AND REMEDIES


     The indenture provides that each of the following constitutes an event of default with respect to the notes issued under the indenture:


          (a) default for 30 days in the payment when due of interest or liquidated damages, if any, on the notes;

          (b) default in payment when due of the principal of or premium, if any, on the notes at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a Change of Control offer or an Asset Sale offer);

          (c) failure by us, MeriStar Hospitality Corporation or any Restricted Subsidiary to comply with the covenant described under the caption
     "-- Covenants -- Merger, Consolidation or Sales of Assets";

          (d) failure by us, MeriStar Hospitality Corporation or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in the indenture or the notes after written notice shall have been given to us by the trustee or to us and the trustee from holders of at least 25% in principal amount of the notes then outstanding;

          (e) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions to the grace periods) the principal amount of Non-Recourse Indebtedness of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries with an aggregate principal amount in excess of the lesser of (1) 10% of the total assets of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries measured as of the end of our most recent fiscal quarter for which internal financial statements are available immediately before the date on which the default occurred, determined on a pro forma basis, and (2) $50 million, and the failure continues for a period of 10 days or more, or the acceleration of the final stated maturity of any such Non-Recourse Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 10 days of receipt by us, MeriStar Hospitality Corporation or the Restricted Subsidiary of notice of the acceleration);

          (f) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions to the grace periods) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of us, MeriStar Hospitality Corporation or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 10-day period described above has passed, aggregates $10.0 million or more at any time;

          (g) failure by us, MeriStar Hospitality Corporation or any Restricted Subsidiary to pay final judgments rendered against them (other than judgment liens without recourse to any of our, MeriStar Hospitality Corporation's or our respective Restricted Subsidiaries' assets or property other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days, except for judgments as to which a reputable insurance company has accepted full liability;

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

          (h) except as permitted by the indenture, any guarantee with respect to the notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors and assigns), or any person acting on behalf of such Guarantor (or its successors and assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its guarantee; and

          (i) specific events of bankruptcy or insolvency with respect to us, MeriStar Hospitality Corporation, or any of our respective subsidiaries that would constitute a Significant Subsidiary or any group of our respective subsidiaries that, taken together, would constitute a Significant Subsidiary.

     If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from specific events of bankruptcy or insolvency, with respect to (1) us, (2) any of our or MeriStar Hospitality Corporation's subsidiaries that would constitute a Significant Subsidiary, (3) any group of our or MeriStar Hospitality Corporation's subsidiaries that, taken together, would constitute a Significant Subsidiary or
(4) MeriStar Hospitality Corporation, all outstanding notes will become due and payable without further action or notice. Under specific circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any acceleration with respect to the notes and its consequences. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default, except a default or event of default relating to the payment of principal or interest on the notes, if it determines that withholding notice is in their interest.

     The indenture provides that no holder of a note may pursue a remedy under the indenture unless:

          (a) the holder gives to the trustee written notice of a continuing event of default or the trustee receives the notice from us or MeriStar Hospitality Corporation;

          (b) the holders of at least 25% in principal amount of the then-outstanding notes make a written request to the trustee to pursue a remedy;

          (c) the holder of a note or holders of notes offer and, if requested, provide to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

          (d) the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during the 60-day period the holders of a majority in principal amount of the then-outstanding notes do not give the trustee a direction inconsistent with the request.

However, this provision does not affect the right of a holder of a note to sue for enforcement of any overdue payment on the notes.

     We and MeriStar Hospitality Corporation are required to deliver to the trustee annually a statement regarding compliance with the indenture, including with respect to any Restricted Payments made during that year and the basis upon which the calculations required by the covenants described under the caption
"-- Covenants -- Restricted Payments" were computed (which calculations may be based on our latest available financial statements). We and MeriStar Hospitality Corporation are also required upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying the default or event of default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     None of the directors, officers, employees, incorporators or stockholders, past, present or future, of us, any successor person or any Guarantor, as such, shall have any liability for any of our obligations under the notes, any guarantee of the notes or the indenture or for any claim based on, in respect of, or by

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

reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all those liabilities. The waiver and release are part of the consideration for issuance of the notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver or release is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The issuers may, at their option and at any time, elect to have all of the issuers' obligations and the obligations of any Guarantor discharged with respect to the outstanding notes ("legal defeasance"), except for:

          (a) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when the payments are due;

          (b) the issuers' obligations and those of the Guarantors with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c) the rights, powers, trusts, duties and immunities of the trustee, and the issuers' obligations and those of the Guarantors in connection with the trustee; and

          (d) the legal defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have the issuers' obligations and those of any Guarantor released with respect to specific covenants that are described in the indenture ("covenant defeasance"). After this release, any omission to comply with those obligations would not constitute a default or event of default with respect to the notes. In the event covenant defeasance occurs, some events, but not non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described above under "-- Events of Default and Remedies" would no longer constitute an event of default with respect to the notes.

     In order to exercise either legal defeasance or covenant defeasance,

          (a) the issuers must irrevocably deposit with the trustee, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding notes;

          (b) in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel (which counsel may be one of our employees or an employee of one of our subsidiaries) reasonably acceptable to the trustee confirming that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of issuance of the notes, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

          (c) in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel (which counsel may be one of our employees or an employee of one of our subsidiaries) reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;
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

          (d) no default or event of default shall have occurred and be continuing with respect to the notes on the date of the deposit, other than a default or event of default resulting from the borrowing of funds applied to the deposit, or insofar as events of default from bankruptcy or insolvency events are concerned, at anytime in the period ending on the 123rd day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the issuers);

          (e) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we, MeriStar Hospitality Corporation or any of our respective subsidiaries is a party or by which we, MeriStar Hospitality Corporation or any of our respective subsidiaries is bound;

          (f) we shall have delivered to the trustee an opinion of counsel to the effect that, as of the date of the opinion, (1) the trust funds will not be subject to any rights of holders of Indebtedness other than the notes and (2) assuming no intervening bankruptcy of the issuers or MeriStar Hospitality Corporation between the date of deposit and the 123rd day following the deposit and assuming no holder of notes is one of the issuers' or MeriStar Hospitality Corporation's insiders, after the 123rd day following the deposit, the trust funds will not fall under the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally under any applicable United States or state law;

          (g) we shall have delivered to the trustee an officer's certificate stating that the deposit was not made by us with the intent of preferring the holders of the notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (h) we shall have delivered to the trustee an officer's certificate and an opinion of counsel (which counsel may be one of our employees), each stating that all conditions precedent provided for relating to such legal defeasance or such covenant defeasance have been complied with.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of notes as to all outstanding notes when either:

          (a) all the notes previously authenticated and delivered, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by the issuers and later repaid to the issuers or discharged from the trust, have been delivered to the trustee for cancellation; or

          (b) (1) all the notes not previously delivered to the trustee for cancellation have become due and payable by their terms or shall have been called for redemption and the issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the notes not previously delivered to the trustee for cancellation or redemption, for the principal amount, premium and liquidated damages, if any, and accrued interest to the date of the deposit; (2) the issuers have paid all other sums payable by the issuers with respect to the notes under the indenture; and (3) the issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

     In addition, we must deliver an officer's certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the notes have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes as provided in the indenture. The registrar (who will initially be the trustee) and the trustee may require a holder, among other things, to furnish appropriate

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

endorsements and transfer documents. The issuers may also require a holder to pay any taxes and fees required by law or permitted by the indenture. The issuers are not required to transfer or exchange any note selected for redemption. Also, the issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs of this subsection, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding notes, including consents obtained in connection with a tender offer or exchange offer for notes. In addition, any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then-outstanding notes, including consent obtained in connection with a tender offer or exchange offer for notes.

     Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder of notes:

          (a) reduce the principal amount of notes of any series whose holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any notes or alter the provisions with respect to the redemption of the notes;

          (c) reduce the rate of or change the time for payment of interest on any note;

          (d) waive a default or event of default in the payment of principal of or premium, if any, or interest on any notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from the acceleration;

          (e) make any note payable in money other than that stated in the notes;

          (f) make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (g) waive a redemption payment with respect to any note;

          (h) make any change in the above amendment and waiver provisions;

          (i) modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any guarantee of the notes in a manner which adversely affects the holders in any material respect;

          (j) voluntarily release a Guarantor of the notes except as otherwise provided in the indenture; or

          (k) make any change to the covenants described above under the caption "-- Repurchase at the Option of Holders."

     Notwithstanding the foregoing, without the consent of any holder of notes, we and the trustee may amend or supplement the indenture or the notes (a) to cure any ambiguity, defect or inconsistency, (b) to provide for uncertificated notes in addition to or in place of certificated notes, (c) to provide for the assumption of an issuer's or MeriStar Hospitality Corporation's obligations to holders of the notes in the case of a merger, consolidation or sale of assets,
(d) to release a Guarantor as provided in the indenture, (e) to make any change that would provide any additional rights or benefits to the holders of the notes, including providing for guarantees with respect to the notes under the covenant described under the caption "-- Guarantees," or that does not adversely affect the legal rights under the indenture of any such holder, or (f) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

CONCERNING THE TRUSTEE

     The indenture contains limitations on the rights of the trustee, should it become a creditor of an issuer, to obtain payment of claims in specific cases or to realize on specific property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign. The holders of a majority in principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, with some exceptions. The indenture provides that if an event of default occurs, and is not cured, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION


     Anyone who received this prospectus may obtain a copy of the indenture without charge by writing to MeriStar Hospitality Operating Partnership, L.P., 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007. Attention:
Christopher L. Bennett.


DEFINITIONS

     We have provided below selected defined terms as used in the indenture. Please refer to the indenture for a full description of all those terms, as well as any other capitalized terms used in this description of the notes for which no definition is provided.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of the assets of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries on a consolidated basis (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting from the total amount of assets:

          (1) all of the current liabilities of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries on a consolidated basis, excluding intercompany items, and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the most recent quarterly or annual consolidated balance sheet of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Securities and Exchange Commission or otherwise provided to the trustee.

     "Adjusted Total Assets" means, for any person, the Total Assets for such person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

     "Affiliate" of any specified person means any other person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified person. For purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the person, whether through the ownership of voting securities, by agreement or otherwise. However, the beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

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

     "Asset Sale" means:

          (a) the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of our, MeriStar Hospitality Corporation's or a Restricted Subsidiary's Hospitality-Related Business properties or assets), conveyance or other disposition of any of our property or assets or that of MeriStar Hospitality Corporation or any Restricted Subsidiary, including by way of a sale and leaseback transaction;

          (b) the issuance or sale of Equity Interests of any of our or MeriStar Hospitality Corporation's Restricted Subsidiaries; or

          (c) any Event of Loss,

other than, with respect to clauses (a), (b) and (c) above, the following:

          (1) the sale or disposition of personal property held for sale in the ordinary course of business;

          (2) the sale or disposal of damaged, worn out or other obsolete property in the ordinary course of business as long as the property is no longer necessary for the proper conduct of our business or the business of MeriStar Hospitality Corporation or such Restricted Subsidiary, as applicable;

          (3) the transfer of assets by us or MeriStar Hospitality Corporation to one of our respective Restricted Subsidiaries or by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries to us or MeriStar Hospitality Corporation or to another one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries;

          (4) (A) the exchange of one or more lodging facilities and related assets held by us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries for one or more lodging facilities and related assets of any person or entity; however, if any other assets are received by us, MeriStar Hospitality Corporation or the Restricted Subsidiary in that exchange, the other consideration must be in cash or Cash Equivalents and the cash or Cash Equivalent consideration shall be deemed to be cash proceeds of an Asset Sale for the purposes of calculating "Net Proceeds" and applying Net Proceeds, if any, as described in the covenant "Asset Sales," or (B) the issuance of OP Units or Preferred OP Units as full or partial consideration for the acquisition of lodging facilities and related assets; however, MeriStar Hospitality Corporation's board of directors must have determined that the terms of any exchange or acquisition are fair and reasonable and that the fair market value of the assets received by us or MeriStar Hospitality Corporation, as described in an opinion of a qualified appraiser, are equal to or greater than the fair market value of the assets exchanged, sold or issued by us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries;

          (5) any Restricted Payment, permitted under the covenant described under the caption "-- Covenants -- Restricted Payments" above;

          (6) the sale, lease, conveyance or other disposition of all or substantially all of our or MeriStar Hospitality Corporation's assets in compliance with the provisions of the indenture described above under the captions "-- Repurchase at the Option of Holders -- Change of Control" and "-- Covenants -- Merger, Consolidation or Sale of Assets";

          (7) the conversion of or foreclosure on any mortgage or note, but only if we, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries receives the real property underlying the mortgage or note; or

          (8) any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets, sold, leased, conveyed or otherwise disposed of was less than $5.0 million or an Event of Loss or related series of Events of Loss under which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5.0 million.

     "Assumed Indebtedness" means, with respect to any specified person:

          (a) Indebtedness of any other person existing at the time the other person merged with or into or became a subsidiary of the specified person; and

          (b) Indebtedness encumbering any asset acquired by the specified person, in each case excluding Indebtedness incurred in connection with, or in contemplation of that other person merging with or into or becoming a subsidiary of, the specified person.

     "Capital Lease Obligation" means, at the time any determination of the obligation is to be made, the amount of the liability in respect of a capital lease that would at the time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests, whether general or limited, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

     "Cash Equivalents" means:

          (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the U.S. government having maturities of not more than six months from the date of acquisition;

          (b) (1) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, (2) bankers acceptances with maturities not exceeding six months from the date of acquisition and (3) overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

          (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above;

          (d) commercial paper or commercial paper master notes having a rating of at least P-2 or the equivalent of that rating by Moody's Investors Service, Inc. or at least A-2 or the equivalent of that rating by Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition;

          (e) money market mutual funds that provide daily purchase and redemption features; and

          (f) corporate debt with maturities of not greater than six months and with a rating of at least A or the equivalent of that rating by Standard & Poor's Corporation and a rating of at least A2 or the equivalent of that rating by Moody's Investors Service, Inc.

     "Change of Control" means the occurrence of any of the following:

          (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our or MeriStar Hospitality Corporation's assets to any person or group, as that term is used in
     Section 13(d)(3) of the Securities Exchange Act;

          (b) the adoption of a plan relating to our or MeriStar Hospitality Corporation's liquidation or dissolution;

          (c) the acquisition by any person or group, as that term is used in
     Section 13(d)(3) of the Securities Exchange Act, of a direct or indirect interest in more than 50% of the ownership of MeriStar Hospitality Corporation or, other than by MeriStar Hospitality Corporation, of us or the voting power of MeriStar Hospitality Corporation's voting stock or, other than by MeriStar Hospitality Corporation, of our general partner interest by way of purchase, merger or consolidation or otherwise, other than a creation of a holding company that does not involve a change in our or MeriStar Hospitality Corporation's beneficial ownership as a result of the transaction;

          (d) our or MeriStar Hospitality Corporation's merger or consolidation with or into another corporation or merger of another corporation into us or MeriStar Hospitality Corporation with the effect that immediately after that transaction our or MeriStar Hospitality Corporation's existing stockholders immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the person surviving the merger or consolidation; or

          (e) the first day on which a majority of the members of MeriStar Hospitality Corporation's board of directors are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any person for any period, the Consolidated Net Income of that person for the period plus:

          (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent the losses were deducted in computing Consolidated Net Income; plus

          (b) provisions for taxes based on the income or profits of the person for the period, to the extent the provision for taxes was included in computing Consolidated Net Income; plus

          (c) Consolidated Interest Expense of the person for the period to the extent the expense was deducted in computing Consolidated Net Income; plus

          (d) Consolidated Depreciation and Amortization Expense of the person for the period, to the extent deducted in computing Consolidated Net Income; less

          (e) noncash items increasing the Consolidated Net Income for the period in each case, on a consolidated basis for the person and its Restricted Subsidiaries, and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary of the referent person shall be added to Consolidated Net Income to compute Consolidated Cash Flow (a) only to the extent, and in the same proportion, that the Net Income of the Restricted Subsidiary was included in calculating the Consolidated Net Income of that person, (b) only if a corresponding amount would be permitted at the date of determination to be dividended to that person by the Restricted Subsidiary without prior governmental approval (that has not been obtained), and (c) without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

     "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of MeriStar Hospitality Corporation, us and our respective Restricted Subsidiaries, determined on a consolidated basis, which may properly be classified as current liabilities, including taxes payable as accrued, on a consolidated basis, after eliminating:

          (A) all intercompany items between us, MeriStar Hospitality Corporation and any of our respective Restricted Subsidiaries; and

          (B) all current maturities of long-term Indebtedness,

all as determined in accordance with GAAP consistently applied.

     "Consolidated Depreciation and Amortization Expense" means, with respect to any person for any period, the total amount of depreciation and amortization expense, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and the total amount of non-cash charges, other than non-cash charges that represent an accrual or reserve for
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cash charges in future periods or which involved a cash expenditure in a prior period, of such person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income, including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing fees, (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers acceptance financing and
(c) interest for which such person or its Restricted Subsidiary is liable, whether or not actually paid, pursuant to Indebtedness or under a guarantee of Indebtedness of any other person, in each case, calculated for such Person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP (it being understood that the net income of Restricted Subsidiaries shall be consolidated with that of a person only to the extent of the proportionate interest of such person in such Restricted Subsidiaries), except that the following shall be excluded:

          (a) the Net Income of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to us or one of our Restricted Subsidiaries;

          (b) the Net Income of any person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent person or a Restricted Subsidiary;

          (c) the Net Income of any person acquired in a pooling-of-interests transaction for any period before the date of the acquisition shall be excluded; and

          (d) the cumulative effect of changes in accounting principles shall be excluded.

     "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets, less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other similar items properly deducted in determining net assets, which would appear on a consolidated balance sheet of MeriStar Hospitality Corporation, our company and our respective Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

          (a) minority interests in consolidated subsidiaries held by persons other than us, MeriStar Hospitality Corporation or one of our respective subsidiaries;

          (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by MeriStar Hospitality Corporation's board of directors;

          (c) any revaluation or other write-up in book value of assets after the date of the indenture as a result of a change in the method of valuation in accordance with GAAP consistently applied;

          (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (e) treasury stock; and

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          (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent the obligation is not reflected in Consolidated Current Liabilities.

     "Continuing Directors" means, as of any date of determination, any member of MeriStar Hospitality Corporation's board of directors who:

          (a) was a member of MeriStar Hospitality Corporation's board of directors on the date of the indenture; or

          (b) was nominated for election or elected to the board of directors with the affirmative vote of at least a majority of the Continuing Directors who were members of MeriStar Hospitality Corporation's board of directors at the time of the nomination or election.

     "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of August 3, 1998 and subsequently amended, entered into between and among us and the lenders party thereto, providing for borrowings and letters of credit, including any related notes, security documentation, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended, in each case on a senior basis, from time to time on one or more occasions with respect to us or to MeriStar Hospitality Corporation. Notwithstanding anything to the contrary herein, solely for purposes of the covenants "Liens" and "Maintenance of Total Unencumbered Assets," the term "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of August 3, 1998 and subsequently amended, entered into between and among us and the lenders party thereto, and any other senior debt facilities or commercial paper facilities with banks or other institutional lenders providing for borrowings, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, modified, supplemented, restructured, renewed, restated, or extended, from time to time on one or more occasions; provided that the term "Credit Agreement" shall not include Indebtedness described in clause (a) of the definition of "Non-Recourse Indebtedness" and/or Indebtedness commonly known as "collateralized mortgage-backed securities."

     "Credit Facilities" means, with respect to us or MeriStar Hospitality Corporation, one or more senior debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for borrowings, receivable financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "default" with respect to the notes means any event that is or with the passage of time or the giving of notice or both would be an event of default with respect to the notes.

     "Disqualified Stock" means any Capital Stock, other than OP Units and Preferred OP Units, which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder of the stock, in whole or in part, on or before the first anniversary of the date on which the notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for Capital Stock.

     "Event Of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (a) any loss, destruction or damage of the property or asset or (b) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of the property or asset, or confiscation of the property or asset or the requisition of the use of the property or asset.

     "Existing Indebtedness" means our Indebtedness and that of MeriStar Hospitality Corporation and our respective Restricted Subsidiaries in existence on the date of the indenture after giving effect to the
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use of proceeds of this offering of the notes and excluding, for this purpose, amounts outstanding under the Credit Agreement and other Indebtedness outstanding pursuant to clause (b) of the second paragraph under "Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" as in effect on the date of the indenture.

     "Existing Preferred OP Units" means Preferred OP Units issued and outstanding on the date of the indenture.

     "Fixed Charge Coverage Ratio" means with respect to any person for any period, the ratio of the Consolidated Cash Flow of that person for the period to the Fixed Charges of such person for the period. If we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness, other than revolving credit borrowings that provide working capital in the ordinary course of business, or issues or redeems Preferred Stock after the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or the issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations, as determined in accordance with GAAP, that have been made by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or after the reference period and on or before the Calculation Date, shall be calculated on a pro forma basis assuming that all the acquisitions, dispositions, discontinued operations, mergers, consolidations, and the reduction of any associated fixed charge obligations resulting therefrom, had occurred on the first day of the four-quarter reference period.

     "Fixed Charges" means, with respect to any person for any period, the sum of:

          (a) Consolidated Interest Expense of that person and its Restricted Subsidiaries for the period, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income; and

          (b) the product of:

             (1) all cash dividend or distribution payments on any series of Preferred Stock of that person or its Restricted Subsidiaries, other than Preferred Stock owned by that person or its Restricted Subsidiaries; multiplied by

             (2) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of that person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; however, if the cash dividend or distribution on the Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one.

     "Funds From Operations" for any period means the Consolidated Net Income of MeriStar Hospitality Corporation for such period excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation on real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such person's Restricted Subsidiaries shall be consolidated only to the extent of such person's proportionate interest therein).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by

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

another entity as have been approved by a significant segment of the accounting profession, which were in effect as of January 26, 2001.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligation of another person (including agreements to keep-well and to purchase assets, goods, securities or services).

     "Guarantor" means (a) MeriStar Hospitality Corporation and (b) any Subsidiary Guarantor, and in each case its successor, if any.

     "Hedging Obligations" means, with respect to any person, the obligations of that person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect that person against fluctuations in interest rates or currency exchange rates.

     "Hospitality-Related Business" means the lodging business and other businesses necessary for, incident to, in support of, connected with, complementary to or arising out of the lodging business, including, without limitation:

          (a) developing, managing, operating, improving or acquiring lodging facilities, restaurants and other food-service facilities and convention or meeting facilities, and marketing services related to these facilities;

          (b) acquiring, developing, operating, managing or improving any real estate taken in foreclosure, or similar settlement, by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, or any real estate ancillary or connected to any lodging owned, managed or operated by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries;

          (c) owning and managing mortgages in, or other Indebtedness secured by Liens on, lodging and real estate related or ancillary to lodging; or

          (d) other activities related thereto.

     "Indebtedness" means, with respect to any person, any indebtedness of that person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect of the above, (c) representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or (d) representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of that person prepared in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, the guarantee of any Indebtedness of such person or any other person.

     "Investment Grade" means a rating of the notes by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the notes are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in rule 436 under the Securities Act) designated by us, notice of which shall be given to the trustee.

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

     "Investments" means, with respect to any person, all investments by that person in other persons, including Affiliates, in the forms of loans (including guarantees), advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If we, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of our respective direct or indirect Restricted Subsidiaries with the result that, after giving effect to any sale or disposition, we or MeriStar Hospitality Corporation, as the case may be, no longer own, directly or indirectly, greater than 50% of the outstanding common stock of the Restricted Subsidiary, we or MeriStar Hospitality Corporation, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the investments in such Restricted Subsidiary not sold or disposed of.

     "Lien" means, with respect to any asset, or income or profits therefrom, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any person, the net income (loss) of that person, determined as provided by GAAP and before any reduction in respect of Preferred Stock dividends, but excluding, any gain (but not loss), together with any related provision for taxes on the gain (but not loss) realized in connection with any Asset Sale, and also excluding any extraordinary gain (but not loss), together with any related provision for taxes on the extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions; and any relocation expenses incurred as a result of the sale, taxes paid or payable as a result of the sale, after taking into account any available tax credits or deductions and any tax sharing arrangements; amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which none of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries (1) provides credit support, other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness of ours or MeriStar Hospitality Corporation or of any of our respective Restricted Subsidiaries, under any undertaking, agreement or instrument that would constitute Indebtedness, (2) is directly or indirectly liable, other than in the form of a Lien on an asset serving as security for Non-Recourse Indebtedness of ours or MeriStar Hospitality Corporation or of any of our respective Restricted Subsidiaries, or (3) constitutes the lender and (b) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit (upon notice, lapse of time or both) any holder of any of our other Indebtedness or that of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable before its stated maturity.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "OP Units" means limited partnership interests in us or any successor operating partnership that require the issuer of the interests to pay dividends or distributions which are tied to dividends paid on the

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common stock of MeriStar Hospitality Corporation and which by their terms may be converted into, or exercised or redeemed for, cash or MeriStar Hospitality Corporation common stock.

     "Permitted Investments" means any (a) Investments in us or MeriStar Hospitality Corporation, (b) Investments in any Restricted Subsidiary of ours or of MeriStar Hospitality Corporation, (c) such Investments in Cash Equivalents,
(d) Investments by us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries in a person, if as a result of such Investment (1) the person becomes one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries, or (2) the person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us, MeriStar Hospitality Corporation or one of our respective Restricted Subsidiaries, (e) Investments in Unrestricted Subsidiaries or Permitted Joint Ventures, but only if the Investments are in entities solely or principally engaged in Hospitality-Related Businesses and the aggregate of the Investments does not exceed the greater of (1) $50.0 million or (2) 5% of Consolidated Net Tangible Assets collectively, (f) Investments in MeriStar Investment Partners, L.P. in an aggregate amount not to exceed $10.0 million collectively and (g) loans to MeriStar Hotels & Resorts, Inc. in an aggregate amount not to exceed $25.0 million collectively.

     "Permitted Joint Venture" means any corporation, partnership, limited liability company or partnership or other similar entity formed to hold lodging properties in which we or MeriStar Hospitality Corporation, directly or indirectly, own less than a 50.1% interest.

     "Permitted Refinancing" means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent:

          (a) the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of premiums and reasonable expenses incurred in connection with the Refinancing;

          (b) the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is scheduled to mature or is redeemable at the option of the holder, as the case may be, no earlier than the Indebtedness or Disqualified Stock, as the case may be, being refinanced;

          (c) in the case of Refinancing Indebtedness, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (d) in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

          (e) if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated or junior in right of payment to the notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated or junior in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded; and

          (f) the Refinancing Indebtedness or Refinancing Disqualified Stock is incurred or issued either by us or by a Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

     "Preferred OP Units" means limited partnership interests in us or any successor operating partnership that require the issuer of the units to pay regularly scheduled fixed distributions on the units, which are not related to dividends on MeriStar Hospitality Corporation's common stock, and which by their terms may be converted into, or exercised or redeemed for, cash or MeriStar Hospitality Corporation's common stock.
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     "Preferred Stock" means (a) any Equity Interest with preferential right in the payment of dividends or distributions or upon liquidation, and (b) any Disqualified Stock.

     "Refinancing Disqualified Stock" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund, Disqualified Stock or Indebtedness permitted to be issued under the tests described in the first paragraph of the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c),
(e), (g), (i) and (j) of the second paragraph of that covenant.

     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance renew, replace, defease or refund, Indebtedness permitted to be incurred under the tests described in the first paragraph of the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c), (e), (g), (i) and (j) of the second paragraph of that covenant described under the caption
"-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock."

     "Restricted Investments" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a person means any subsidiary of the referent person that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien upon our property or the property of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries, other than Indebtedness under a Credit Facility secured only by a Stock Pledge.

     "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933, as such Regulation is in effect on the date of the indenture.

     "Stock Pledge" means a first priority security interest in the equity interests of subsidiaries of ours or subsidiaries of MeriStar Hospitality Corporation.

     "Subsidiary Debt" means, without duplication, all Unsecured Indebtedness (including guarantees other than guarantees by Restricted Subsidiaries of Secured Indebtedness) of which a Restricted Subsidiary other than a Guarantor is the obligor. A release of the guarantee of a Guarantor which remains a Restricted Subsidiary shall be deemed to be an incurrence of Subsidiary Debt in an amount equal to our proportionate interest in the Unsecured Indebtedness of such Guarantor.

     "subsidiary" means, with respect to any person:

          (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such person, by such person and one or more subsidiaries of such person or by one or more subsidiaries of such person, or the accounts of which would be consolidated with those of such person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date; and

          (2) any partnership;

             (a) in which such person or one or more subsidiaries of such person is, at the time, a general partner and owns alone or together with us a majority of the partnership interest; or

             (b) in which such person or one or more subsidiaries of such person is, at the time, a general partner and which is controlled by such person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such person in conformity with GAAP and the financial statements of which are so consolidated.

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     "Subsidiary Guarantor" means (a) each of our subsidiaries that guarantees our Credit Agreement on the date of the indenture and (b) any Restricted Subsidiary that becomes a guarantor of the notes under the terms of the indenture, and its successor, if any.

     "Total Assets" means the sum of:

          (a) Undepreciated Real Estate Assets; and

          (b) all other assets (excluding intangibles) of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries determined on a consolidated basis.

     "Total Unencumbered Assets" as of any date means the sum of:

          (a) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

          (b) all other assets (but excluding intangibles) of us, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

     "Transaction Date" means, with respect to the incurrence of any Indebtedness or issuance of Disqualified Stock by us, MeriStar Hospitality Corporation or any our respective Restricted Subsidiaries, the date such Indebtedness is to be incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the us or MeriStar Hospitality Corporation or any our respective Restricted Subsidiaries plus capital improvements) of real estate assets of ours, MeriStar Hospitality Corporation and our respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis.

     "Unrestricted Subsidiary" means any subsidiary that is, or has been, designated by MeriStar Hospitality Corporation's board of directors as an Unrestricted Subsidiary under a board resolution, but only to the extent that the Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Indebtedness;

          (2) is not party to any agreement, contract, arrangement or understanding with us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us, MeriStar Hospitality Corporation or the Restricted Subsidiary than those that might be obtained at the same time from persons who are not our affiliates;

          (3) is a person with respect to which neither we nor MeriStar Hospitality Corporation nor any of our respective Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve that person's financial condition or to cause that person to achieve any specified levels of operating results, other than under agreements relating to the management of hotels entered into between Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of the subsidiaries' business, consistent with past practice; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any of our Indebtedness or that of MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries.

     Any designation by MeriStar Hospitality Corporation's board of directors made after the date of issuance of the notes shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an officer's certificate certifying that the designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "-- Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an
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Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that subsidiary shall be deemed to be incurred by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries as of that date, and, if the Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock," we and MeriStar Hospitality Corporation shall be in default of the covenant.

     MeriStar Hospitality Corporation's board of directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, but the designation will be deemed to be an incurrence of Indebtedness by one of our or MeriStar Hospitality Corporation's Restricted Subsidiaries of any outstanding Indebtedness of the Unrestricted Subsidiary, and the designation shall only be permitted if (a) the Indebtedness is permitted under the covenant described under the caption "-- Covenants -- Incurrence of Indebtedness and Issuance of Certain Capital Stock," and (b) no default or event of default would be in existence following the designation.

     MeriStar Hospitality Finance Corp. may not under any circumstances be designated as an Unrestricted Subsidiary.

     "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of us, MeriStar Hospitality Corporation or any of our respective Restricted Subsidiaries that is not Secured Indebtedness.

     "Weighted Average Life to Mandatory Redemption" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount by (2) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment, by (b) the then-outstanding liquidation preference amount of the Disqualified Stock.

     "Weighted Average Life To Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount, by (2) the number of years, calculated to the nearest one twelfth, that will elapse between that date and the making of the payment, by (b) the then outstanding principal amount of the Indebtedness.

BOOK-ENTRY, DELIVERY AND FORM

     We will initially issue the exchange notes in the form of one or more registered notes in global form without interest coupons. We will deposit each global note with the trustee as custodian for The Depository Trust Company in New York, New York, and register the exchange notes in the name of The Depository Trust Company or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

     Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of The Depository Trust Company or to a successor of The Depository Trust Company or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Depositary
Procedures -- Exchange of Book-Entry Notes for Certificated Notes."

     The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

DEPOSITARY PROCEDURES

     We are providing you with the following description of the operations and procedures of The Depository Trust Company. The operations and procedures of The Depository Trust Company are solely within the control of its settlement system and are subject to change from time to time. We take no responsibility for these operations and procedures and urge you to contact The Depository Trust Company or their participants directly to discuss these matters.

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

     The Depository Trust Company has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, and to facilitate the clearance and settlement of transactions in those securities between direct participants through electronic book-entry changes in accounts of participants. The direct participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to The Depository Trust Company's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a direct participant. The Depository Trust Company may hold securities beneficially owned by other persons only through the direct participants or indirect participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the direct participant and/or indirect participant, and not on the records maintained by The Depository Trust Company.

     The Depository Trust Company has also advised us that, pursuant to its procedures, (a) upon deposit of the global notes, The Depository Trust Company will credit the accounts of the direct participants designated by the initial purchasers with portions of the principal amount of the global notes, and (b) The Depository Trust Company will maintain records of the ownership interests of these direct participants in the global notes and the transfer of ownership interests by and between direct participants. The Depository Trust Company will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, indirect participants or other owners of beneficial interests in the global notes. Direct and indirect participants must maintain their own records of ownership interests of, and the transfer of ownership interests by and between, indirect participants and other owners of beneficial interests in the global notes.

     Investors in the global notes may hold their interests in these notes directly through The Depository Trust Company if they are direct participants in The Depository Trust Company or indirectly through organizations that are direct participants in The Depository Trust Company. All interests in a global note may be subject to the procedures and requirements of The Depository Trust Company.

     The laws of some states require that certain persons may take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a global note to these persons. Because The Depository Trust Company can act only on behalf of direct participants, which in turn act on behalf of indirect participants and others, the ability of a person having a beneficial interest in a global note to pledge this interest to persons or entities that are not direct participants in The Depository Trust Company, or to otherwise take actions in respect of these interests, may be affected by the lack of physical certificates evidencing these interests. For certain other restrictions on the transferability of the exchange notes please refer to "-- Exchange of Book-Entry Notes for Certificated Notes" below.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS OF THE NOTES UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments with respect to the principal of, premium and liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the trustee to or at the direction of The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing the notes under the indenture. Under the terms of the indenture, the issuers and the trustee will treat the persons in whose names the notes are registered, including notes represented by global notes, as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, liquidated damages, if any, and interest on global notes registered in the name of The Depository Trust Company or its nominee will be payable by the trustee to The Depository Trust Company or its nominee as the registered holder under the indenture. Consequently, none of the issuers, MeriStar Hospitality Corporation, the trustee or any of our agents, or the trustee's agents has or will have any responsibility or liability for (a) any aspect of The Depository Trust Company's records or any direct participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any direct or indirect participant's records relating to the beneficial ownership interests in any global note or (b) any other matter relating to the actions and practices of The Depository Trust Company or any of its direct or indirect participants.

     The Depository Trust Company has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes, including principal and interest, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of The Depository Trust Company, unless The Depository Trust Company has reason to believe it will not receive payment on the payment date. Payments by the direct and indirect participants to the beneficial owners of interests in the global note will be governed by standing instructions and customary practice and will be the responsibility of the direct or indirect participants, as the case may be, and will not be the responsibility of The Depository Trust Company, the trustee, MeriStar Hospitality Corporation or the issuers.

     None of the issuers, MeriStar Hospitality Corporation or the trustee will be liable for any delay by The Depository Trust Company or any direct or indirect participant in identifying the beneficial owners of the related notes, and the issuers, MeriStar Hospitality Corporation and the trustee may conclusively rely on, and will be protected in relying on, instructions from The Depository Trust Company or its nominee as the registered owner of the notes for all purposes.

     Subject to compliance with the transfer restrictions applicable to the exchange notes described herein, cross-market transfers between the participants in The Depository Trust Company, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, these cross market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines, Brussels time, of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in The Depository Trust Company and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     The Depository Trust Company has advised us that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more participants to whose account The Depository Trust Company has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default with respect to the notes of any series, The Depository Trust Company reserves the right to exchange the global notes of that series for legended notes in certificated form, and to distribute such notes to its participants.

     Although The Depository Trust Company has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in The Depository Trust Company, it is under no obligation to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of the issuers, MeriStar Hospitality Corporation, the trustee or any of our, the initial purchasers' or the trustee's respective agents will have any responsibility for the performance by The Depository Trust Company or its participants of their respective obligations under the rules and procedures governing their operations.

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

Exchange of Book-Entry Notes for Certificated Notes

     A global note is exchangeable for definitive notes in registered certificated form if:

     - The Depository Trust Company notifies us that it is unwilling or unable to continue as depository for the global notes and we fail to appoint a successor depository within 90 days; or

     - The Depository Trust Company ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

     - we elect to cause the issuance of the certificated notes upon a notice to the trustee; or

     - a default or event of default under the notes has occurred and is continuing and the registrar has received a written request from The Depository Trust Company to issue certificated notes.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in accordance with its customary procedures.

Exchange of Certificated Notes for Book-Entry Notes

     Exchange notes issued in certificated form may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the trustee a written certificate, in the form provided in the indenture, to the effect that the transfer will comply with the appropriate transfer restrictions applicable to the notes.

Same Day Settlement and Payment

     The indenture requires that payments in respect of the exchange notes represented by the global notes, including principal, premium, if any, and interest and liquidated damages, if any, be made by wire transfer of immediately available funds to the accounts specified by the holder of the global notes. With respect to exchange notes in certificated form, the issuers will make all payments of principal, premium, if any, and interest on the exchange notes at our office or agency maintained for such purpose within the city and state of New York, initially the office of the paying agent maintained for such purpose, or, at our option, by check mailed to the holders thereof at their respective addresses set forth in the register of holders of notes. However, the issuers are required to make all payments of principal, premium, if any, and interest on notes in certificated form the holders of which have given us wire transfer instructions, by wire transfer of immediately available funds to the accounts specified by the holders thereof.

     The exchange notes represented by the global notes are expected to be eligible to trade in The Depository Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by The Depository Trust Company to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds. Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a direct or indirect participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of The Depository Trust Company. The Depository Trust Company has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following The Depository Trust Company's settlement date.
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

                    UNITED STATES FEDERAL TAX CONSIDERATIONS


     The following discussion summarizes specified United States federal income and estate tax considerations that may be relevant to the exchange of 2002 notes for exchange notes pursuant to the exchange offer and to the ownership and disposition of exchange notes by U.S. and non-U.S. holders, each as defined below, who acquire the exchange notes in the exchange offer. The following discussion does not purport to be a full description of all United States federal income and estate tax considerations that may be relevant to the exchange offer or to the holding or disposition of the exchange notes and does not address any other taxes that might be applicable to a holder of the 2002 notes or the exchange notes, such as tax consequences arising under the tax laws of any state, locality or foreign jurisdiction. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, our special United States tax counsel, the discussion accurately reflects the material United States federal income tax consequences to U.S. and non-U.S. holders who acquire the exchange notes in the exchange offer of the consummation of the exchange offer and the ownership and disposition of the exchange notes. The United States Internal Revenue Service may not take a similar view of these consequences. Further, this discussion does not address all aspects of federal income and estate taxation that may be relevant to particular holders in light of their personal circumstances and does not deal with persons that are subject to special tax rules, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, financial institutions, insurance companies, tax-exempt entities, persons holding the 2002 notes or the exchange notes as part of a hedging or conversion transaction, a straddle or a constructive sale and persons whose functional currency is not the United States dollar. The discussion below assumes that the 2002 notes and the exchange notes are held as capital assets within the meaning of section 1221 of the Internal Revenue Code.


     If an entity that is treated as a partnership for federal income tax purposes holds exchange notes, the tax treatment of its partners or members will generally depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for federal income tax purposes and that entity is holding the exchange notes, you should consult your tax advisor.

     The discussion of the United States federal income and estate tax considerations below is based on currently existing provisions of the Internal Revenue Code, the applicable Treasury regulations promulgated and proposed under the Internal Revenue Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. Because individual circumstances may differ, you are strongly urged to consult your tax advisor with respect to your particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws.


     As used in this prospectus, a U.S. holder means a beneficial owner of an exchange note who is, for United States federal income tax purposes:


     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or of any of its political subdivisions;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if either a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.


     As used in this prospectus, a non-U.S. holder means a beneficial owner of an exchange note who is not a U.S. holder.


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

EXCHANGE OFFER


     The exchange of the 2002 notes for the exchange notes pursuant to the exchange offer will not be treated as a taxable event to holders. Consequently, no gain or loss will be realized by a holder of a 2002 note upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the 2002 note exchanged for that exchange note and the adjusted tax basis of the exchange note will be the same as the adjusted tax basis, immediately before the exchange, of the 2002 note exchanged for the exchange note.


TAX CONSIDERATIONS FOR U.S. HOLDERS

  Stated Interest and Original Issue Discount


     Except with respect to pre-issuance accrued interest on the 2002 notes described below, a U.S. holder generally will be required to include in gross income as ordinary interest income the stated interest on an exchange note at the time that the interest accrues or is received, in accordance with the U.S. holder's regular method of accounting for United States federal income tax purposes.



     A portion of the purchase price of each 2002 note upon initial issuance was attributable to the amount of stated interest that had accrued on the 2002 note prior to the issue date of the 2002 note. That amount will be paid to the holder of each 2002 note as part of the first payment of stated interest to be made to holders on July 15, 2002. Consequently, the 2002 notes may be treated by the holder as having been sold for an amount that excludes the pre-issuance accrued interest. If a 2002 note is so treated, the portion of the first stated interest payment equal to the excluded pre-issuance accrued interest will be treated as a return of such pre-issuance accrued interest to the holder and will not be taxable to the holder as interest income on the 2002 note. We intend to treat the pre-issuance accrued interest in the manner described in this paragraph and the remainder of this discussion assumes that holders also will treat the 2002 notes in this manner.



     The 2002 notes were issued at a discount from their face amount. If the de minimis exception described below had not applied, each exchange note would be treated as having been issued with original issue discount in an amount equal to the excess of the stated redemption price at maturity of the exchange note over the issue price of the exchange note, a U.S. holder of an exchange note received in exchange for a 2002 note acquired by such holder at initial issuance would be required to include that amount of original issue discount in income and a U.S. holder of an exchange note received in exchange for a 2002 note acquired by the holder after initial issuance also might be required to include an amount of original issue discount in income depending upon and computed by reference to the holder's tax basis in the 2002 note immediately after its acquisition, in each case under the constant yield method of accrual, prior to the receipt of payments attributable to such income and regardless of the holder's method of accounting for federal income tax purposes. For purposes of the foregoing, the stated redemption price at maturity of an exchange note is equal to its stated principal amount, and the issue price of an exchange note is the first price at which a substantial amount of the 2002 notes were sold. For purposes of determining issue price, sales to a bond house, broker or similar person or organization acting in the capacity of an underwriter, placement agent or wholesaler to the public were ignored. Because the amount of the original issue discount on the 2002 notes was less than a statutorily defined de minimis amount, the amount of original issue discount on the exchange notes is treated as zero, absent any election by the holder of exchange notes to treat such amount as original issue discount.


  Market Discount


     If a U.S. holder purchased a 2002 note at initial issuance for an amount that was less than its issue price or purchased a 2002 note after initial issuance but prior to this exchange offer for an amount that was less than the stated principal amount of the note and in either case a de minimis exception did not apply, the difference is treated as market discount. Unless the U.S. holder makes an election to include market discount in income as it accrues, any partial principal payment on the exchange note, gain realized on the sale, exchange or retirement of the exchange note and unrealized appreciation on some nontaxable dispositions of the exchange note will be treated as ordinary income to the extent of the market discount that has not been previously included in income and that is treated as having accrued on the exchange note prior to the payment or disposition. A U.S. holder also might be required to defer all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the 2002 note or the exchange note, unless the U.S. holder has made an election to include the market discount in income as it accrues. Unless the U.S. holder elects to treat market discount as accruing on a constant yield method, market discount will be treated as accruing on a straight-line basis over the term of the exchange note. An election made to include market discount in income as it accrues will apply to all debt instruments acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the Internal Revenue Service.


  Bond Premium


     If a U.S. holder purchased a 2002 note prior to this exchange offer for an amount that is in excess of all amounts payable on the 2002 note and the exchange note after the purchase date, other than payments of stated interest, the excess is treated as bond premium. In general, a U.S. holder may elect to amortize bond premium over the remaining term of the 2002 note and the exchange note on a constant yield method. The amount of bond premium allocable to any accrual period is first offset against the stated interest allocable to the accrual period and any excess may be deducted, subject to specified limitations. An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which the election applies and thereafter acquired by the U.S. holder and may be revoked only with the consent of the Internal Revenue Service.


  Sale, Exchange or Retirement of the Exchange Notes


     A U.S. holder's tax basis in an exchange note generally will be the U.S. holder's cost for the 2002 note, increased by any accrued market discount included in income and decreased by any amortized bond premium and any payments that are not payments of stated interest. A U.S. holder generally will recognize gain or loss on the sale, exchange, retirement or other taxable disposition of an exchange note in an amount equal to the difference between the amount realized by the U.S. holder, which is equal to the amount of cash plus the fair market value of any property received, other than any amount received in respect of accrued interest, which will be taxable as ordinary interest income if not previously included in income, and the U.S. holder's tax basis in the exchange note. Subject to the discussion of market discount above, gain or loss recognized on the sale, exchange, retirement or other taxable disposition of an exchange note, including amounts attributable to de minimis original issue discount in the case of a holder of 2002 notes acquired at initial issuance, generally will be capital gain or loss. In the case of a noncorporate U.S. holder, the federal income tax rate applicable to capital gains will depend upon the holder's holding period for the exchange notes, with a preferential rate available for exchange notes held for more than one year, and upon the holder's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.


TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

     Generally, payments of principal or interest on the exchange notes by us or our paying agent to a non-U.S. holder will not be subject to U.S. federal income or income withholding tax, if, in the case of interest:

     - the non-U.S. holder does not actually own, and is not deemed to own under any applicable Treasury regulations, 10% or more of the capital or profits interests in MeriStar LP;

     - the non-U.S. holder is not, for United States federal income tax purposes, a controlled foreign corporation related to us either through actual ownership or deemed to be related to us through ownership under applicable Internal Revenue Code rules;

     - the non-U.S. holder is not a bank whose receipt of interest is described in section 881(c)(3)(A) of the Internal Revenue Code; and
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

     - either (A) the non-U.S. holder provides us or our agent with an Internal Revenue Service Form W-8 BEN, or a suitable substitute form, signed under penalties of perjury, that includes its name and address and certifies as to its non-United States status in compliance with applicable law and Treasury regulations or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the exchange note on behalf of the beneficial owner and provides a statement to us or our agent signed under penalties of perjury in which the organization, bank or financial institution certifies that the form or suitable substitute has been received by it from the non-U.S. holder or from another financial institution acting on behalf of the non-U.S. holder and furnishes us or our agent with a copy.

     In the case of exchange notes held by a foreign partnership, the certification described above normally is provided by the partners as well as by the foreign partnership and the partnership provides other specified information. Other methods might be available to satisfy the certification requirements described above, depending upon the circumstances applicable to the non-U.S. holder.

     If these requirements cannot be met and the requirements applicable to treatment of the interest as effectively connected with the conduct of a United States trade or business described below are not met, a non-U.S. holder will be subject to United States federal income withholding tax at a rate of 30% with respect to payments of interest on the exchange notes, unless the non-US holder provides us with a properly executed Internal Revenue Service Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty.

     A non-U.S. holder generally will not be subject to United States federal income or income withholding tax on gain realized on the sale, exchange, redemption, retirement or other disposition of an exchange note, unless the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and other applicable conditions are met, or the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States.

     Notwithstanding the above, if a non-U.S. holder is engaged in a trade or business in the United States and if interest on the exchange note or gain realized on the disposition of the exchange note is effectively connected with the conduct of the trade or business, the non-U.S. holder usually will be subject to regular United States federal income tax on the interest or gain in the same manner as if it were a U.S. holder, unless an applicable treaty provides otherwise. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, with specified adjustments. For this purpose, interest on an exchange note will be included in the foreign corporation's earnings and profits. Even though the effectively connected income is subject to income tax, and may be subject to the branch profits tax, it generally is not subject to income withholding if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8 ECI (or successor form) to the payor.

     An exchange note held by an individual non-U.S. holder who at the time of death is not a United States citizen or resident, as defined for United States federal estate tax purposes, will not be subject to United States federal estate taxation as a result of the individual's death unless (A) the individual actually owns, or is deemed to own under any applicable Treasury regulations, 10% or more of the capital or profits interests in MeriStar LP or (B) interest payments with respect to the exchange note would have been, if received at the time of the individual's death, effectively connected with the conduct by the individual of a trade or business in the United States.

TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS AND NON-U.S. HOLDERS

  Information Reporting and Backup Withholding

     Noncorporate U.S. holders generally will be subject to information reporting and might be subject to a backup withholding tax with respect to payments on, and the proceeds of disposition of, an exchange note. Backup withholding will apply only if the U.S. holder:

     - fails to furnish its taxpayer identification number which, for an individual, would be his Social Security number;

     - furnishes an incorrect taxpayer identification number;

     - is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

     - in some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments.

     Backup withholding and information reporting generally will not apply to payments made by us or our paying agent on an exchange note to a non-U.S. holder if the certification described under "Tax Considerations for Non-U.S. Holders" is provided or the non-U.S. holder otherwise establishes an exemption, and the payor does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied. The payments of proceeds from the disposition of an exchange note to or through a non-United States office of a broker, as defined in applicable Treasury regulations, that is (A) a United States person, (B) a controlled foreign corporation for United States federal income tax purposes, (C) a foreign person 50% or more of whose gross income from all sources for the 3 prior years is from activities effectively connected with the conduct of a United States trade or business or
(D) a foreign partnership, if at any time during its tax year, either more than 50% of its income or capital interests are owned by U.S. holders or the partnership is engaged in the conduct of a United States trade or business, will be subject to information reporting requirements unless the broker has documentary evidence in its files of the holder's non-U.S. holder status and has no actual knowledge to the contrary or the non-U.S. holder otherwise establishes an exemption. Backup withholding normally will not apply to any payment of the proceeds from the sale of an exchange note made to or through a foreign office of a broker; however, backup withholding might apply if the broker has actual knowledge that the payee is a U.S. holder. Payments of the proceeds from the sale of an exchange note to or through the United States office of a broker are subject to information reporting and possible backup withholding unless the holder certifies, under penalties of perjury, that it is not a U.S. holder and that other conditions are met or the holder otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a U.S. holder or that the conditions of any other exemption are not, in fact, satisfied.

     Holders of exchange notes should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining an exemption, if available.

     The amount of any backup withholding will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund if the required information is furnished to the Internal Revenue Service.


     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND OF HOLDING AND DISPOSING OF THE EXCHANGE NOTES INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-UNITED STATES TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974 imposes requirements on employee benefit plans subject to Title I of ERISA, which we refer to as "ERISA plans," and on those persons who are fiduciaries of ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with documents governing the ERISA plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit certain transactions involving the assets of an ERISA plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts, which together with ERISA plans, we refer to as the "plans," and specified persons, referred to as "parties in interest" or "disqualified persons," having specified relationships to such plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and to other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engaged in a prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

     The fiduciary of a plan that proposes to exchange existing notes for exchange notes should consider, among other things, whether such exchange of existing notes for exchange notes may involve (1) a direct or indirect extension of credit to a party in interest or to a disqualified person, (2) the sale or exchange of any property between a plan and a party in interest or disqualified person or (3) the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any plan assets. Depending upon the identity of the plan fiduciary making the decision to acquire or hold the notes, or exchange the notes for exchange notes, on behalf of a plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts), could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, although there can be no assurance that all of the conditions of such exemptions will be satisfied.

     Federal, state, local or non-United States laws governing the investment and management of the assets of governmental plans and other plans which are not subject to ERISA or the Internal Revenue Code may contain fiduciary and prohibited transaction requirements similar to those under Title I of ERISA and
Section 4975 of the Internal Revenue Code, which we refer to as "similar laws." Accordingly, fiduciaries of such plans, in consultation with their counsel, should consider the impact of their respective laws on investments in the notes and the considerations discussed above, to the extent applicable.

     Because of the above, the existing notes should not be exchanged for exchange notes by any person investing "plan assets" of any plan or employee benefit plan subject to similar laws, unless such exchange of existing notes for exchange notes will not constitute a non-exempt prohibited transaction under ERISA and the Internal Revenue Code or similar violation of any applicable similar laws.

     Accordingly, by acceptance of an exchange note, each holder and subsequent transferee of an exchange note will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire the exchange notes constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or the applicable provisions of any similar law or (2) the exchange of the existing notes for the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or similar violation of any applicable similar laws.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons, considering exchanging existing notes for the exchange notes on behalf of, or with the assets of, any plan or employee benefit plan subject to similar laws, consult with their counsel regarding the potential applicability of ERISA,
Section 4975 of the Internal Revenue Code and any similar laws to such investment and whether an exemption would be applicable to the exchange of existing notes for exchange notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the completion of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealers, against specific liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Christopher L. Bennett, Esq., Senior Vice President and General Counsel of MeriStar Hospitality Corporate has passed upon the validity of the exchange notes. Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York, has passed upon specific tax matters with respect to the exchange offer.

                                    EXPERTS

     The consolidated financial statements of MeriStar Hospitality Operating Partnership, L.P. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and the financial statement schedule of real estate and accumulated depreciation, and supplementary consolidating information, have been incorporated by reference in this registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of MeriStar Hospitality Corporation and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 and the financial statement schedule of real estate and accumulated depreciation have been incorporated by reference in this registration statement in reliance upon the report of KPMG LLP, independent certified public accounts, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-4 with the Securities and Exchange Commission covering the exchange notes, and this prospectus is part of our registration statement. For further information on us and the exchange notes, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

     We are subject to the information requirements of the Securities Exchange Act and will be required to file reports and other information with the Securities and Exchange Commission. You can inspect and copy at prescribed rates the reports and other information that we file with the Securities and Exchange Commission at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements and other information. You can also obtain copies of these materials from us upon request.

     In addition, the indenture requires that, whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act, we will provide the trustee and noteholders, and will, if permitted, file with the Securities and Exchange Commission, all quarterly and annual reports and other information, documents and reports specified in Sections 13 and 15(d) of the Securities Exchange Act including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on it by its certified independent accountants, for so long as any of the exchange notes are outstanding. We will also make the information available to investors and securities analysts who request it in writing. In addition, for so long as any of the initial notes or the exchange notes remain outstanding, we have agreed to make available to any prospective purchaser of these notes or owner of these exchange notes in connection with any sale of the exchange notes the information required by Rule 144A(d)(4) under the Securities Act. Any requests should be directed to MeriStar Hospitality Corporation at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention Christopher L. Bennett, Senior Vice President and General Counsel;
Telephone: (202) 295-1000.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT OUR COMPANY THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROSPECTUS OR IN OUR DOCUMENTS OR THE DOCUMENTS THAT WE PUBLICLY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us and MeriStar Hospitality Corporation to "incorporate by reference" the information we file with them, which means that we can disclose important business and financial information about us to you that is not included in or delivered with this prospectus by referring you to those documents.

     We incorporate by reference the following filings of Meristar Hospitality Operating Partnership:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 28, 2002, as amended by the Form 10-K/A filed on April 29, 2002 and the Form 10-K/A filed on May 8, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002; and

     - Current Reports on Form 8-K filed on January 31, 2002 and May 7, 2002.

     We incorporate by reference the following filings of MeriStar Hospitality
Corporation:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed on March 7, 2002, as amended by the Form 10-K/A filed on March 28, 2002 and the Form 10-K/A filed on May 8, 2002;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002; and

     - Current Reports on Form 8-K filed on January 31, 2002 and May 7, 2002.

     In addition, we incorporate by reference to this prospectus any other filing we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the exchange offer.

     YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS:

       c/o Christopher L. Bennett, Senior Vice President and General Counsel MeriStar Hospitality Corporation
       1010 Wisconsin Avenue, N.W.
       Washington, D.C. 20007
       Telephone requests may be directed to (202) 295-1000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P. OR MERISTAR HOSPITALITY FINANCE CORP. III SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.
                     MERISTAR HOSPITALITY FINANCE CORP. III

                               OFFER TO EXCHANGE

               $200,000,000 OF THEIR 9 1/8% SENIOR NOTES DUE 2011


                              --------------------
                                   PROSPECTUS
                              --------------------

                                          , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to standards and restrictions set forth in the partnership agreement. Accordingly, Section 7.6 of the Second Amended and Restated Agreement of Limited Partnership Agreement of MeriStar Hospitality Operating Partnership, L.P., dated as of August 3, 1998, provides that MeriStar Hospitality Operating Partnership shall indemnify each partner of the partnership and their respective directors, officers and trustees from and against any and all losses, claims, damages, liabilities, reasonable legal expenses, judgments, fines, settlements and any other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the partnership.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. MeriStar Hospitality Finance Corp. II's certificate of incorporation and bylaws require the company to indemnify its officers and directors to the full extent permitted by Delaware law.

     Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors' liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for

          (i) breaches of the duty of loyalty,

          (ii) acts or omissions involving bad faith, intentional misconduct or knowing violations of the law,

          (iii) unlawful payments of dividends, stock purchases or redemptions, or

          (iv) transactions from which a director derives an improper personal benefit.

Both of MeriStar Hospitality Finance Corp. II's and MeriStar Hospitality Finance Corp. III's certificate of incorporation contains provisions limiting the liability of the directors to the companies and to its stockholders to the full extent permitted by Delaware law.

     MeriStar Hospitality Corporation's articles of incorporation, obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding whether or not by or in the right of MeriStar Hospitality Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of MeriStar Hospitality Corporation, or is or was serving at the request of MeriStar Hospitality Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. MeriStar Hospitality Corporation's articles of incorporation also permits it to indemnify and advance expenses to any person who served a predecessor of MeriStar Hospitality Corporation in any of the capacities described above and to any employee or agent of MeriStar Hospitality Corporation or any predecessor.

     The Maryland General Corporation Law requires a Maryland corporation (unless its charter provides otherwise, which MeriStar Hospitality Corporation's articles of incorporation does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any Maryland proceeding to which he is made a party by reason of his service in that capacity. The Maryland General

Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires MeriStar Hospitality Corporation's, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by him or on his behalf to repay the amount paid or reimbursed by MeriStar Hospitality Corporation if it shall ultimately be determined that the standard of conduct was not met.

     MeriStar Hospitality Corporation has purchased director and officer liability insurance for the purpose of providing a source of funds to pay any indemnification described above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

            EXHIBIT
              NO.                             DESCRIPTION OF DOCUMENT
            -------                           -----------------------
             4.1              Indenture, dated as of August 19, 1997 (the "August 1997
                              Indenture"), between CapStar Hotel Company and IBJ Schroder
                              Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.4 to MeriStar Hospitality Corporation's
                              ("MeriStar Hospitality") Form 10-K for the year ended
                              December 31, 1999 filed with the Securities and Exchange
                              Commission on March 15, 2000).
                         --
             4.1.1            Specimen Subordinated Note to August 1997 Indenture
                              (incorporated by reference to Exhibit 4.2 to MeriStar
                              Hospitality's Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission on March
                              15, 2000).
                         --
             4.1.2            First Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.2.2 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.1.3            Second Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.5 to MeriStar
                              Hospitality's Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission on March
                              15, 2000).
                         --
             4.1.4            Third Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.15 to MeriStar
                              Hospitality's Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission on March
                              6, 2001).
                         --
             4.1.5            Fourth Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.2.5 MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --

            EXHIBIT
              NO.                             DESCRIPTION OF DOCUMENT
            -------                           -----------------------
             4.1.6            Fifth Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.2.6 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.2              Indenture (the "March 1999 Indenture"), dated as of March
                              18, 1999, between MeriStar Hospitality Corporation and IBJ
                              Whitehall Bank & Trust Company, as Trustee (incorporated by reference to Exhibit B to MeriStar Hospitality's Form S-4
                              (Registration Statement No. 333-78163) filed with the
                              Securities and Exchange Commission on May 10, 1999).
                         --
             4.2.1            Specimen Subordinated Note to March 1999 Indenture
                              (incorporated by reference to Exhibit A to MeriStar
                              Hospitality's Form S-4 (Registration Statement No.
                              333-78163) filed with the Securities and Exchange Commission on May 10, 1999).
                         --
             4.1.1            First Supplemental Indenture to the March 1999 Indenture
                              (incorporated by reference to Exhibit 4.13 to MeriStar
                              Hospitality's Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission on March
                              6, 2001).
                         --
             4.2.2            Second Supplemental Indenture to the March 1999 Indenture
                              (incorporated by reference to Exhibit 4.4.2 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.2.3            Third Supplemental Indenture to the March 1999 Indenture
                              Second Supplemental Indenture to the March 1999 Indenture
                              (incorporated by reference to Exhibit 4.4.3 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.3              Indenture (the "January 2001 Indenture"), dated January 26,
                              2001, between MeriStar Hospitality Operating Partnership,
                              L.P., MeriStar Hospitality Finance Corp., MeriStar
                              Hospitality Corporation, and U.S. Bank Trust National
                              Association (incorporated by reference to Exhibit 4.14 to
                              MeriStar Hospitality's Form 10-K for the year ended December
                              31, 2000 filed with the Securities and Exchange Commission on March 6, 2001).
                         --
             4.3.1            Specimen Senior Note to the January 2001 Indenture
                              (incorporated by reference to Exhibit 4.5.1 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.3.2            First Supplemental Indenture to the January 2001 Indenture
                              (incorporated by reference to Exhibit 4.5.2 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.3.3            Second Supplemental Indenture to the January 2001 Indenture
                              (incorporated by reference to Exhibit 4.5.3 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --

            EXHIBIT
              NO.                             DESCRIPTION OF DOCUMENT
            -------                           -----------------------
             4.4              Indenture (the "December 2001 Indenture"), dated December
                              19, 2001, between MeriStar Hospitality Operating
                              Partnership, L.P., MeriStar Hospitality Finance Corp.,
                              MeriStar Hospitality Corporation, and U.S. Bank Trust
                              National Association (incorporated by reference to Exhibit
                              4.6 in MeriStar Hospitality's Form 10-K for the year ended
                              December 31, 2001, filed with the Securities and Exchange
                              Commission on March 6, 2002).
                         --
             4.4.1            Specimen Senior Note to the December 2001 Indenture
                              (incorporated by reference to Exhibit 4.6.1 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.4.2            Registration Rights Agreement, dated December 19,
                              2001,between MeriStar Hospitality Operating Partnership,
                              L.P., MeriStar Hospitality Finance Corp. II, MeriStar
                              Hospitality Corporation, and certain subsidiaries of
                              MeriStar Hospitality Operating Partnership, L.P. and Lehman
                              Brothers Inc., SG Cowen Securities Corporation and certain other parties (incorporated by reference to Exhibit 4.6.2 in
                              MeriStar Hospitality's Form 10-K for the year ended December
                              31, 2001, filed with the Securities and Exchange Commission on March 6, 2002).
                         --
             4.4.3            First Supplemental Indenture to the December 2001 Indenture
                              (incorporated by reference to Exhibit 4.6.3 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.5              Indenture (the "February 2002 Indenture"), dated February 7,
                              2002, between MeriStar Hospitality Operating Partnership,
                              L.P., MeriStar Hospitality Finance Corp., MeriStar
                              Hospitality Corporation, and U.S. Bank Trust National
                              Association (incorporated by reference to Exhibit 4.7 in
                              MeriStar Hospitality's Form 10-K for the year ended December
                              31, 2001, filed with the Securities and Exchange Commission on March 6, 2002).
                         --
             4.5.1            Specimen Senior Note to the February 2002 Indenture
                              (incorporated by reference to Exhibit 4.7.1 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
                         --
             4.5.2            Registration Rights Agreement, dated February 7, 2002,
                              between MeriStar Hospitality Operating Partnership, L.P.,
                              MeriStar Hospitality Finance Corp. II, MeriStar Hospitality
                              Corporation, and certain subsidiaries of MeriStar
                              Hospitality Operating Partnership, L.P. and Lehman Brothers
                              Inc., SG Cowen Securities Corporation and certain other
                              parties (incorporated by reference to Exhibit 4.7.2 in
                              MeriStar Hospitality's Form 10-K for the year ended December
                              31, 2001, filed with the Securities and Exchange Commission on March 6, 2002).
                         --
             5.1+             Opinion of Christopher L. Bennett, Esq. as to the legality of the 10 1/2% Senior Notes due 2009.
                         --
             5.2++            Opinion of Christopher L. Bennett, Esq. as to the legality of the 9 1/8% Senior Notes due 2011.
                         --
             8.1+             Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                              federal income tax matters relating to the 10 1/2% Senior
                              Notes due 2009.
                         --
             8.2++            Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                              federal income tax matters relating to the 9 1/8% Senior
                              Notes due 2011.
                         --

            EXHIBIT
              NO.                             DESCRIPTION OF DOCUMENT
            -------                           -----------------------
            12.1+             Schedule Regarding the Computation of Ratios.
                         --
            23.1++            Consent of KPMG LLP.
                         --
            23.2+             Consent of Christopher L. Bennett, Esq. (included in Exhibit
                              5.1).
                         --
            23.3+             Consent of Christopher L. Bennett, Esq. (included in Exhibit
                              5.2).
                         --
            23.4+             Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                              (included in Exhibit 8.1).
                         --
            23.5+             Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                              (included in Exhibit 8.2).
                         --
            24+               Power of Attorney.
                         --
            25.1+             Form T-1 Statement of Eligibility under the Trust Indenture
                              Act of 1939, as amended, of U.S. Bank Trust National
                              Association, as trustee under the Indenture relating to the
                              10 1/2% Senior Notes due 2009.
                         --
            25.2+             Form T-1 Statement of Eligibility under the Trust Indenture
                              Act of 1939, as amended, of U.S. Bank Trust National
                              Association, as trustee under the Indenture relating to the
                              9 1/8% Series Notes due 2011.
                         --
            99.1+             Form of Letter of Transmittal (including Guidelines for
                              Certification of Taxpayer Identification Number on
                              Substitute Form W-9) relating to the 10 1/2% Senior Notes
                              due 2009.
                         --
            99.2+             Form of Notice of Guaranteed Delivery relating to the
                              10 1/2% Senior Notes due 2009.
                         --
            99.3++            Form of Letter of Transmittal (including Guidelines for
                              Certification of Taxpayer Identification Number on
                              Substitute Form W-9) relating to the 9 1/8% Senior Notes due
                              2011.
                         --
            99.4++            Form of Notice of Guaranteed Delivery relating to the 9 1/8%
                              Senior Notes due 2011.
                         --


---------------

 * Incorporated by reference to MeriStar Hospitality Corporation's Registration Statement on Form S-4 (File No. 333-49611).


 + Previously filed.



++ Filed herewith.


     (b) Financial Data Schedules

          None.

ITEM 22. UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information described in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                        MERISTAR HOSPITALITY OPERATING
                                        PARTNERSHIP, L.P.

                                        By: MERISTAR HOSPITALITY CORPORATION,
                                            as general partner

                                            By: /s/ CHRISTOPHER L. BENNETT
                                             -----------------------------------
                                                   Christopher L. Bennett
                                                  Senior Vice President and

                                                       General Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                               Chief Executive Officer
 ------------------------------------------------------
                    Paul W. Whetsell

                           *                               Chief Accounting Officer
 ------------------------------------------------------      (Principal Financial and Accounting
                    James A. Calder                          Officer)

 *By:              /s/ CHRISTOPHER L. BENNETT
        ------------------------------------------------
                     Christopher L. Bennett
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                        MERISTAR HOSPITALITY FINANCE CORP. II

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                 Senior Vice President and

                                                      General Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                               President and Director (Principal Executive
 ------------------------------------------------------      Officer)
                    Paul W. Whetsell

                           *                               Chief Accounting Officer
 ------------------------------------------------------      (Principal Financial and Accounting
                    James A. Calder                          Officer)

                           *                               Chief Operating Officer and Director
 ------------------------------------------------------
                       John Emery

 *By:              /s/ CHRISTOPHER L. BENNETT
        ------------------------------------------------
                     Christopher L. Bennett
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                        MERISTAR HOSPITALITY FINANCE CORP. III

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                 Senior Vice President and

                                                      General Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                               President and Director (Principal Executive
 ------------------------------------------------------      Officer)
                    Paul W. Whetsell

                           *                               Chief Accounting Officer
 ------------------------------------------------------      (Principal Financial and Accounting
                    James A. Calder                          Officer)

                           *                               Chief Operating Officer and Director
 ------------------------------------------------------
                       John Emery

 *By:              /s/ CHRISTOPHER L. BENNETT
        ------------------------------------------------
                     Christopher L. Bennett
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                        MERISTAR HOSPITALITY CORPORATION

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                 Senior Vice President and

                                                      General Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                               Chief Executive Officer and Chairman of the
 ------------------------------------------------------      Board of Directors (Principal Executive
                    Paul W. Whetsell                         Officer)

                           *                               Vice Chairman of the Board of Directors
 ------------------------------------------------------
                    Steven D. Jorns

                           *                               President, Chief Operating Officer and
 ------------------------------------------------------      Director
                       John Emery

                           *                               Chief Accounting Officer (Principal Financial
 ------------------------------------------------------      and Accounting Officer)
                    James A. Calder

                           *                               Director
 ------------------------------------------------------
                  James F. Dannhauser

                           *                               Director
 ------------------------------------------------------
                   H. Cabot Lodge III

                           *                               Director
 ------------------------------------------------------
                     Bruce G. Wiles

 *By:              /s/ CHRISTOPHER L. BENNETT
        ------------------------------------------------
                     Christopher L. Bennett
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                            MERISTAR ACQUISITION COMPANY, L.L.C.
                            a Delaware limited liability company

                            By: MeriStar Hospitality Operating Partnership,
                                L.P.,
                                a Delaware limited partnership, member

                                By: MeriStar Hospitality Corporation,
                                    a Maryland corporation, general partner

                                    By: /s/   CHRISTOPHER L. BENNETT
                                     -------------------------------------------
                                               Christopher L. Bennett
                                              Senior Vice President and

                                                   General Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                               Chief Executive Officer
 ------------------------------------------------------
                    Paul W. Whetsell

                           *                               Chief Accounting Officer (Principal Financial
 ------------------------------------------------------      and Accounting Officer)
                    James A. Calder

 *By:              /s/ CHRISTOPHER L. BENNETT
        ------------------------------------------------
                     Christopher L. Bennett
                        Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                        AGH PSS I, INC.
                                        a Delaware corporation

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                 Senior Vice President and
                                                      General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            President and Chief Executive Officer and
-----------------------------------------------------    Director (Principal Executive Officer)
                  Paul W. Whetsell

                          *                            Chief Accounting Officer (Principal Financial
-----------------------------------------------------    and Accounting Officer)
                   James A. Calder

                          *                            Chief Operating Officer and Treasurer and
-----------------------------------------------------    Director
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                         AGH UPREIT LLC
                         a Delaware limited liability company

                         By: MeriStar Hospitality Corporation,
                             a Maryland corporation, member

                             By: /s/       CHRISTOPHER L. BENNETT
                                 -----------------------------------
                                             Christopher L. Bennett
                                           Senior Vice President and
                                                General Counsel

                       By: MeriStar Hospitality Operating Partnership, L.P.,
                           a Delaware limited partnership, member

                           By: MeriStar Hospitality Corporation,
                               a Maryland corporation, general partner

                               By: /s/      CHRISTOPHER L. BENNETT
                                   -----------------------------------
                                             Christopher L. Bennett
                                            Senior Vice President and

                                                 General Counsel

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                         MERISTAR SUB 4C, L.P.
                         MERISTAR SUB 4G, L.P.
                         MERISTAR SUB 4F, L.P.
                         MERISTAR SUB 4E, L.P.
                         MERISTAR SUB 4H, L.P.
                         MERISTAR SUB 4B, L.P.
                         MERISTAR SUB 4I, L.P.
                         Each of the above being a Delaware limited partnership

                         By: MeriStar Hospitality Operating Partnership, L.P.,
                             a Delaware limited partnership, general partner

                             By: MeriStar Hospitality Corporation,
                                 a Maryland corporation, general partner

                                 By: /s/     CHRISTOPHER L. BENNETT
                                     -----------------------------------
                                              Christopher L. Bennett
                                             Senior Vice President and
                                                  General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                         MERISTAR SUB 7H, LLC
                         MERISTAR SUB 1B, LLC
                         MERISTAR SUB 7G, LLC
                         MERISTAR SUB 6J, LLC
                         MERISTAR SUB 6K, LLC
                         MERISTAR SUB 6I, LLC
                         MERISTAR SUB 3D, LLC
                         MERISTAR SUB 5R, LLC
                         MERISTAR SUB 5A, LLC
                         MERISTAR SUB 6G, LLC
                         MERISTAR SUB 3A, LLC
                         MERISTAR SUB 1A, LLC
                         MERISTAR SUB 5E, LLC
                         MERISTAR SUB 5D, LLC
                         MERISTAR SUB 4J, LLC
                         MERISTAR SUB 6C, LLC
                         MERISTAR SUB 4D, LLC
                         MERISTAR SUB 6E, LLC
                         MERISTAR SUB 6D, LLC
                         MERISTAR SUB 5C, LLC
                         MERISTAR SUB 7E, LLC
                         MERISTAR SUB 3C, LLC
                         MERISTAR SUB 3B, LLC
                         MERISTAR SUB 8D, LLC
                         MERISTAR SUB 7F, LLC
                         MERISTAR SUB 7D, LLC
                         MERISTAR SUB 8E, LLC
                         MERISTAR SUB 8C, LLC
                         MERISTAR SUB 6B, LLC
                         MERISTAR SUB 6A, LLC
                         MERISTAR SUB 6F, LLC
                         MERISTAR SUB 8B, LLC
                         Each of the above being a Delaware limited liability
                           company

                         By: MeriStar Hospitality Operating Partnership, L.P.,
                             a Delaware limited partnership, member

                             By: MeriStar Hospitality Corporation,
                                 a Maryland corporation, general partner

                                 By: /s/     CHRISTOPHER L. BENNETT
                                     -----------------------------------
                                              Christopher L. Bennett
                                             Senior Vice President and
                                                  General Counsel

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                  SIGNATURE                                        TITLE
                  ---------                                        -----
                      *                        Chief Executive Officer
---------------------------------------------
              Paul W. Whetsell

                      *                        Chief Accounting Officer
---------------------------------------------    (Principal Financial and Accounting
               James A. Calder                   Officer)

       *By: /s/ CHRISTOPHER L. BENNETT
---------------------------------------------
           Christopher L. Bennett
              Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                         MERISTAR SUB 1E, L.P.
                         MERISTAR SUB 1D, L.P.
                         MERISTAR SUB 1C, L.P.
                         Each of the above being a Delaware limited partnership

                         By: MeriStar Hospitality Operating Partnership, L.P.,
                             a Delaware limited partnership, general partner

                             By: MeriStar Hospitality Corporation,
                                 a Maryland corporation, general partner

                                 By:       /s/ CHRISTOPHER L. BENNETT
                                             -----------------------------------
                                              Christopher L. Bennett
                                             Senior Vice President and
                                                  General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                         MERISTAR SUB 5M, LLC
                         MERISTAR SUB 5Q, LLC
                         MERISTAR SUB 5K, LLC
                         MERISTAR SUB 5O, LLC
                         MERISTAR SUB 5I, LLC
                         MERISTAR SUB 5N, LLC
                         MERISTAR SUB 5P, LLC
                         MERISTAR SUB 5L, LLC
                         MERISTAR SUB 5H, LLC
                         MERISTAR SUB 5J, LLC
                         MERISTAR SUB 2B, LLC
                         MERISTAR SUB 2D, LLC
                         MERISTAR SUB 2C, LLC
                         MERISTAR SUB 2A, LLC
                         MERISTAR SUB 7C, LLC
                         Each of the above being a Delaware limited liability
                           company

                         By: MeriStar Hospitality Operating Partnership, L.P.,
                             a Delaware limited partnership, member

                             By: MeriStar Hospitality Corporation,
                                 a Maryland corporation, general partner

                                 By: /s/     CHRISTOPHER L. BENNETT
                                     -----------------------------------
                                              Christopher L. Bennett
                                             Senior Vice President and

                                                  General Counsel

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                         MERISTAR SUB 7B, L.P.
                         a Delaware limited partnership

                         By: MeriStar Sub 7C, LLC
                             a Delaware limited liability company, general
                             partner

                             By: MeriStar Hospitality Operating Partnership,
                                 L.P.,
                                 a Delaware limited partnership, member

                                 By: MeriStar Hospitality Corporation,
                                     a Maryland corporation, general partner

                                     By: /s/  CHRISTOPHER L. BENNETT
                                         -----------------------------------
                                               Christopher L. Bennett
                                              Senior Vice President and
                                                   General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                         MERISTAR SUB 6L, LLC
                         a Delaware limited liability company

                         By: AGH UPREIT LLC,
                             a Delaware limited liability company, member

                             By: MeriStar Hospitality Operating Partnership,
                                 L.P.,
                                 a Delaware limited partnership, member

                                 By: MeriStar Hospitality Corporation,
                                     a Maryland corporation, general partner

                                     By: /s/  CHRISTOPHER L. BENNETT
                                         -----------------------------------
                                               Christopher L. Bennett
                                              Senior Vice President and
                                                   General Counsel

                       By: MeriStar Hospitality Operating Partnership, L.P.,
                           a Delaware limited partnership, member

                           By: MeriStar Hospitality Corporation,
                               a Maryland corporation, general partner

                               By: /s/      CHRISTOPHER L. BENNETT
                                   -----------------------------------
                                             Christopher L. Bennett
                                            Senior Vice President and
                                                 General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                       MDV LIMITED PARTNERSHIP
                       a Texas limited partnership

                       MERISTAR SUB 4A, L.P.
                       a Texas limited partnership

                       MERISTAR SUB 5G, L.P.
                       a Florida limited partnership

                       MERISTAR SUB 6H, L.P.
                       a Delaware limited partnership

                       MERISTAR SUB 5F, L.P.
                       a Florida limited partnership

                       By: AGH UPREIT LLC,
                           a Delaware limited liability company, their general partner

                           By: MeriStar Hospitality Operating Partnership, L.P.,
                               a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation,
                                   a Maryland corporation, general partner

                                   By: /s/   CHRISTOPHER L. BENNETT
                                       -----------------------------------
                                               Christopher L. Bennett
                                             Senior Vice President and
                                                  General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                        MERISTAR HOTEL LESSEE, INC.
                                        a Delaware corporation

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                 Senior Vice President and
                                                      General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  Paul W. Whetsell

                          *                            Chief Accounting Officer (Principal Financial
-----------------------------------------------------    and Accounting Officer)
                   James A. Calder

                          *                            Chief Operating Officer and Treasurer
-----------------------------------------------------
                     John Emery

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                       MERISTAR SUB 6M COMPANY
                       a Maryland general partnership

                       By: MERISTAR SUB 6A, L.L.C.,
                           a Delaware limited liability company, partner

                           By: MeriStar Hospitality Operating Partnership, L.P.,
                               a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation,
                                   a Maryland corporation, general partner

                                   By: /s/   CHRISTOPHER L. BENNETT
                                       -----------------------------------
                                               Christopher L. Bennett
                                             Senior Vice President and
                                                  General Counsel

                       By: MERISTAR SUB 6F, L.L.C.,
                           a Delaware limited liability company, partner

                           By: MeriStar Hospitality Operating Partnership, L.P.,
                               a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation,
                                   a Maryland corporation, general partner

                                   By: /s/   CHRISTOPHER L. BENNETT
                                       -----------------------------------
                                               Christopher L. Bennett
                                             Senior Vice President and

                                                  General Counsel

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                        MERISTAR LP, INC.
                                        a Nevada corporation

                                        By: /s/  CHRISTOPHER L. BENNETT
                                           -------------------------------------
                                                  Christopher L. Bennett
                                                 Senior Vice President and
                                                      General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            President and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  Paul W. Whetsell

                          *                            Chief Accounting Officer (Principal Financial
-----------------------------------------------------    and Accounting Officer)
                   James A. Calder

                          *                            Chief Operating Officer and Treasurer
-----------------------------------------------------
                     John Emery

          *By: /s/ *CHRISTOPHER L. BENNETT
  -------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                       MERISTAR SUB 7A JOINT VENTURE
                       an Ohio general partnership

                       By: AGH UPREIT LLC,
                           a Delaware limited liability company, partner

                           By: MeriStar Hospitality Operating Partnership, L.P.,
                               a Delaware limited partnership, member

                               By: MeriStar Hospitality Corporation,
                                   a Maryland corporation, general partner

                                   By: /s/   CHRISTOPHER L. BENNETT
                                       -----------------------------------
                                               Christopher L. Bennett
                                             Senior Vice President and
                                                  General Counsel

                       By: MeriStar Hospitality Operating Partnership, L.P.,
                           a Delaware limited partnership, partner

                           By: MeriStar Hospitality Corporation,
                               a Maryland corporation, general partner

                               By: /s/      CHRISTOPHER L. BENNETT
                                   -----------------------------------
                                             Christopher L. Bennett
                                            Senior Vice President and

                                                 General Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

          *By: /s/ *CHRISTOPHER L. BENNETT
  -------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                          MERISTAR SUB 8A, LLC
                                          a Delaware limited liability company

                                          By: AGH UPREIT LLC, a Delaware limited
                                              liability company, its managing
                                              member

                                              By: MeriStar Hospitality Operating
                                                  Partnership, L.P., a Delaware
                                                  limited partnership, member

                                                  By: MeriStar Hospitality
                                                      Corporation, a Maryland
                                                      corporation, general
                                                      partner

                                                      By:
                                                  /s/ CHRISTOPHER L. BENNETT

                                                  ------------------------------
                                                      Christopher L. Bennett
                                                    Senior Vice President and

                                                         General Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By:/s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                          MERISTAR SUB 8F, L.P., a Texas limited
                                          partnership

                                          By: MERISTAR SUB 8G, LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                              By: MeriStar Hospitality Operating
                                                  Partnership, L.P., a Delaware
                                                  limited partnership, managing
                                                  member

                                                  By: MeriStar Hospitality
                                                      Corporation, a Maryland
                                                      corporation, general
                                                      partner

                                                      By:
                                                  /s/ CHRISTOPHER L. BENNETT

                                                  ------------------------------
                                                      Christopher L. Bennett
                                                    Senior Vice President and
                                                         General Counsel


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting Officer)
                   James A. Calder

           *By: /s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 14, 2002.


                                          MERISTAR SUB 8G, LLC, a Delaware
                                          limited liability company

                                          By: MeriStar Hospitality Operating
                                              Partnership, L.P., a Delaware
                                              limited partnership, managing
                                              member

                                              By: MeriStar Hospitality
                                                  Corporation, a Maryland
                                                  corporation, general partner

                                                  By:
                                                 /s/ CHRISTOPHER L. BENNETT

                                                --------------------------------
                                                     Christopher L. Bennett
                                                   Senior Vice President and

                                                        General Counsel



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED BELOW AND ON JUNE 14, 2002.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chief Executive Officer
-----------------------------------------------------
                  Paul W. Whetsell

                          *                            Chief Accounting Officer
-----------------------------------------------------    (Principal Financial and Accounting
                   James A. Calder                       Officer)and Director

           *By:/s/ CHRISTOPHER L. BENNETT
  ------------------------------------------------
               Christopher L. Bennett
                  Attorney-in-fact

                                 EXHIBIT INDEX

            EXHIBIT
              NO.                             DESCRIPTION OF DOCUMENT
            -------                           -----------------------
             4.1         --   Indenture, dated as of August 19, 1997 (the "August 1997
                              Indenture"), between CapStar Hotel Company and IBJ Schroder
                              Bank & Trust Company, as Trustee (incorporated by reference to Exhibit 4.4 to MeriStar Hospitality Corporation's
                              ("MeriStar Hospitality") Form 10-K for the year ended
                              December 31, 1999 filed with the Securities and Exchange
                              Commission on March 15, 2000).
             4.1.1       --   Specimen Subordinated Note to August 1997 Indenture
                              (incorporated by reference to Exhibit 4.2 to MeriStar
                              Hospitality's Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission on March
                              15, 2000).
             4.1.2       --   First Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.2.2 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.1.3       --   Second Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.5 to MeriStar
                              Hospitality's Form 10-K for the year ended December 31, 1999 filed with the Securities and Exchange Commission on March
                              15, 2000).
             4.1.4       --   Third Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.15 to MeriStar
                              Hospitality's Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission on March
                              6, 2001).
             4.1.5       --   Fourth Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.2.5 MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.1.6       --   Fifth Supplemental Indenture to the August 1997 Indenture
                              (incorporated by reference to Exhibit 4.2.6 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.2         --   Indenture (the "March 1999 Indenture"), dated as of March
                              18, 1999, between MeriStar Hospitality Corporation and IBJ
                              Whitehall Bank & Trust Company, as Trustee (incorporated by reference to Exhibit B to MeriStar Hospitality's Form S-4
                              (Registration Statement No. 333-78163) filed with the
                              Securities and Exchange Commission on May 10, 1999).
             4.2.1       --   Specimen Subordinated Note to March 1999 Indenture
                              (incorporated by reference to Exhibit A to MeriStar
                              Hospitality's Form S-4 (Registration Statement No.
                              333-78163) filed with the Securities and Exchange Commission on May 10, 1999).
             4.1.1       --   First Supplemental Indenture to the March 1999 Indenture
                              (incorporated by reference to Exhibit 4.13 to MeriStar
                              Hospitality's Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission on March
                              6, 2001).

            EXHIBIT
              NO.                             DESCRIPTION OF DOCUMENT
            -------                           -----------------------
             4.2.2       --   Second Supplemental Indenture to the March 1999 Indenture
                              (incorporated by reference to Exhibit 4.4.2 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.2.3       --   Third Supplemental Indenture to the March 1999 Indenture
                              Second Supplemental Indenture to the March 1999 Indenture
                              (incorporated by reference to Exhibit 4.4.3 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.3         --   Indenture (the "January 2001 Indenture"), dated January 26,
                              2001, between MeriStar Hospitality Operating Partnership,
                              L.P., MeriStar Hospitality Finance Corp., MeriStar
                              Hospitality Corporation, and U.S. Bank Trust National
                              Association (incorporated by reference to Exhibit 4.14 to
                              MeriStar Hospitality's Form 10-K for the year ended December
                              31, 2000 filed with the Securities and Exchange Commission on March 6, 2001).
             4.3.1       --   Specimen Senior Note to the January 2001 Indenture
                              (incorporated by reference to Exhibit 4.5.1 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.3.2       --   First Supplemental Indenture to the January 2001 Indenture
                              (incorporated by reference to Exhibit 4.5.2 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.3.3       --   Second Supplemental Indenture to the January 2001 Indenture
                              (incorporated by reference to Exhibit 4.5.3 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.4         --   Indenture (the "December 2001 Indenture"), dated December
                              19, 2001, between MeriStar Hospitality Operating
                              Partnership, L.P., MeriStar Hospitality Finance Corp.,
                              MeriStar Hospitality Corporation, and U.S. Bank Trust
                              National Association (incorporated by reference to Exhibit
                              4.6 in MeriStar Hospitality's Form 10-K for the year ended
                              December 31, 2001, filed with the Securities and Exchange
                              Commission on March 6, 2002).
             4.4.1       --   Specimen Senior Note to the December 2001 Indenture
                              (incorporated by reference to Exhibit 4.6.1 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.4.2       --   Registration Rights Agreement, dated December 19,
                              2001,between MeriStar Hospitality Operating Partnership,
                              L.P., MeriStar Hospitality Finance Corp. II, MeriStar
                              Hospitality Corporation, and certain subsidiaries of
                              MeriStar Hospitality Operating Partnership, L.P. and Lehman
                              Brothers Inc., SG Cowen Securities Corporation and certain other parties (incorporated by reference to Exhibit 4.6.2 in
                              MeriStar Hospitality's Form 10-K for the year ended December
                              31, 2001, filed with the Securities and Exchange Commission on March 6, 2002).

            EXHIBIT
              NO.                             DESCRIPTION OF DOCUMENT
            -------                           -----------------------
             4.4.3       --   First Supplemental Indenture to the December 2001 Indenture
                              (incorporated by reference to Exhibit 4.6.3 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.5         --   Indenture (the "February 2002 Indenture"), dated February 7,
                              2002, between MeriStar Hospitality Operating Partnership,
                              L.P., MeriStar Hospitality Finance Corp., MeriStar
                              Hospitality Corporation, and U.S. Bank Trust National
                              Association (incorporated by reference to Exhibit 4.7 in
                              MeriStar Hospitality's Form 10-K for the year ended December
                              31, 2001, filed with the Securities and Exchange Commission on March 6, 2002).
             4.5.1       --   Specimen Senior Note to the February 2002 Indenture
                              (incorporated by reference to Exhibit 4.7.1 in MeriStar
                              Hospitality's Form 10-K for the year ended December 31,
                              2001, filed with the Securities and Exchange Commission on
                              March 6, 2002).
             4.5.2       --   Registration Rights Agreement, dated February 7, 2002,
                              between MeriStar Hospitality Operating Partnership, L.P.,
                              MeriStar Hospitality Finance Corp. II, MeriStar Hospitality
                              Corporation, and certain subsidiaries of MeriStar
                              Hospitality Operating Partnership, L.P. and Lehman Brothers
                              Inc., SG Cowen Securities Corporation and certain other
                              parties (incorporated by reference to Exhibit 4.7.2 in
                              MeriStar Hospitality's Form 10-K for the year ended December
                              31, 2001, filed with the Securities and Exchange Commission on March 6, 2002).
             5.1+        --   Opinion of Christopher L. Bennett, Esq. as to the legality of the 10 1/2% Senior Notes due 2009.
             5.2++       --   Opinion of Christopher L. Bennett, Esq. as to the legality of the 9 1/8% Senior Notes due 2011.
             8.1+        --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                              federal income tax matters relating to the 10 1/2% Senior
                              Notes due 2009.
             8.2++       --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to
                              federal income tax matters relating to the 9 1/8% Senior
                              Notes due 2011.
            12.1+        --   Schedule Regarding the Computation of Ratios.
            23.1++       --   Consent of KPMG LLP.
            23.2+        --   Consent of Christopher L. Bennett, Esq. (included in Exhibit
                              5.1).
            23.3+        --   Consent of Christopher L. Bennett, Esq. (included in Exhibit
                              5.2).
            23.4+        --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                              (included in Exhibit 8.1).
            23.5+        --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                              (included in Exhibit 8.2).
            24+          --   Power of Attorney.
            25.1+        --   Form T-1 Statement of Eligibility under the Trust Indenture
                              Act of 1939, as amended, of U.S. Bank Trust National
                              Association, as trustee under the Indenture relating to the
                              10 1/2% Senior Notes due 2009.
            25.2+        --   Form T-1 Statement of Eligibility under the Trust Indenture
                              Act of 1939, as amended, of U.S. Bank Trust National
                              Association, as trustee under the Indenture relating to the
                              9 1/8% Series Notes due 2011.

            EXHIBIT
              NO.                             DESCRIPTION OF DOCUMENT
            -------                           -----------------------
            99.1+        --   Form of Letter of Transmittal (including Guidelines for
                              Certification of Taxpayer Identification Number on
                              Substitute Form W-9) relating to the 10 1/2% Senior Notes
                              due 2009.
            99.2+        --   Form of Notice of Guaranteed Delivery relating to the
                              10 1/2% Senior Notes due 2009.
            99.3++       --   Form of Letter of Transmittal (including Guidelines for
                              Certification of Taxpayer Identification Number on
                              Substitute Form W-9) relating to the 9 1/8% Senior Notes due
                              2011.
            99.4++       --   Form of Notice of Guaranteed Delivery relating to the 9 1/8%
                              Senior Notes due 2011.


---------------

* Incorporated by reference to MeriStar Hospitality Corporation's Registration Statement on Form S-4 (File No. 333-49611).


+  Previously filed.



++ Filed herewith.